Exhibit 10.5

Execution Version

AMENDMENT NO. 2, dated as of April 20, 2023 (this “Amendment No. 2”), to the Credit Agreement dated as of November 18, 2021 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and as amended by this Amendment No. 2, the “Credit Agreement”) among HOLLEY INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”), the L/C Issuers and Swing Line Lender party thereto and the Lenders from time to time party thereto (collectively, the “Lenders” and each, individually, a “Lender”).

RECITALS

WHEREAS, certain Loans or other Credit Extensions denominated in U.S. dollars (the “Affected Currency”) under the Existing Credit Agreement or other Loan Documents bear or are permitted to bear interest, or incur or are permitted to incur fees, commissions or other amounts, based on USD LIBOR in accordance with the terms of the Existing Credit Agreement or the other Loan Documents;

WHEREAS, an Early Opt-in Election (as defined in the Existing Credit Agreement) has occurred with respect to USD LIBOR and the applicable parties thereunder have determined in accordance with the Existing Credit Agreement and any other applicable Loan Document that USD LIBOR with respect to the Affected Currency should be replaced with Adjusted Term SOFR as an alternative Benchmark rate for purposes of the Credit Agreement and the other Loan Documents for settings of benchmark rates that occur on or after the Amendment No. 2 Effective Date (as defined below) pursuant to a benchmark replacement amendment in accordance with the benchmark replacement provisions set forth in any applicable Loan Document, and pursuant thereto the Administrative Agent is exercising its right to make certain benchmark replacement conforming changes in connection with the implementation of the applicable benchmark replacement as set forth herein; and

WHEREAS, (a) this Amendment constitutes notice of an Early Opt-in Election as required pursuant to the Existing Credit Agreement (including Section 2.17(c)(iii) thereof) and (b) the amendments and modifications set forth in this Amendment constitute Conforming Changes (as defined in the Existing Credit Agreement and as permitted by Section 2.17(c)(ii) thereof) for purposes of the Existing Credit Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I.

Amendment.

SECTION 1.01. Defined Terms. Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Amendment.

SECTION 1.02. Amendment of Credit Agreement. Effective as of the Amendment No. 2 Effective Date, (i) the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the conformed copy of the Credit Agreement attached as Exhibit A hereto and (ii) Exhibit A to the Credit Agreement (Form of Committed Loan Notice) is hereby amended to delete the stricken text (indicated

textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the conformed copy of Exhibit A to the Credit Agreement attached as Exhibit B hereto.

SECTION 1.03. Amendment Effectiveness. Section 1.02 of this Amendment No. 2 shall become effective as of the date that is the sixth (6th) Business Day after the date hereof (the “Amendment No. 2 Effective Date”) when, and only when, each of the following conditions have been satisfied:

(a)    The Administrative Agent shall have received duly executed counterparts of this Amendment No. 2 from (i) the Borrower, (ii) the other Loan Parties and (iii) the Administrative Agent.

(b)    The representations and warranties of the Borrower and each other Loan Party contained in Section 2.01 hereof shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date; provided that, in each case, to the extent that any such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(c)    After giving effect to this Amendment No. 2 and the transactions contemplated hereby on the Amendment No. 2 Effective Date, no Default or Event of Default shall have occurred and be continuing.

(d)    The Administrative Agent shall have received, in immediately available funds, payment or reimbursement of all reasonable costs, fees, out-of-pocket expenses, compensation and other amounts then due and payable in connection with this Amendment No. 2, including, to the extent invoiced at least three (3) Business Days prior to the Amendment No. 2 Effective Date, the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

(e)    The Administrative Agent shall have not received, by 5:00 p.m. on the fifth (5th) Business Day after the date hereof, written notice of objection to this Amendment No. 2 from Lenders comprising the Required Lenders.

ARTICLE II.

Miscellaneous

SECTION 2.01.         Representations and Warranties. The Borrower and each other Loan Party hereby represent and warrant to the Administrative Agent that:

(a)    Each Loan Party (x) is a Person duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, and (y) has all requisite power and authority to execute, deliver and perform its obligations under Amendment No. 2; except in each case referred to in clause (x) (other than with respect to the Borrower), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    The execution, delivery and performance by each Loan Party of this Amendment No. 2, (w) have been duly authorized by all necessary corporate or other organizational action and (x) do not and will not (i) contravene the terms of any of such Person’s Organization Documents or (ii) conflict

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with or result in any breach or contravention of, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (y) result in the creation of any Lien or (z) violate any material Law; except (in the case of clause (x)(ii)), to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)    No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (x) the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment No. 2, or (y) the exercise by the Administrative Agent of its rights under this Amendment No. 2, except for (i) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (ii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)    This Amendment No. 2 has been duly executed and delivered by each Loan Party that is party hereto. This Amendment No. 2 constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(e)    On the Amendment No. 2 Effective Date, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

(f)    The representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects on and as of the Amendment No. 2 Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(g)    After giving effect to this Amendment No. 2 and the transactions contemplated hereby on the relevant date, no Default or Event of Default has occurred and is continuing on the Amendment No. 2 Effective Date.

SECTION 2.02. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment No. 2 shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment No. 2 and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 2 Effective Date. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different

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circumstances. This Amendment No. 2 shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.

(b)    On and after the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby. This Amendment No. 2 shall constitute an amendment entered into pursuant to Section 10.01 of the Credit Agreement and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2.03.         Reaffirmation.

(a)    After giving effect to this Amendment No. 2, (i) the Borrower reaffirms the covenants, pledges, grants of Liens and agreements or other commitments contained in each Loan Document to which it is a party, including, in each case, such covenants, pledges, grants of Liens and agreements or other commitments as in effect immediately after giving effect to this Amendment No. 2, (ii) each Guarantor reaffirms its guarantee of the Obligations and (iii) each of the Borrower and each Guarantor reaffirms each Lien granted by it to the Collateral Agent for the benefit of the Secured Parties under each of the Loan Documents to which it is a party which Liens shall continue in full force and effect during the term of the Credit Agreement as amended by this Amendment No. 2, and shall continue to secure the Obligations, in each case, on and subject to the terms and conditions set forth in the Credit Agreement, as amended by this Amendment No. 2, and the other Loan Documents.

(b)    Each of the Borrower and each Guarantor hereby acknowledges and agrees that neither the modification of the Credit Agreement effected pursuant to this Amendment No. 2 nor the execution, delivery, performance or effectiveness of this Amendment No. 2 impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred.

(c)    Each of the Borrower and each Guarantor hereby acknowledges and agrees that (A) each Loan Document to which it is a party shall continue to be in full force and effect and (B) all guarantees, pledges, grants of Liens, covenants, agreements and other commitments by such Loan Party under the Loan Documents shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties and shall not be affected, impaired or discharged hereby or by the transactions contemplated in this Amendment No. 2.

SECTION 2.04. Governing Law; Jurisdiction; Service of Process; Waiver of Right to Trial by Jury. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York. The provisions of Sections 10.14 and 10.15 of the Credit Agreement shall apply to this Amendment No. 2 to the same extent as if fully set forth herein.

SECTION 2.05. Counterparts. This Amendment No. 2 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Amendment No. 2 shall be effective as delivery of an original executed counterpart of this Amendment No. 2. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Amendment No. 2, any document to be signed in connection with this Amendment No. 2 and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms

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approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper- based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

SECTION 2.06. Costs and Expenses. The Borrower acknowledges Section 10.04 of the Credit Agreement applies to this Amendment No. 2 and the transactions, agreements and documents contemplate hereunder and the Borrower hereby agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment No. 2 in accordance therewith.

SECTION 2.07. Headings. The headings of this Amendment No. 2 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered by their officers as of the date first above written.

HOLLEY INC., as the Borrower

By:
/s/Stephen Trussell
Name: Stephen Trussell
Title: V.P. of Finance

HOLLEY INTERMEDIATE HOLDINGS LLC,

HOLLEY PURCHASER, INC.,

HOLLEY HIGH PERFORMANCE HOLDINGS, INC.,

HIGH PERFORMANCE INDUSTRIES, INC.,

HOLLEY PERFORMANCE PRODUCTS INC.,

DRAKE AUTOMOTIVE GROUP, LLC,

SPEEDSHOP.COM INC.,

HOT ROD BRANDS INC.,

SIMPSON SAFETY SOLUTIONS, INC.,

MSD LLC,

POWERTEQ LLC,

HAMPTON ACCEL CORP.,

ACCEL PERFORMANCE GROUP LLC,

B&M RACING & PERFORMANCE PRODUCTS INC.,

128 COMBUSTION INC.,

SIMPSON PERFORMANCE PRODUCTS, INC.,

TEAM SIMPSON PARTNERS, INC. and

SIMPSON PARTNERS, INC.,

      each as a Guarantor

By:
/s/Stephen Trussell
Name: Stephen Trussell
Title: V.P. of Finance

[Signature Page to Holley Amendment No. 2]

 WELLS FARGO BANK, NATIONAL ASSOCIATION,

 as Administrative Agent

 By:         /s/Mish Warrier

 Name: Mish Warrier

 Title:   Director

[Signature Page to Holley Amendment No. 2]

Exhibit A

[See attached.]

EXHIBIT A

CREDIT AGREEMENT

dated as of November 18, 2021

among

HOLLEY INC.,

as the Borrower,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

and

THE LENDERS PARTY HERETO

and

JEFFERIES FINANCE LLC,

WELLS FARGO SECURITIES, LLC,

BOFA SECURITIES, INC., and

TRUIST SECURITIES, INC.,

as Lead Arrangers and Bookrunners

and

BOFA SECURITIES, INC.,

as Syndication Agent

Table of Contents

		Page

ARTICLE I

Definitions and Accounting Terms
Section 1.01	Defined Terms	2
Section 1.02	Other Interpretive Provisions	72
Section 1.03	Accounting Terms	~~72~~73
Section 1.04	Rounding	73
Section 1.05	References to Agreements, Laws, Etc	~~73~~74
Section 1.06	Times of Day	~~73~~74
Section 1.07	Timing of Payment or Performance	~~73~~74
Section 1.08	Currency Equivalents Generally	~~73~~74
Section 1.09	Certain Calculations and Tests	~~74~~75
Section 1.10	Additional Alternative Currencies	76
Section 1.11	Letter of Credit Amounts	~~76~~77
Section 1.12	~~LIBOR Discontinuation~~Rates	~~76~~77
Section 1.13	Divisions	77
ARTICLE II

The Commitments and Credit Extensions

Section 2.01	The Loans	78
Section 2.02	Borrowings, Conversions and Continuations of Loans	78
Section 2.03	Letters of Credit	81
Section 2.04	Swing Line Loans	89
Section 2.05	Prepayments	92
Section 2.06	Termination or Reduction of Commitments	~~100~~99
Section 2.07	Repayment of Loans	100
Section 2.08	Interest	101
Section 2.09	Fees	101
Section 2.10	Computation of Interest and Fees	103
Section 2.11	Evidence of Indebtedness	103
Section 2.12	Payments Generally	~~104~~103
Section 2.13	Sharing of Payments	~~106~~105
Section 2.14	Incremental Credit Extensions	106
Section 2.15	Extensions of Term Loans and Revolving Credit Commitments	110
Section 2.16	Defaulting Lenders	112
Section 2.17	Changed Circumstances	114
Section 2.18	MIRE Event	119

ARTICLE III Taxes and Increased Costs Protection
Section 3.01	Taxes	119
Section 3.02	Inability to Determine Rates	123

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		Page

Section 3.03	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans	123
Section 3.04	Funding Losses	124
Section 3.05	Matters Applicable to All Requests for Compensation	125
Section 3.06	Replacement of Lenders under Certain Circumstances	126
Section 3.07	[Reserved]	127
Section 3.08	Survival	127

	ARTICLE IV

	Conditions Precedent to Credit Extensions

Section 4.01	Conditions to Closing Date	127
Section 4.02	Conditions to Subsequent Credit Extensions	~~130~~129
Section 4.03	Delayed Draw Term Loans	~~131~~130

	ARTICLE V

	Representations and Warranties

Section 5.01	Existence, Qualification and Power; Compliance with Laws	131
Section 5.02	Authorization; No Contravention	~~132~~131
Section 5.03	Governmental Authorization; Other Consents	132
Section 5.04	Binding Effect	132
Section 5.05	Financial Statements; No Material Adverse Effect	132
Section 5.06	Litigation	~~133~~132
Section 5.07	Ownership of Property; Liens	133
Section 5.08	Environmental Matters	133
Section 5.09	Taxes	~~134~~133
Section 5.10	Compliance with ERISA	134
Section 5.11	Subsidiaries; Equity Interests	134
Section 5.12	Margin Regulations; Investment Company Act	~~135~~134
Section 5.13	Disclosure	~~135~~134
Section 5.14	Intellectual Property; Licenses, Etc	135
Section 5.15	Solvency	135
Section 5.16	Collateral Documents	135
Section 5.17	Use of Proceeds	~~136~~135
Section 5.18	Sanctions Laws and Regulations and Anti-Corruption Laws	136
Section 5.19	Labor Matters	136

	ARTICLE VI

	Affirmative Covenants

Section 6.01	Financial Statements	~~137~~136
Section 6.02	Certificates; Other Information	~~138~~137
Section 6.03	Notices	139
Section 6.04	Maintenance of Existence	~~140~~139
Section 6.05	Maintenance of Properties	~~140~~139
Section 6.06	Maintenance of Insurance	140
Section 6.07	Compliance with Laws	140

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SCHEDULES

1.01A     —       Certain Security Interests and Guarantees 1.01B         —         Unrestricted Subsidiaries

1.01C     —       Excluded Subsidiaries

1.01D     —       Guarantors

2.01        —       Commitments

5.06        —       Litigation

5.11        —       Subsidiaries and Other Equity Investments

6.12        —       Post-Closing Covenants

7.01(b)    —       Existing Liens

7.03(c)    —       Surviving Indebtedness

7.07        —       Transactions with Affiliates

10.02      —       Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	— Committed Loan Notice
B	— Swing Line Loan Notice
C-1	— Term Note
C-2	— Revolving Credit Note
D	— Compliance Certificate
E	— Assignment and Assumption
F	— Guaranty
G-1	— First Lien Intercreditor Agreement
G-2	— Junior Lien Intercreditor Agreement
H	— Security Agreement
I	— Discounted Prepayment Option Notice
J	— Lender Participation Notice
K	— Discounted Voluntary Prepayment Notice
L	— United States Tax Compliance Certificate
M	— Solvency Certificate

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CREDIT AGREEMENT

This CREDIT AGREEMENT (this “Agreement”) is entered into as of November 18, 2021, among HOLLEY INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo Bank”), as Administrative Agent, L/C Issuer and Swing Line Lender and the other lenders from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

PRELIMINARY STATEMENTS

1.    The Borrower has requested that the Lenders make available to the Borrower (i) the Initial Term Commitments and Initial Term Loans in an aggregate principal amount of $600,000,000, on the terms and conditions set forth herein, the proceeds of which will be used for the purposes set forth in Paragraph 2 below, (ii) commitments under the Delayed Draw Term Facility, on the terms and conditions set forth herein, which, on the Closing Date, shall be in an aggregate principal amount of $100,000,000 and shall be available through the Delayed Draw Commitment Termination Date and (iii) the Revolving Credit Commitments in an initial aggregate principal amount of $125,000,000 (the “Revolving Credit Facility”). The Revolving Credit Facility may include one or more Swing Line Loans and one or more Letters of Credit from time to time.

2.    The proceeds of the Initial Term Loans will be used on the Closing Date (i) to repay in full all indebtedness outstanding under (x) that certain First Lien Credit Agreement, dated as of October 26, 2018 (as amended, restated and/or supplemented prior to the Closing Date), by and among Holley Purchaser, Inc., Holley Intermediate Holdings, Inc., UBS AG, Stamford Branch, as administrative agent and collateral agent, the lenders party thereto and the other parties from time to time party thereto (the “Existing First Lien Credit Agreement”) and (y) that certain Second Lien Credit Agreement, dated as of October 26, 2018 (as amended, restated and/or supplemented prior to the Closing Date), by and among Holley Purchaser, Inc., Holley Intermediate Holdings, Inc., AEA Debt Management LP, as administrative agent and collateral agent, the lenders party thereto and the other parties thereto from time to time (the “Existing Second Lien Credit Agreement” and, together with the Existing First Lien Credit Agreement, the “Existing Credit Agreements”) and to terminate all outstanding commitments under the Existing Credit Agreements and to terminate all related guarantees and security interests (this clause (i), the “Refinancing”), (ii) to pay fees and expenses related to the Transactions and (iii) for general corporate purposes of the Borrower and its Restricted Subsidiaries. The proceeds of Revolving Credit Loans, Swing Line Loans and Letters of Credit made on and after the Closing Date will be used for working capital and other general corporate purposes of the Borrower and its Restricted Subsidiaries (provided that no Revolving Credit Loan, Swing Line Loan or Letter of Credit made on or after the Amendment No. 1 Effective Date and on or prior to the Covenant Relief Period End Date shall be used, directly or indirectly, to finance the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person (including as a result of a merger, amalgamation or consolidation); provided, further, that no proceeds of any Revolving Credit Loans made on or after the Amendment No. 1 Effective Date and on or prior to the date on which the covenant set forth in Section 2.04(b) of Amendment No. 1 has been satisfied shall be remitted, directly or indirectly, to Simpson Performance Products, Inc.). Subject to the Permitted Initial Delayed Draw Term Loan Borrowing Amount, the proceeds of the Delayed Draw Term Loans made on or after the Closing Date may be used by the Borrower and its Restricted Subsidiaries to finance Permitted Acquisitions and other Investments permitted hereunder.

The applicable Lenders have indicated their willingness to lend, and each L/C Issuer has indicated its willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

Section 1.01    Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Intercreditor Agreement” means:

(a)   with respect to any Indebtedness being secured by Liens that are pari passu with the Liens securing the Obligations, (i) a First Lien Intercreditor Agreement, (ii) an intercreditor agreement the terms of which are consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) for intercreditor agreements governing pari passu Liens and related intercreditor matters at the time the relevant intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto or (iii) any other intercreditor agreement the terms of which are reasonably acceptable to the Borrower and the Administrative Agent; provided that, in the case of clauses (ii) and (iii) above, such intercreditor agreement shall be posted to the Lenders not less than five Business Days prior to execution thereof and, if the Required Lenders shall not have objected to such changes within five Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof; and

(b)   with respect to any Indebtedness being secured by Liens that are junior to the Liens securing the Obligations, (i) a Junior Lien Intercreditor Agreement, (ii) an intercreditor agreement the terms of which are consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) for intercreditor agreements governing subordination of Liens and related intercreditor matters at the time the relevant intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto or (iii) any other intercreditor agreement the terms of which are reasonably acceptable to the Borrower and the Administrative Agent; provided that, in the case of clauses (ii) and (iii) above, such intercreditor agreement shall be posted to the Lenders not less than five Business Days prior to execution thereof and, if the Required Lenders shall not have objected to such changes within five Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (with such changes) is reasonable and to have consented to such intercreditor agreement (with such changes) and to the Administrative Agent’s execution thereof;

in each case, which has been executed and delivered by the Administrative Agent and the administrative agent, collateral agent, trustee and/or any similar representative acting on behalf of the holders of such Indebtedness (and, unless otherwise agreed by the Administrative Agent, which has been executed and delivered by, or has been acknowledged by in the manner specified therein, the Loan Parties).

“Acceptance Date” has the meaning specified in Section 2.05(d)(ii).

“Accounting Change” has the meaning specified in Section 1.03(d).

“Acceptable Discount” has the meaning specified in Section 2.05(d)(iii).

~~“Acceptance Date" has the meaning specified in Section 2.05(d)(ii).~~

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable, all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Additional Agreement” has the meaning specified in Section 10.21.

“Additional Lender” has the meaning specified in Section 2.14(d).

“Additional Revolving Credit Commitment” has the meaning specified in Section 2.14(a).

“Adjusted Daily Simple RFR” means, for any RFR Rate Day, a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to~~: (a) Dollars, on and after the USD LIBOR Transition Date, the sum of (A) SOFR for the day (such day, a~~ “~~Dollar RFR Determination Day~~”~~) that is five (5) RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator~~’~~s Website; provided that if by 5:00 p.m. (New York time) on the second (2nd) RFR Business Day immediately following any Dollar RFR Determination Day, SOFR in respect of such Dollar RFR Determination Day has not been published on the SOFR Administrator~~’~~s Website and a Benchmark Replacement Date with respect to SOFR has not occurred, then SOFR for such Dollar RFR Determination Day will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator~~’~~s Website; provided further that SOFR as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (B) the SOFR Adjustment;(b)~~ ,  Sterling, the sum of (A) SONIA for the day (such day, a “Sterling RFR Determination Day”) that is five (5) RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) RFR Business Day immediately following any Sterling RFR Determination Day, SONIA in respect of such Sterling RFR Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to SONIA has not occurred, then SONIA for such Sterling RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided, further, that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Adjusted Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (B) the SONIA Adjustment.

Any change in Adjusted Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower; provided that the Administrative Agent shall thereafter promptly notify the Borrower of such change (but failure to give notice shall not affect the effectiveness of any such change). Notwithstanding any provision to the contrary in this Agreement, the applicable Adjusted Daily Simple RFR shall at no time be less than (x) with respect to the Revolving Credit Loans, 0.00% per annum and (y) with respect to the Initial Term Loans and Delayed Draw Term Loans, 0.75% per annum.

“Adjusted Eurocurrency Rate” means, as to any Loan denominated in any applicable currency not bearing interest based on an RFR (which, as of the date hereof, shall mean ~~Dollars and~~ each of the currencies identified in clause (a) of the definition of “Alternative Currency”, other than Sterling) for any Interest Period, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Adjusted Eurocurrency Rate =         Eurocurrency Rate for such Currency for such Interest Period

1.00-Eurocurrency Reserve Percentage

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment. Notwithstanding any provision to the contrary in this Agreement, the applicable Adjusted Term SOFR shall at no time be less than (x) with respect to the Revolving Credit Loans, 0.00% per annum and (y) with respect to the Initial Term Loans and Delayed Draw Term Loans, 0.75% per annum.

“Administrative Agent” means, subject to Section 9.13, Wells Fargo Bank in its capacity as administrative agent and collateral agent under any of the Loan Documents, or any successor administrative agent and collateral agent appointed in accordance with Section 9.09.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. For purposes of this Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies.

“Affiliated Debt Fund” means a Sponsor Affiliated Lender that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and with respect to which the Sponsor does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies or investment decisions of such entity.

“After Year-End Transaction” has the meaning specified in Section 2.05(b)(i).

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning specified in the introductory paragraph hereof.

“Alternative Currency” means each of (a) Euro, Canadian Dollars and British Pounds Sterling and (b) each other currency (other than Dollars) that is approved in accordance with Section 1.10(a).

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer (with notice thereof to the Administrative Agent), as the case may be, in its sole discretion by reference to the most recent Spot Rate (as determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Amendment No. 1” means that certain Amendment No. 1 to this Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Loan Parties, the Administrative Agent, and the Lenders party thereto.

“Amendment No. 1 Arranger” means Wells Fargo Securities, LLC, in its capacity as sole lead arranger and sole bookrunner in respect of Amendment No. 1.

“Amendment No. 1 Effective Date” has the meaning set forth in Amendment No. 1. For the avoidance of doubt, the Amendment No. 1 Effective Date is March 3, 2023.

“Amendment No. 2” means that certain Amendment No. 2 to this Agreement, dated as of the Amendment No. 2 Effective Date, by and among the Administrative Agent and the Loan Parties.

“Amendment No. 2 Effective Date” has the meaning set forth in Amendment No. ~~1. For the avoidance of doubt, the Amendment No. 1 Effective Date is March 3, 2023.~~2.

“AML Laws” means all applicable laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to money laundering or terrorism financing (including the Bank Secrecy Act, as amended by the USA PATRIOT Act).

“Anti-Cash Hoarding Certificate” has the meaning specified in Section 7.11(f)(vi).

“Anti-Cash Hoarding Test Date” means (i) the last day of each calendar month (commencing with the month ending February 28, 2023) ending after the Amendment No. 1 Effective Date and on or prior to the Covenant Relief Period End Date, unless on such date no Revolving Credit Loans, Swing Line Loans or Letters of Credit (other than Letters of Credit that are Cash Collateralized) are then outstanding and (ii) each day on which a Credit Extension is made (other than a conversion of Loans to the other Type, or a continuation of Term SOFR Loans or Eurocurrency Rate Loans) on or following the Amendment No. 1 Effective Date and on or prior to the Covenant Relief Period End Date.

“Anti-Corruption Laws” means all applicable laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption (including the FCPA) and the Corruption of Foreign Public Officials Act (Canada).

“Applicable Canadian Regulations” means (a) Parts II.1 and XII.2 and s.354 of the Criminal Code (Canada); (b) Special Economic Measures Act (Canada); (c) United Nations Act (Canada); (d) Proceeds of Crime (Money Laundering) and Terrorism Financing Act (Canada); (e) Freezing Assets of Corrupt Foreign Officials Act (Canada); (f) Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (Canada) and (g) the Corruption of Foreign Public Officials Act (Canada), and in each case, regulations and guidance thereunder.

“Applicable Delayed Draw Ticking Fee Rate” means on any date, (i) during the period beginning on the Closing Date up to and including the 60th day after the Closing Date, 0.00% per annum,

(ii) during the period beginning from the 61st day after the Closing Date up to and including the 120th day after the Closing Date, 50% of the Applicable Rate then in effect for the Initial Term Loans that are Eurocurrency Rate Loans and (iii) during the period beginning on the 121st day after the Closing Date until the Delayed Draw Commitment Termination Date, 100% of the Applicable Rate then in effect for the Initial Term Loans that are Eurocurrency Rate Loans.

“Applicable Discount” has the meaning specified in Section 2.05(d)(iii).

“Applicable Lending Office” means for any Lender, such Lender’s office, branch or affiliate designated for Term SOFR Loans, Eurocurrency Rate Loans, Base Rate Loans, L/C Advances, Swing Line Loans or Letters of Credit, as applicable, as notified to the Administrative Agent, any of which offices may be changed by such Lender.

“Applicable Percentage” means, at any time (a) with respect to any Lender with a Commitment of any Class, the percentage equal to a fraction the numerator of which is the amount of such Lender’s Commitment of such Class at such time and the denominator of which is the aggregate amount of all Commitments of such Class of all Lenders (provided that if the Commitments under any Revolving Credit Facility have terminated or expired, the Applicable Percentages of the Lenders under such Revolving Credit Facility shall be determined based upon the Revolving Credit Commitments thereunder most recently in effect) and (b) with respect to the Loans of any Class, a percentage equal to a fraction the numerator of which is such Lender’s Outstanding Amount of the Loans of such Class and the denominator of which is the aggregate Outstanding Amount of all Loans of such Class.

“Applicable Rate” means a percentage per annum equal to:

(a)    in the case of the Initial Term Loans and Delayed Draw Term Loans, (i) for ~~Eurocurrency Rate~~Term SOFR Loans, 3.75% and (ii) for Base Rate Loans, 2.75%;

(b)    in the case of Revolving Credit Loans and Letter of Credit fees prior to the Amendment No. 1 Effective Date, (i) until delivery of financial statements and a related Compliance Certificate for the first fiscal quarter commencing on or after the Closing Date pursuant to Section 6.01, (A) for Eurocurrency Rate Loans and RFR Loans that are Revolving Credit Loans, 2.75%, (B) for Base Rate Loans that are Revolving Credit Loans, 1.75% and (C) for Letter of Credit fees, 2.75% per annum and (ii) thereafter, the percentages per annum set forth in the table below, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Sections 6.02(a):

Total Leverage Ratio	Letter of Credit Fees	Base Rate Revolving Credit Loans	Term SOFR, Eurocurrency Rate and RFR Revolving Credit Loans
> 4.50:1.00	3.25%	2.25%	3.25%
< 4.50:1.00 and > 3.75:1.00	3.00%	2.00%	3.00%
< 3.75:1.00 and > 3.00:1.00	2.75%	1.75%	2.75%
< 3.00:1.00 and > 2.25:1.00	2.50%	1.50%	2.50%
< 2.25:1.00	2.25%	1.25%	2.25%

(c)    in the case of Revolving Credit Loans and Letter of Credit fees on and following the Amendment No. 1 Effective Date, (i) until delivery of financial statements and a related Compliance Certificate for the fiscal quarter ended June 30, 2024, (A) for Eurocurrency Rate Loans and RFR Loans that are Revolving Credit Loans, 3.50%, (B) for Base Rate Loans that are Revolving Credit Loans, 2.50% and (C) for Letter of Credit fees, 3.50% per annum and (ii) thereafter, the percentages per annum set forth in the table below, based upon the Total Leverage

Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Sections 6.02(a):

Total Leverage Ratio	Letter of Credit Fees	Base Rate Revolving Credit Loans	Term SOFR, Eurocurrency Rate and RFR Revolving Credit Loans
> 4.50:1.00	3.25%	2.25%	3.25%
< 4.50:1.00 and > 3.75:1.00	3.00%	2.00%	3.00%
< 3.75:1.00 and > 3.00:1.00	2.75%	1.75%	2.75%
< 3.00:1.00 and > 2.25:1.00	2.50%	1.50%	2.50%
< 2.25:1.00	2.25%	1.25%	2.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a).

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Total Leverage Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Rate that is less than that which would have been applicable had the Total Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Rate” for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Total Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period pursuant to Sections 2.09 and 2.10 as a result of the miscalculation of the Total Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Sections 2.09 or 2.10, as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.09 (other than Section 2.09(b)), in accordance with the terms of this Agreement); provided that, notwithstanding the foregoing, so long as an Event of Default described in Section 8.01(f) or (g) has not occurred with respect to the Borrower, such shortfall shall be due and payable five (5) Business Days following the determination described above.

Notwithstanding the foregoing, the Applicable Rate in respect of any Class of Extended Revolving Credit Commitments or any Extended Term Loans or Revolving Credit Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Offer.

“Applicable Time” means, with respect to any Loans and Letters of Credit and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer (with notice to the Administrative Agent), as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to any Letters of Credit, (i) the relevant L/C Issuer and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Loans, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Foreign Bank” has the meaning specified in the definition of “Cash Equivalents.”

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Asset Percentage” has the meaning specified in Section 2.05(b)(ii).

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E or any other form (including electronic documentation generated by an electronic platform) approved by the Administrative Agent.

“Assignment Tax” has the meaning specified in the definition of “Other Taxes.”

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheets of Holley Intermediate Holdings, Inc. and its Subsidiaries and related consolidated statements of comprehensive income (loss), changes in stockholder’s equity and cash flows for the fiscal years ended December 31, 2018, December 31, 2019 and December 31, 2020.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Amount” means, at any time (the “Available Amount Reference Time”), an amount (which shall not be less than zero) equal to the sum of:

(a)    the greater of (i) $85,000,000 and (ii) 50.0% of Consolidated EBITDA for the most recently ended Test Period calculated on a Pro Forma Basis as of the Available Amount Reference Time of the Borrower; plus

(b)    50% of Consolidated Net Income of the Borrower (which shall not be less than zero) for the period from the first day of the fiscal quarter of the Borrower during which the Closing Date occurred to and including the last day of the most recently ended fiscal quarter of the Borrower prior to the Available Amount Reference Time; plus

(c)    the amount of any capital contributions (including mergers, amalgamations or consolidations that have a similar effect) in the form of cash and the fair market value of marketable securities or other property or Net Cash Proceeds from any Permitted Equity Issuance (or issuance of debt securities by the Borrower or any of its respective Restricted Subsidiaries that have been converted into or exchanged for Qualified Equity Interests of the Borrower) (other than any Cure Amount, and Excluded Contribution Amount) (including mergers, amalgamations or consolidations that have a similar effect) or equity or debt issuances to the extent utilized in connection with other transactions permitted pursuant to Section 7.02, 7.03, 7.06 or 7.08) received by or made to the Borrower during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; plus

(d)    the aggregate amount of Retained Declined Proceeds during the period from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time; plus

(e)    to the extent not (i) already included in the calculation of Consolidated Net Income of the Borrower and its Restricted Subsidiaries or (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clause (g) below or any other provision of Section 7.02, the aggregate amount of all cash dividends and other cash distributions received by the Borrower or any Restricted Subsidiary from any JV Entity or Unrestricted Subsidiaries during the period from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time, in each case, received in respect of any Investment made utilizing the Available Amount; plus

(f)    to the extent not (i) already included in the calculation of Consolidated Net Income of the Borrower and its Restricted Subsidiaries, (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clause (g) below or any other provision of Section 7.02, or (iii) used to prepay Term Loans in accordance with Section 2.05(b)(ii) or Section 2.05(b)(vii), the aggregate amount of all Net Cash Proceeds received by the Borrower or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in any JV Entity or Unrestricted Subsidiary during the period from the Business Day immediately following the Closing Date through and including the Available Amount Reference Time, in each case, received in respect of any Investment made utilizing the Available Amount; minus

(g)    the aggregate amount of (i) any Investments made pursuant to Section 7.02(n)(i) (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment, including, without limitation, upon the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary or the sale, transfer, lease or other disposition of any such Investment), (ii) any Restricted Payment made pursuant to Section 7.06(k)(i) and (iii) any payments made pursuant to Section 7.08(a)(iii)(B), in each case, during the period commencing on the Closing Date through and including the Available Amount Reference Time (and, for purposes of this clause (g), without taking account of the intended usage of the Available Amount at such Available Amount Reference Time).

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any currency, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.17(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Products” means, collectively, each of the following services provided to any Loan Party by any Cash Management Bank, in each case, substantially consistent with past practice and in the ordinary course of business of the Loan Parties: (a) merchant services constituting a line of credit,

(b) supply chain finance services including, without limitation, trade payable services and supplier accounts receivable purchases, but excluding any factoring, receivables financing or similar services.

“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Event” means, with respect to any Person, such Person or its parent entity becomes (other than via an Undisclosed Administration) the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person or its parent entity.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c)~~(i) prior to the USD LIBOR Transition Date, the~~ Adjusted ~~Eurocurrency Rate for Dollars~~Term SOFR for a one-month tenor in effect on such day plus ~~1.00% and (ii) on and after the USD LIBOR Transition Date, the sum of (A) either (1) Adjusted Term SOFR (if a Benchmark Replacement is determined in accordance with clause (b)(1) of the definition of “Benchmark Replacement” for the USD LIBOR Transition Date) for a one-month tenor in effect on such day or (2) Adjusted Daily Simple RFR for Dollars (if a Benchmark Replacement is determined in accordance with clause (b)(2) of the definition of “Benchmark Replacement” for the USD LIBOR Transition Date) in effect on such day plus (B)~~ 1.00%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate~~, the Adjusted Eurocurrency Rate for Dollars,~~ or Adjusted Term SOFR ~~or Adjusted Daily Simple RFR for Dollars~~, as the case may be (provided that clause (c) shall not be applicable during any period in which ~~the Adjusted Eurocurrency Rate,~~ Adjusted Term SOFR ~~or Adjusted Daily Simple RFR, as applicable,~~ is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than (x) with respect to the Revolving Credit Loans, 1.00% and (y) with respect to the Initial Term Loans and the Delayed Draw Term Loans, 1.75%.

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Base Rate Term SOFR Determination Day” has the meaning specified in clause (b) of the definition of “Term SOFR.”

“Benchmark” means, initially, with respect to any (a) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, ~~USD LIBOR~~the Term SOFR Reference Rate; provided that if ~~(i) the USD LIBOR Transition Date has occurred or (ii)~~ a Benchmark Transition Event~~, or a Term RFR Transition Event or an Other Benchmark Rate Election, as applicable,~~ has occurred with respect to the then-current Benchmark for Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.17(c)(i), (b) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the Adjusted Daily Simple RFR applicable for such currency; provided that if a Benchmark Transition Event or a Term RFR Transition Event, as applicable, has occurred with respect to such Adjusted Daily Simple RFR or the then-current Benchmark for such currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark

Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.17(c)(i) and (c) Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros or Canadian Dollars, EURIBOR or CDOR, respectively; provided that if a Benchmark Transition Event ~~or a Term RFR Transition Event, as applicable,~~ has occurred with respect to EURIBOR or CDOR, as applicable, or the then-current Benchmark for such currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.17(c)(i).

“Benchmark Replacement” means,~~(a)~~ with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (ii) the related Benchmark Replacement Adjustment; provided that, ~~if~~ such Benchmark Replacement as so determined ~~would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents;~~

~~(b)   with respect to the USD LIBOR Transition Date, for any Available Tenor of the Adjusted Eurocurrency Rate for Dollars, the first alternative set forth in the order below that can be determined by the Administrative Agent for the USD LIBOR Transition Date:~~

~~(i)~~	~~Adjusted Term SOFR;~~

~~(ii)~~	~~Adjusted Daily Simple RFR for Dollars;~~

 ~~(iii)  the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the Adjusted Eurocurrency Rate for Dollars giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the Adjusted Eurocurrency Rate for Dollars for syndicated credit facilities denominated in Dollars at such time and (B) the related Benchmark Replacement Adjustment; provided that, notwithstanding the foregoing, such Benchmark Replacement as so determined~~ shall at no time be less than (x) with respect to the Revolving Credit Loans, 0.00% per annum and (y) with respect to the Initial Term Loans and Delayed Draw Term Loans, 0.75% per annum~~; or~~

 ~~(iv)  with respect to any Other Benchmark Rate Election, the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the~~ replacement for the Adjusted Eurocurrency Rate for Dollars giving due consideration to any evolving or ~~then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; provided that, notwithstanding the foregoing, such Benchmark Replacement as so determined shall at no time be less than (x) with respect to the Revolving Credit Loans, 0.00% per annum and (y) with respect to the Initial Term Loans and Delayed Draw Term Loans, 0.75% per annum;provided that, in the case of clause (b)(i), if the Administrative Agent decides that Adjusted Term SOFR is not administratively feasible for the Administrative Agent, then Adjusted Term SOFR will be deemed unable to be determined for purposes of this definition~~.

“Benchmark Replacement Adjustment” means, ~~for purposes of:(a) clauses (a) and (b)(iii) of the definition of “Benchmark Replacement”,~~ with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency~~; and(b) clause (b)(iv) of the definition of “Benchmark Replacement”, with respect to any replacement of the Adjusted Eurocurrency Rate for Dollars with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Adjusted Eurocurrency Rate for Dollars with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities~~.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any currency:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b)   in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; or

(c)   in the case of a Term RFR Transition Event for such Currency, the Term RFR Transition Date applicable thereto~~; or(d)in the case of an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Other Benchmark Rate Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Other Benchmark Rate Election is provided to the Lenders, written notice of objection to such Other Benchmark Rate Election from Lenders comprising the Required Lenders~~.

For the avoidance of doubt, (A) if the Reference Time for the applicable Benchmark refers to a specific time of day and the event giving rise to the Benchmark Replacement Date for any Benchmark occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such Benchmark and for such determination and (B) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark for any currency ~~(other than Adjusted Eurocurrency Rate for Dollars)~~, the occurrence of one or more of the following events with respect to such Benchmark:

(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide  all Available Tenors of such Benchmark  (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark for any currency, ~~(a)~~ in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) ~~or (b) in the case of an Other Benchmark Rate Election, the applicable Benchmark Replacement Date~~.

“Benchmark Unavailability Period” means, with respect to ~~(a) the Adjusted Eurocurrency Rate for Dollars, the period (if any) (i) beginning at the time that the USD LIBOR Transition Date has occurred pursuant to clause (a) of that definition if, at such time, no Benchmark Replacement has replaced the Adjusted Eurocurrency Rate for Dollars for all purposes hereunder and under any Loan Document in accordance with Section 2.17(c)(i) and (ii) ending at the time that a Benchmark Replacement has replaced the Adjusted Eurocurrency Rate for Dollars for all purposes hereunder and under any Loan Document in accordance with Section 2.17(c)(i) and (b)~~ any then-current Benchmark for any Currency ~~other than the Adjusted Eurocurrency Rate for Dollars~~, the period (if any) (i) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17(c)(i) and (ii) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.17(c)(i).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate’” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrower” has the meaning specified in the introductory paragraph hereof.

“Borrower Materials” has the meaning specified in Section ~~6.01.~~6.02.

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Term SOFR Loans or Eurocurrency Rate Loans, as to which a single Interest Period is in effect.

“British Pounds Sterling” means the lawful currency of the United Kingdom.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed~~; provided that when used in connection with a Eurocurrency Rate Loan, the term~~ “~~Business Day~~” ~~shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market~~.

“Canadian Dollars” means the lawful currency of Canada.

“Capital Expenditures” means, for any period, the aggregate of, without duplication, (a) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment in a consolidated statement of cash flows and reflected in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries and (b) Capitalized Lease Obligations incurred by the Borrower and its Restricted Subsidiaries during such period.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Leases” means all leases that are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP; provided that all obligations of the Borrower and its Restricted Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on December 15, 2018 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of this Agreement regardless of any change in GAAP following December 15, 2018 that would otherwise require such obligation to be recharacterized as a Capitalized Lease.

“Cash Collateral” has the meaning specified in Section 2.03(f). “Cash Collateralize” has the meaning specified in Section 2.03(f).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

(1)	Dollars;

(2)    securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality of the foregoing the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;

(4)    repurchase obligations for underlying securities of the types described in clauses (2), (3) and (7) of this definition entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)    commercial paper rated at least “P-1” by Moody’s or at least “A-1” by S&P, and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s, with maturities of 24 months or less from the date of acquisition;

(6)    marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) and in each case maturing within 24 months after the date of creation or acquisition thereof;

(7)    readily marketable direct obligations issued by any state, commonwealth or territory of the United States, any province or territory of Canada or any political subdivision or taxing authority thereof having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(8)    readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9)    Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the top three ratings category by S&P or Moody’s;

(10)    with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;

(11)    Cash Equivalents of the types described in clauses (1) through (10) above denominated in Dollars, Euro, British Pounds Sterling, Canadian Dollars, Japanese Yen or, solely to the extent held in the ordinary course of business and not for speculative purposes, any currency in which the Borrower and/or any of its Restricted Subsidiaries regularly conducts business;

(12)    investment funds investing at least 90% of their assets in Cash Equivalents of the types described in clauses (1) through (11) above; and

(13)    in the case of any Restricted Subsidiary organized or having its principal place of business outside of the United States, Investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (12) customarily utilized in countries in which such Restricted Subsidiary operates.

“Cash Management Bank” means any financial institution providing Bank Products, treasury, depository, credit or debit card, purchasing card, and/or cash management services or automated clearing house transactions to the Borrower or any Restricted Subsidiary or conducting any automated clearing house transfers of funds that is an Agent or a Lender or an Affiliate thereof.

“Cash Management Obligations” means obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of any Bank Products or any overdraft and related liabilities arising from treasury, depository, credit or debit card, purchasing card, or cash management services or any automated clearing house transfers of funds.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CDOR” has the meaning assigned thereto in the definition of “Eurocurrency Rate~~”~~.”

“CDOR Rate” has the meaning assigned thereto in the definition of “Eurocurrency Rate.”

“Certain Funds Provision” has the meaning specified in Section 3.06(a).

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code any shares of which are treated as owned directly or indirectly by a United States Shareholder (within the meaning of Section 951(b) of the Code), as measured for purposes of Section 958(a) of the Code; provided that any Subsidiary that becomes a Guarantor pursuant to an election by the Borrower will not be treated as a CFC for purposes of this Agreement.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International ~~settlements~~Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means any time any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than thirty-five percent (35%) of the then outstanding voting stock of the Borrower.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders or Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, Term Commitments, Delayed Draw Commitments, Extended Revolving Credit Commitments, Incremental Revolving Commitments, Refinancing Revolving Commitments, Commitments in respect of any Incremental Term Loans or Commitments in respect of any Extended Term Loans and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Term Loans, Extended Term Loans or Incremental Term Loans. Incremental Term Loans and Extended Term Loans that have different terms and conditions (together with the Commitments in respect thereof) shall be construed to be in different Classes. Upon any Borrowing thereof, any then outstanding Delayed Draw Term Loans shall be construed to be in the same Class as the Initial Term Loans.

“Closing Date” means the date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all the “Collateral” (or equivalent term) as defined in the Collateral Documents and all other property of whatever kind and nature pledged or charged as collateral under any Collateral Document, including, without limitation, the Mortgaged Property.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)    the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a)(iii), or thereafter pursuant to Section 6.10 or Section 6.12, duly executed by each Loan Party that is a party thereto;

(b)    all Obligations shall have been unconditionally guaranteed (the “Guarantees”), jointly and severally, by (i) each Restricted Subsidiary that is a Material Subsidiary (other than any Excluded Subsidiary) including as of the Closing Date those that are listed on Schedule 1.01D hereto and (ii) with respect to (x) Obligations owing by any Loan Party or any Subsidiary of a Loan Party (other than the Borrower) under any Secured Hedge Agreement or any Cash Management Obligation and (y) the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations, the Borrower (each, a “Guarantor”);

(c)    the Obligations and the Guarantees shall have been secured pursuant to the Security Agreement or other applicable Collateral Documents by a first-priority security interest in all Equity Interests (other than Excluded Equity) held directly by the Borrower or any Guarantor in any Wholly Owned Material Subsidiary and any other Subsidiary that becomes a Guarantor pursuant to the last sentence of the definition of “Guarantor”, in each case subject to

(x) those Liens permitted under Sections 7.01(b), (i), (o), (w) (solely with respect to modifications, replacements, renewals or extensions of Liens permitted by Sections 7.01(b), (i) and (o)) and (y) any nonconsensual Lien that is permitted under Section 7.01 and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank, in each case, required to be delivered under the Collateral Documents;

(d)    except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guarantees shall have been secured by a perfected security interest ~~(~~to the extent such security interest may be perfected by delivering certificated securities and instruments, filing personal property financing statements under the Uniform Commercial Code, making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office, or by filing Mortgages in the applicable real estate records with respect to Mortgaged Properties (or any fixtures related to Mortgaged Properties) in substantially all tangible and intangible assets of the Borrower and each other Guarantor (including, without limitation, accounts receivable, inventory, equipment~~,~~ , investment property, United States intellectual property, intercompany receivables, other general intangibles (including contract rights) and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents and, subject to the Certain Funds Provision, all certificates, agreements, documents and instruments required by the Collateral Documents, requirements of Law or reasonably requested by the Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

(e)	none of the Collateral shall be subject to any Liens other than Permitted Liens;

(f)    with respect to each Mortgaged Property, the Administrative Agent shall have received:

(i)    a Mortgage encumbering such Mortgaged Property duly executed and acknowledged by the applicable Loan Party and otherwise in form for recording in the local recording office where such Mortgaged Property is located, together with such affidavits, certificates or such other documents that may be necessary in connection with the recording or filing thereof to credit a mortgage or deed of trust lien under the laws of the applicable jurisdiction on the Mortgaged Property and fixtures located thereon;

(ii)    a policy of title insurance (or marked-up title insurance commitment having the same effect of a policy of title insurance) (a “Title Policy”) insuring the Lien of such Mortgage as a valid first mortgage or deed of trust lien on the Mortgaged Property in an amount not less than the fair market value of such Mortgaged Property as reasonably determined by the Borrower in good faith, which Title Policy shall include such endorsements that are available in the applicable jurisdiction as may be reasonably requested by the Administrative Agent and contain no other exceptions to title other than Permitted Liens;

(iii)    opinions, addressed to the Administrative Agent and the Secured Parties, of local counsel to the Loan Parties in each jurisdiction (x) where a Mortgaged Property is located regarding the enforceability of each such Mortgage and customary related matters and (y) where the applicable Loan Party granting the Mortgage on said Mortgaged Property is organized, regarding the due execution and delivery of each such Mortgage, each in form and substance reasonably acceptable to the Administrative Agent;

(iv)    a survey of such Mortgaged Property that is (A) (w) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (x) certified to the Administrative Agent and the Title Company, (y) compliant with the minimum requirements of the American Land Title Association as such requirements are in effect on the date of preparation thereof and (z) sufficient for the Title Company to remove the standard survey exception from the applicable Title Policy and to provide reasonable and customary survey-related endorsements thereto (if available) or (B) otherwise acceptable to the Administrative Agent (a “Survey”); provided, however, that a Survey shall not be required to the extent that (x) an existing survey together with an “affidavit of no change” satisfactory to the title company is delivered to the Administrative Agent and the title company and (y) the title company removes the standard survey exception from the applicable Title Policy and provides reasonable and customary survey-related endorsements thereto (if available); and

(v)    as ordered by the Administrative Agent or a Lender, as applicable, a completed “life-of-loan” Federal Emergency Management Agency standard flood hazard determination;

provided, that notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any real property acquired by the Borrower or any other Loan Party after the Amendment No. 1 Effective Date until the earlier of the date that occurs 30 days after the Administrative Agent has delivered to the Lenders (which may be delivered electronically) a completed flood hazard determination from a third party vendor or when the Administrative Agent receives confirmation from the Lenders that flood insurance due diligence is completed; and

(g)    notwithstanding anything to the contrary herein, in the event any Guarantor is added that is organized in a jurisdiction other than the United States, such Loan Party shall grant a perfected lien to the Administrative Agent on substantially all of its assets (other than Excluded Property) and any Loan Party that owns the Equity Interests of such Guarantor shall grant a perfected Lien to the Administrative Agent over the Equity Interests of such Guarantor, in each case, pursuant to arrangements (including foreign security) reasonably agreed to between the Administrative Agent and the Borrower subject to customary limitations in such jurisdiction to be reasonably agreed to between the Administrative Agent and the Borrower.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in particular assets if and for so long as the Administrative Agent and the Borrower agree in writing that the cost of creating or perfecting such pledges or security interests in such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

The Administrative Agent may grant extensions of time for the creation and perfection of security interests in particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that creation and/or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(A)    Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and the Borrower;

(B)    the Collateral and Guarantee Requirement shall not apply to any Excluded Property;

(C)    no deposit account control agreement, securities account control agreement or other control agreements or control arrangements shall be required with respect to any deposit account, securities account or other asset specifically requiring perfection through control agreements;

(D)    no actions in any jurisdiction other than the U.S., any State thereof or the District of Columbia, or that are necessary to comply with the Laws of any jurisdiction other than the U.S., any State thereof or the District of Columbia, shall be required in order to create any security interests or to perfect any such security interests (it being understood and agreed that, other than (1) as may be agreed in writing between the Borrower and the Administrative Agent and (2) with respect to the jurisdiction of organization of any Restricted Subsidiary that becomes a Guarantor pursuant to the last sentence of the definition of “Guarantor”, there shall be no security agreements, pledge agreements, or share charge (or mortgage) agreements or any other Collateral Documents governed under the Laws of any jurisdiction other than the U.S., any State thereof or the District of Columbia);

(E)    general statutory limitations, financial assistance, corporate benefit, capital maintenance rules, fraudulent preference, “thin capitalization” rules, retention of title claims and similar principle may limit the ability of a Foreign Subsidiary to provide a Guarantee or Collateral or may require that the Guarantee or Collateral be limited by an amount or otherwise, in each case as reasonably determined by the Borrower and the Administrative Agent; and

(F)    no stock certificates of Immaterial Subsidiaries shall be required to be delivered to the Administrative Agent.

“Collateral Documents” means, collectively, the Security Agreement, collateral assignments, Security Agreement Supplements, Mortgages, security agreements, intellectual property security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to the Collateral and Guarantee Requirement, Section 4.01(a)(iii), Section 6.10 or Section 6.12, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment, a Delayed Draw Commitment, a Revolving Credit Commitment, an Extended Revolving Credit Commitment, an Incremental Revolving Commitment, a Refinancing Revolving Credit Commitment, a commitment in respect of any Incremental Term Loans, or a commitment in respect of any Extended Term Loans or any combination thereof, as the context may require.

“Commitment Fee” has the meaning provided in Section 2.09(a)

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Delayed Draw Borrowing, (c) a Revolving Credit Borrowing, (d) a conversion of Loans from one Type to the other or

(e) a continuation of Term SOFR Loans or Eurocurrency Rate Loans pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning specified in Section 10.02(g).

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Conforming Changes” means, with respect to the use or administration of an initial Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Eurocurrency Banking Day”, the definition of “RFR Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.04 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Cash Interest Charges” means, as of any date for the applicable period ending on such date with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, the amount payable with respect to such period in respect of (a) total interest expense payable in cash with respect to all outstanding Indebtedness of the Borrower and its Restricted Subsidiaries (including the interest component under Capitalized Leases, but excluding, to the extent included in interest expense, (i) fees and expenses associated with the consummation of the Transaction, (ii) annual agency fees paid to the Administrative Agent, (iii) costs associated with obtaining Swap Contracts and any interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments, and any one-time cash costs associated with breakage in respect of Swap Contracts for interest rates, (iv) fees and expenses associated with any Investment permitted under Section 7.02, the issuance of Equity Interests or the issuance of Indebtedness, (v) any interest component relating to accretion or accrual of discounted liabilities, and (vi) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses or expensing of any financing fees or prepayment or redemption premiums) minus (b) cash interest income of the Borrower and its Restricted Subsidiaries earned during such period, in each case as determined in accordance with GAAP.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a)	increased (without duplication) by the following:

(i)    provision for Taxes based on income or profits, including, without limitation, state franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to any audit of such taxes, deducted (and not added back) in computing Consolidated Net Income; plus

(ii)    Interest Charges of such Person for such period (including (x) net losses or any obligations under any Swap Contracts or other derivative instruments entered into for the purpose of hedging interest rate, currency or commodities risk, (y) bank fees and

(z) costs of surety bonds in connection with financing activities, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income); plus

(iii)    Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(iv)    any fees, expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, disposition or recapitalization permitted hereunder or the incurrence of Indebtedness permitted to be incurred hereunder (including a refinancing thereof) (whether or not successful), including (A) such fees, expenses or charges related to the Transactions, this Agreement and the other Loan Documents and any other credit facilities or debt securities (including fees, expenses or charges of any consultants and advisors incurred in connection with the Transactions) and (B) any amendment or other modification of this Agreement and any other credit facilities or debt securities, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(v)    the amount of any restructuring charge, cost, expense or reserve, integration cost or other business optimization expense or cost that is deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions or divestitures after the Closing Date, and costs related to the closure and/or consolidation of facilities and to exiting lines of business; plus

(vi)    any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any impairment charges or the impact of purchase accounting, (excluding any such non-cash charges, write-downs, expenses, losses or items to the extent it represents an accrual or reserve for potential cash items in any future period) or other items classified by the Borrower as special items less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

(vii)	[reserved]; plus

(viii)    the amount of “run-rate” cost savings, operating expense reductions and cost synergies projected by the Borrower in good faith to result from actions taken prior to or during, or expected to be taken within eighteen (18) months following such period (which cost savings, operating expense reductions or cost synergies shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided that the aggregate amount included in Consolidated EBITDA pursuant to this clause (viii) shall not exceed 15 % of Consolidated EBITDA (after giving effect to this clause (viii) and all other amounts included in Consolidated EBITDA pursuant to this definition) for such period; provided, further, that a Responsible Officer of the Borrower shall have certified to the Administrative Agent that (x) such cost savings or synergies are reasonably identifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions and (y) such actions have been taken or are to be taken within eighteen (18) months of the event giving rise thereto; plus

(ix)    any costs or expense incurred by the Borrower or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Borrower or Net Cash Proceeds of an issuance of Equity Interests (other than Disqualified Equity Interests or any Cure Amount) of the Borrower; plus

(x)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added back; plus

(xi)    any net loss included in Consolidated Net Income attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus

(xii)    realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrower and its Restricted Subsidiaries; plus

(xiii)    net realized losses from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(xiv)    the amount of board, management, advisory, consulting, refinancing, subsequent transaction and exit fees (including termination fees) and related indemnities and expenses paid or accrued in such period to the Sponsor (or, in the case of board fees, to any director) to the extent permitted hereunder; plus

(xv)    the amount of loss on sale of receivables and related assets in connection with a Permitted Receivables Financing; plus

(xvi)    charges, expenses and costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and charges, expenses and costs in anticipation of, or preparation for, compliance with the provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange for companies with listed equity or debt securities, including directors’ or managers’ compensation, fees and expense reimbursement, costs, expenses and charges relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.

(b)	decreased (without duplication) by the following:

(i)    non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or cash reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus

(ii)    realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the balance sheet of the Borrower and its Restricted Subsidiaries; plus

(iii)    any net realized income or gains from any obligations under any Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815 and related pronouncements; plus

(iv)    any amount included in Consolidated Net Income of such Person for such period attributable to non-controlling interests pursuant to the application of Accounting Standards Codification Topic 810-10-45;

(c)    increased or decreased (without duplication) by, as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460 or any comparable regulation; and

(d)    increased or decreased (to the extent not already included in determining Consolidated EBITDA) by any Pro Forma Adjustment.

There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by the Borrower or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent. For purposes of determining the Consolidated EBITDA for any period, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period. Notwithstanding the foregoing, but subject to any adjustment set forth above with respect to any transactions occurring after the Closing Date, Consolidated EBITDA shall be $35,800,000, $46,200,000, $55,000,000 and $35,600,000 for the fiscal quarters ended December 31, 2020, March 28, 2021, June 27, 2021 and September 26, 2021, respectively.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)    consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments, (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate obligations under any Swap Contracts with respect to Indebtedness); plus

(2)    consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)	interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)    any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that the Borrower’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed as a dividend or other distribution or return on investment, subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below;

(2)    solely for the purpose of determining the Available Amount, any net income (loss) of any Restricted Subsidiary (other than any Guarantor) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Borrower or a Guarantor by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released and (b) restrictions pursuant to the Loan Documents), except that the Borrower’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Restricted Subsidiary during such period to the Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained above in this clause);

(3)	[reserved];

(4)    any net gain (or loss) realized upon the sale or other disposition of any asset or disposed operations of the Borrower or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by a Responsible Officer or the board of directors of the Borrower);

(5)    any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense (including relating to the Transaction Expenses), or any charges, expenses or reserves in respect of any restructuring, relocation, redundancy or severance expense, new product introductions or one-time compensation charges;

(6)    the cumulative effect of a change in accounting principles, including any changes resulting in a shift in financial reporting from GAAP to IFRS;

(7)    any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions and (ii) income (loss) attributable to deferred compensation plans or trusts;

(8)    all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(9)    any unrealized gains or losses in respect of any obligations under any Swap Contracts or any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any obligations under any Swap Contracts;

(10)    any unrealized foreign currency translation gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(11)    any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary;

(12)    any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries), as a result of any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(13)    any impairment charge, write-down or write-off, including impairment charges, write-downs or write-offs relating to goodwill, intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation;

(14)    any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or any obligations under any Swap Contracts or other derivative instruments;

(15)	[reserved]; and

(16)    any net unrealized gains and losses resulting from Swap Contracts or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815 and related pronouncements.

In addition, to the extent not already excluded from the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall exclude (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder (it being understood and agreed that if such Person has notified a third party of such amount to be reimbursed or indemnified and such third party has not denied its reimbursement or indemnification obligation, such amounts shall also be excluded) and (ii) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transaction or any Permitted Acquisition), consisting of Indebtedness for borrowed money, Capitalized Lease Obligations, Disqualified Equity Interests and debt obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments minus (b) the aggregate amount of unrestricted cash and Cash Equivalents (in each case, free and clear of all Liens other than any nonconsensual Liens that are permitted under the Loan Documents, Liens of the Administrative Agent and Liens that are subordinated to or pari passu with the Liens of the Administrative Agent pursuant to an Acceptable Intercreditor Agreement) included in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date, which aggregate amount of cash and Cash Equivalents shall be determined without giving pro forma effect to the proceeds of Indebtedness incurred on any date of determination thereof; provided that Consolidated Total Debt shall not include (x) letters of credit and banker’s acceptances, except to the extent of any unreimbursed amounts thereunder, (y) obligations under Swap Contracts entered into in the ordinary course of business and not for speculative purposes and (z) Indebtedness in respect of any other Permitted Receivables Financing; provided, further, that in no case as of any date of determination shall the amount deducted pursuant to clause (b) of this definition exceed

$50,000,000.

“Consolidated Working Capital” means, at any date, the excess of (x) the sum of (i) all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date and (ii) long-term accounts receivable over (y) the sum of (i) all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries on such date and (ii) long-term deferred revenue, but excluding, without duplication, (a) the current portion of any Funded Debt or other long-term liabilities, (b) all Indebtedness consisting of Revolving Credit Loans, Swing Line Loans and L/C Obligations to the extent otherwise included therein, (c) the current portion of interest, (d) the current portion of current and deferred income taxes, (e) the current portion of any Capitalized Lease Obligations, (f) deferred revenue arising from cash receipts that are earmarked for specific projects, (g) the current portion of deferred acquisition costs and

(h)    current accrued costs associated with any restructuring or business optimization (including accrued severance and accrued facility closure costs).

“Contract Consideration” has the meaning specified in Section 2.05(~~a~~b)(i).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Indebtedness” means unsecured Indebtedness of the Borrower or any Restricted Subsidiary in an amount equal to the aggregate amount of cash contributions made after the Closing Date to the Borrower in exchange for Qualified Equity Interests of the Borrower, except to the extent utilized in connection with any other transaction permitted by Section 7.02, Section 7.06 or Section 7.08, and except to the extent such amount increases the Available Amount or is made from any Cure Amount or Excluded Contribution Amount.

“Control” has the meaning specified in the definition of “Affiliate.”

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

~~“Covered Party” has the meaning assigned to it in Section 10.26.~~

~~“Covered Entity” means any of the following:~~

~~(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);~~

~~(ii)   a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R.~~ § ~~47.3(b); or~~

~~(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).~~

“Covenant Relief Period End Date” shall mean the date on which the financial statements referred to in Section 6.01(b) for the fiscal quarter ended June 30, 2024 are required to be delivered (or such earlier date as may be selected by the Borrower in its sole discretion as set forth in a certificate signed by a Responsible Officer of the Borrower delivered to the Administrative Agent).

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)   a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 10.26.

“Credit Extension” means a Borrowing or an L/C Credit Extension, as the context may require.

“Cure Amount” has the meaning specified in Section 8.05(a). “Cure Period” has the meaning specified in Section 8.05(a).

“Cure Period” has the meaning specified in Section 8.05(a).

“Cure Right” has the meaning specified in Section 8.05(a).

“Customary Bridge Loans” means customary bridge loans with a maturity date of no longer than one year; provided that, subject to customary conditions, such bridge loans would either be converted into or required to be exchanged for permanent financing in the form of a loan, note, security or other Indebtedness (a) the Weighted Average Life to Maturity of which is not shorter than the Weighted Average Life to Maturity of any Class of any then-existing Term Loans and (b) the final maturity date of which is not earlier than the Latest Maturity Date, in each case, on the date of the incurrence of such bridge loans.

“Daily Simple RFR Loan” means any Loan that bears interest at a rate based on Adjusted Daily Simple RFR. ~~other than pursuant to clause (c) of the definition of “Base Rate”.~~

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.05(b)(v).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) with respect to any overdue principal for any Loan, the applicable interest rate for such Loan plus 2.00% per annum (provided that with respect to Term SOFR Loans or Eurocurrency Rate Loans, the determination of the applicable interest rate is subject to Section 2.02(c) to the extent that Term SOFR Loans or Eurocurrency Rate Loans may not be converted to, or continued as, Term SOFR Loans or Eurocurrency Rate Loans, as applicable, pursuant thereto) and (b) with respect to any other overdue amount, including overdue interest, the interest rate applicable to Base Rate Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans required to be funded by it, (ii) fund any portion of its participations in Letters of Credit or Swing Line Loans required to be funded by it or (iii) pay over to the Administrative Agent, each L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent, each L/C Issuer, the Swing Line Lender or any other Lender in writing that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Administrative Agent’s, L/C Issuer’s, the Swing Line Lender’s or Lender’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event, or (e) has become the subject of a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the last paragraph of Section 2.16) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Delayed Draw Borrowing” means a Borrowing in respect of a Class of Delayed Draw Term Loans.

“Delayed Draw Closing Date” means the date of any Borrowing of Delayed Draw Term Loans.

“Delayed Draw Commitment” with respect to each Lender, the commitment of such Lender to make the Delayed Draw Term Loans hereunder in an initial aggregate amount equal to the amount set forth opposite such Lender’s name on Schedule 2.01 hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and as the same is reduced upon fundings hereunder. The aggregate amount of the Lenders’ Delayed Draw Commitments on the Closing Date is $100,000,000.

“Delayed Draw Commitment Termination Date” means the earliest to occur of (i) the date that is six (6) months after the Closing Date, (ii) the date on which the Delayed Draw Commitments are reduced to $0 pursuant to Section 2.06 and (iii) the date on which all Delayed Draw Commitments then outstanding have been funded in one or more Borrowings pursuant to Section 2.01(c).

“Delayed Draw Term Facility” means the Delayed Draw Term Loans provided to or for the benefit of the Borrower pursuant to the terms of this Agreement.

“Delayed Draw Term Loan” means a Loan made pursuant to Section 2.01(c). From and after the date of any Borrowing of any Delayed Draw Term Loan, each Delayed Draw Term Loan shall, except as set forth herein, be deemed an Initial Term Loan hereunder for all purposes.

“Delayed Draw Ticking Fee” has the meaning specified in Section 2.09(b).

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(m) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower setting forth the basis of such valuation.

“Discount Range” has the meaning specified in Section 2.05(d)(ii).

“Discounted Prepayment Option Notice” has the meaning specified in Section 2.05(d)(ii).

“Discounted Voluntary Prepayment” has the meaning specified in Section 2.05(d)(i).

“Discounted Voluntary Prepayment Notice” has the meaning specified in Section 2.05(d)(v).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale Leaseback and any sale of Equity Interests and any allocation of assets among newly divided limited liability companies pursuant to a “plan of division” under the Delaware Limited Liability Company Act) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that (i) “Disposition” and “Dispose” shall not be deemed to include any issuance by the Borrower of any of its Equity Interests to another Person and (ii) no transaction or series of related transactions shall be considered a “Disposition” for purpose of Section 2.05(b)(ii) or Section 7.05 unless the fair market value (as determined in good faith by the Borrower) of the property disposed of in such transaction or series of transactions shall exceed $10,000,000.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of all Commitments and all outstanding Letters of Credit), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time such Equity Interests are issued.

“Disqualified Lenders” means (i) such Persons that have been specified in writing to the Administrative Agent prior to November 1, 2021, (ii) competitors of any of the Borrower or its Restricted Subsidiaries that have been specified in writing by the Borrower to the Administrative Agent from time to time and (iii) any of their Affiliates (other than in the case of clauses (i) and (ii), Affiliates that are bona fide debt funds) that are (x) identified in writing from time to time to the Administrative Agent by the Borrower or (y) clearly identifiable on the basis of such Affiliates’ name; provided that no such updates to the list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders (it being understood and agreed that such prohibitions with respect to Disqualified Lenders shall apply to any potential future assignments or participations to any such parties). The schedule of Disqualified Lenders shall be maintained with the Administrative Agent and may be communicated to a Lender upon request to the Administrative Agent (with concurrent notice to the Borrower) but shall not otherwise be posted or made available to Lenders.

“Disqualifying Event” has the meaning specified in Section 2.17(d).

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a currency other Dollars, the equivalent of such amount in Dollars determined by the Administrative Agent at such time on the basis of the Spot Rate for such currency determined in respect of the most recent Revaluation Date for the purchase of Dollars with such currency. As appropriate, amounts specified herein as amounts in Dollars shall be or include any relevant Dollar Equivalent amount.

“Domestic Foreign Holding Company” means any Domestic Subsidiary of the Borrower that owns no material assets (directly or through one or more disregarded entities) other than capital stock (or any debt instrument, option, warrant, or other instrument that is treated as equity for U.S. Federal income tax purposes) of one or more Foreign Subsidiaries of the Borrower that are CFCs.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

~~“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

~~“Early Opt-in Election” means the occurrence of: (a) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (b) the joint election by the Administrative Agent and the Borrower to trigger a fallback from the Adjusted Eurocurrency Rate for Dollars and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

“ECF Percentage” has the meaning specified in Section 2.05(b)(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, with respect to any Indebtedness, as of any date of determination, the sum of (i) the higher of (A) ~~the Eurocurrency Rate~~Adjusted Term SOFR (or other applicable similar rate) on such date for a deposit in Dollars with a maturity of one month and (B) the ~~Eurocurrency Rate~~Adjusted Term SOFR “floor,” if any, with respect thereto as of such date, (ii) the Applicable Rate (or other applicable margin) as of such date for ~~Eurocurrency Rate~~Term SOFR Loans (or other loans that accrue interest by reference to a similar reference rate) and (iii) the amount of original issue discount and upfront fees thereon (converted to yield assuming a four-year average life (or, if less, the stated life to maturity as of such date) and without any present value discount), but excluding the effect of any arrangement, commitment, structuring, underwriting, ticking, unused line, amendment, syndication and/or other fees payable in connection therewith that are not shared generally with all lenders or holders of such Indebtedness; provided that the amounts set forth in clauses (i) and (ii) above for any term loans that are not incurred under this Agreement shall be based on the stated interest rate basis for such term loans.

“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environment” means ambient air, indoor or outdoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all applicable Laws relating to pollution, protection of the Environment or to the generation, transport, storage, use, treatment, handling, disposal, Release or threat of Release of any Hazardous Materials or, to the extent relating to exposure to Hazardous Materials, human health or safety.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of its respective Subsidiaries directly or indirectly resulting from or based upon (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, disposal or treatment of any Hazardous Materials, (c) exposure of any Person to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement to the extent liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party and is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (or, solely for purposes of Section 412 of the Code, under Section 414 of the Code) or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA with respect to a Pension Plan, whether or not waived, or a failure to make any required contribution to a Multiemployer Plan; (d) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, notification of any Loan Party or ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or in endangered status or critical status, within the meaning of Section 305 of ERISA; (e) the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code); or (h) the occurrence of a non-exempt prohibited transaction with respect to any Pension Plan maintained or contributed to by any Loan Party (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which would result in liability to any Loan Party.

“Erroneous Payment” has the meaning assigned to it in Section 10.24(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 10.24(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 10.24(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 10.24(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR” has the meaning assigned thereto in the definition of “Eurocurrency Rate~~”~~.”

“EURIBOR Rate” has the meaning assigned thereto in the definition of “Eurocurrency Rate~~”~~.”

“Euro”, “EUR” and “€” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

~~“Eurocurrency Banking Day” means, (a) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, a London Banking Day, (b) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day and (c) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in Toronto.~~

“Eurocurrency Rate” means,

(a)	for any Eurocurrency Rate Loan for any Interest Period:

(i)    ~~denominated in Dollars, the rate of interest per annum equal to the London interbank offered rate for deposits in Dollars (~~“~~USD LIBOR~~”~~) as administered by the IBA, or a comparable or successor administrator approved by the Administrative Agent, for a period~~

~~comparable to the applicable Interest Period (in each case, the~~ “~~USD LIBOR Rate~~”~~), at approximately 11:00 a.m. (London time) on the applicable Rate Determination Date;~~[reserved];

(ii)    denominated in Euros, the rate of interest per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period (in each case, the “EURIBOR Rate”), at approximately 11:00 a.m. (Brussels time) on the applicable Rate Determination Date; and

(iii)    denominated in Canadian Dollars, the rate per annum equal to the rate determined by the Administrative Agent on the basis of the rate applicable to Canadian Dollar bankers’ acceptances (“CDOR”) as administered by Refinitiv Benchmarks Services (UK) Limited, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period (in each case, the “CDOR Rate”), at approximately 10:00 a.m. (Toronto time) on the applicable Rate Determination Date; and

(vi) if applicable and approved by the Administrative Agent and the Lenders pursuant to Section 1.10, denominated in any other currency (other than a currency referenced in clauses (i) through (iii) above, Swiss Francs, Sterling or Singapore Dollars), the rate designated with respect to such currency at the time such currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.10.

(b)    ~~for any rate calculation with respect to a Base Rate Loan on any date, the rate of interest per annum equal to USD LIBOR as administered by the IBA, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to one month, at approximately 11:00 a.m. (London time) two (2) Eurocurrency Banking Days prior to the date of such calculation.~~ [reserved].

Notwithstanding any provision to the contrary in this Agreement, the applicable Eurocurrency Rate shall at no time be less than (x) with respect to the Revolving Credit Loans, 0.00% per annum and (y) with respect to the Initial Term Loans and Delayed Draw Term Loans, 0.75% per annum.

“Eurocurrency Banking Day” means, (a) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day and (b) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Canadian Dollars, any day (other than a Saturday or Sunday) on which banks are open for business in Toronto.

“Eurocurrency Rate Loan” means any Loan bearing interest at a rate based on the Adjusted Eurocurrency Rate ~~other than pursuant to clause (c) of the definition of “Base Rate”~~.

“Eurocurrency Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the FRB for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. The Adjusted Eurocurrency Rate for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Amount” has the meaning specified in Section 7.11(f)(vi)

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a)	the sum, without duplication, of:

(i)	Consolidated Net Income for such period;

(ii)    an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income;

(iii)    decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions by the Borrower or its Restricted Subsidiaries completed during such period or the application of purchase accounting) and decreases in long-term accounts payable for such period;

(iv)    an amount equal to the aggregate net non-cash loss on Dispositions by the Borrower or its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; and

(v)    cash receipts in respect of Swap Contracts during such period to the extent not otherwise included in Consolidated Net Income; over

(b)	the sum, without duplication, of:

(i)    an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges (including interest) to the extent included in arriving at such Consolidated Net Income;

(ii)    the aggregate amount of all principal payments of Indebtedness of the Borrower or its Restricted Subsidiaries (including (A) payments of the principal component of Capitalized Lease Obligations and (B) the amount of repayments of Term Loans pursuant to Section 2.07(a) and any mandatory prepayment of Term Loans pursuant to Section 2.05(b) to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans, (Y) all prepayments under the Revolving Credit Facility, and (Z) all prepayments in respect of any other revolving credit facility, except, in the case of clause (Y) and clause (Z), to the extent there is an equivalent permanent reduction in commitments thereunder) made during such period, except, in each case of this clause (ii), to the extent financed with the proceeds of an incurrence or issuance of other long-term Indebtedness (other than revolving loans) or with proceeds of Equity Interests of the Borrower or its Restricted Subsidiaries;

(iii)    an amount equal to the aggregate net non-cash gain on Dispositions by the Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income;

(iv)    increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions by the Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting) and increases in long-term accounts payable for such period;

(v)    cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness (including such Indebtedness specified in clause (b)(ii) above);

(vi)    the amount of Restricted Payments paid during such period pursuant to Section 7.06 (other than Section 7.06(a) (solely in respect of amounts paid to the Borrower or a Restricted Subsidiary), (b) and (k)) except to the extent that such Restricted Payments were financed with the proceeds of an incurrence or issuance of long-term Indebtedness of the Borrower or its Restricted Subsidiaries (other than revolving loans);

(vii)    the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness except to the extent that such amounts were financed with the proceeds of an incurrence or issuance of long-term Indebtedness of the Borrower or its Restricted Subsidiaries (other than revolving loans);

(viii)    the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and were not financed with the proceeds of an incurrence or issuance of long-term Indebtedness of the Borrower or its Restricted Subsidiaries (other than revolving loans);

(ix)    the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period; and

(x)    cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income.

“Excess Cash Flow Prepayment Amount” has the meaning specified in Section 2.05(b)(i).

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Contribution Amount” means the aggregate amount of Cash or Cash Equivalents (excluding any Cure Amount) received by the Borrower (other than from any of its Subsidiaries) after the Closing Date from contributions to its common equity capital, minus the aggregate amount of (i) any Investments made pursuant to Section 7.02(n)(ii) (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment), (ii) any Restricted Payment made pursuant to Section 7.06(k)(ii) and (iii) any payments made pursuant to Section 7.08(a)(iii)(C), in each case made during the period commencing on the Closing Date through and including the date of usage of such Excluded Contribution Amount in reliance thereon (without taking account of the intended usage of the Excluded Contribution Amount as of such date), designated as an Excluded Contribution Amount pursuant to a certificate of a Responsible Officer on or promptly after the date on which the relevant capital contribution is made or the relevant proceeds are received, as the case may be, and which are excluded from the calculation of the Available Amount.

“Excluded Equity” means Equity Interests (i) of any Unrestricted Subsidiary, (ii) of any Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition financed with Indebtedness permitted pursuant to Section 7.03(v) if such Equity Interests are pledged and/or mortgaged as security for such Indebtedness and if and for so long as the terms of such Indebtedness prohibit the creation of any other Lien on such Equity Interests (and which prohibition was not created in contemplation of such Permitted Acquisition), (iii) of any Foreign Subsidiary of the Borrower that is a CFC or any Domestic Foreign Holding

Company, in each case not otherwise constituting Excluded Equity, in excess of 65% of the issued and outstanding voting Equity Interests and 100% of the issued and outstanding non-voting Equity Interests of each such Foreign Subsidiary or Domestic Foreign Holding Company, (iv) of any Subsidiary with respect to which the Administrative Agent and the Borrower have determined in their reasonable judgment and agreed in writing that the costs of providing a pledge of such Equity Interests or perfection thereof is excessive in view of the benefits to be obtained by the Secured Parties therefrom, (v) of any captive insurance companies, not-for-profit Subsidiaries, special purpose entities (including any such special purpose entity used to effect a Permitted Receivables Financing), (vi) of any Subsidiary of the Borrower that is a non-Wholly Owned Restricted Subsidiary or any Immaterial Subsidiary; and (vii) of any Subsidiary of the Borrower the pledge of which is prohibited by applicable Laws or, in the case of a Foreign Subsidiary of the Borrower, which would reasonably be expected to result in a violation or breach of, or conflict with, fiduciary duties of such Subsidiary’s officers, directors or managers, in each case, of clause (vii) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Law.

“Excluded Property” means (i) (A) any fee-owned real property (other than Material Real Property), (B) any leasehold interests in real property and (C) any real property (whether already mortgaged, or is required or intended to be mortgaged, at any time of determination) located in a special flood hazard area as determined by the Administrative Agent from the standard flood hazard determination obtained as required under clause (f)(v) of the definition of “Collateral and Guarantee Requirement” or such property or Mortgage thereon which would be subject to any flood insurance requirements or compliance with any Flood Insurance Laws, (ii) (A) motor vehicles and other assets subject to certificates of title, to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement (or analogous procedures under applicable Laws of any jurisdiction of a Restricted Subsidiary that becomes a Guarantor pursuant to the last sentence of the definition of “Guarantor”), (B) letter of credit rights to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement (or analogous procedures under applicable Laws of any jurisdiction of a Restricted Subsidiary that becomes a Guarantor pursuant to the last sentence of the definition of “Guarantor”) and (C) commercial tort claims with a value of less than $10,000,000, (iii) assets for which a pledge thereof or a security interest therein is prohibited by applicable Laws after giving effect to the applicable anti-assignment provisions of the UCC or other applicable Law, (iv) margin stock, (v) any cash, deposit accounts and securities accounts (including securities entitlements and related assets) (it being understood that this exclusion shall not affect the grant of the Lien on proceeds of Collateral and all proceeds of Collateral shall be Collateral) provided that nothing in this clause (v) shall limit the pledge of assets by any Foreign Subsidiary that is a Guarantor without the Administrative Agent’s consent, (vi) any lease, license or other agreements, or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license or agreement, purchase money, Capitalized Lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than the Borrower or a Guarantor) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and other applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under applicable Laws notwithstanding such prohibition, provided that nothing in this clause (vi) shall limit the pledge of assets by any Foreign Subsidiary that is a Guarantor without the Administrative Agent’s consent, (vii) assets for which the Borrower and the Administrative Agent have determined in their reasonable judgment that the cost of creating or perfecting such pledges or security interests therein (including any adverse tax consequences) would be excessive in view of the benefits to be obtained by the Lenders therefrom, (viii) any intent-to-use trademark application in the United States prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant, attachment, or enforcement of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable Federal law and (ix) Excluded Equity.

“Excluded Subsidiary” means (a) each Subsidiary listed on Schedule 1.01C hereto, (b) any Subsidiary that is prohibited by applicable Law or by any contractual obligation existing on the Closing Date (or, if later, the date such Subsidiary is acquired) from guaranteeing the Obligations (and in the case of such contractual obligation, not entered into in contemplation of the acquisition of such Subsidiary) or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received, (c) any Foreign Subsidiary, (d) [reserved], (e) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition or other similar Investment permitted hereunder that, at the time of such Permitted Acquisition or other similar Investment, has assumed secured Indebtedness permitted under this Agreement not incurred in contemplation of such Permitted Acquisition or other similar Investment and each Restricted Subsidiary that is a Subsidiary thereof that guarantees such Indebtedness, in each case, to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor (provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (e) if such secured Indebtedness is repaid or becomes unsecured, if such Restricted Subsidiary ceases to be an obligor with respect to such secured Indebtedness or such prohibition no longer exists, as applicable), (f) any Immaterial Subsidiary or Unrestricted Subsidiary, (g) captive insurance companies, (h) not-for-profit Subsidiaries, (i) special purpose entities, (j) any non-Wholly Owned Subsidiary, other than a Subsidiary that becomes a non-Wholly Owned Subsidiary that is not permitted to be released as a Guarantor pursuant to Section 9.11(c), (k) any Domestic Foreign Holding Company, (l) any Domestic Subsidiary of a Foreign Subsidiary of the Borrower that is a CFC and (m) any other Subsidiary with respect to which the Borrower and the Administrative Agent have determined in their reasonable judgment that the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom; in each case of this definition, unless such Subsidiary is designated by the Borrower as a Guarantor pursuant to the definition of “Guarantors~~.~~”.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to any Agent or any Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, by any jurisdiction as a result of a present or former connection of such Agent or Lender, as the case may be, with such jurisdiction (including as a result of being resident or being deemed to be resident, being organized, maintaining an Applicable Lending Office or carrying on business or being deemed to carry on business in such jurisdiction) other than any connection arising solely from any Loan Documents or any transactions contemplated thereby, (b) any U.S. federal withholding Taxes imposed on amounts payable to any Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 3.06(a)) or designates a new Applicable Lending Office, except to the extent such Lender’s assignor (if any) was entitled immediately prior to the assignment, or such Lender was entitled immediately before it designated a new Applicable Lending Office, to receive additional amounts from any Loan Party with respect to such Taxes pursuant to Section 3.01(a), (c) any withholding Tax resulting from a failure of such Lender to comply with

Section 3.01(f) or a failure of such Administrative Agent to comply with Section 3.01(g), as applicable, (d) any withholding Tax imposed pursuant to FATCA and (e) any U.S. federal backup withholding imposed pursuant to Section 3406 of the Code.

“Existing Credit Agreements” has the meaning specified in the ~~recitals~~preliminary statements.

“Existing First Lien Credit Agreement” has the meaning specified in the preliminary statements.

“Existing Second Lien Credit Agreement” has the meaning specified in the preliminary statements.

“Extended Revolving Credit Commitment” has the meaning specified in Section 2.15(a).

~~“Extended Term Loans” has the meaning specified in Section 2.15(a).~~

“Extending Revolving Credit Lender” has the meaning specified in Section 2.15(a).

“Extended Term Loans” has the meaning specified in Section 2.15(a).

“Extending Term Lender” has the meaning specified in Section 2.15(a).

“Extension” has the meaning specified in Section 2.15(a).

“Extension Offer” has the meaning specified in Section 2.15(a).

“Facility” means a Class of Term Loans or the Revolving Credit Facility, as the context may require.

“FATCA” means current Sections 1471 through 1474 of the Code (and any amended or successor version that is substantively comparable and not materially more onerous to comply with) or any current or future Treasury regulations with respect thereto or other official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements (and related legislation or official administrative guidance adopted pursuant to any intergovernmental agreement) implementing the foregoing.

~~“FCA” has the meaning assigned thereto in Section 1.12.~~

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means certain fee letters, dated on or prior to the Closing Date, by and among the Borrower and one or more of the Lead Arrangers.

“Financial Covenant” has the meaning specified in Section 7.11.

“Financial Covenant Adjustment” has the meaning specified in Section 7.11(a).

“Financial Covenant Event of Default” has the meaning specified in Section 8.01(b).

“First Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit G-1 hereto.

“First Lien Senior Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt that is secured by a Lien on the Collateral that is pari passu with, or senior to, the Liens securing the Obligations, as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such Test Period.

“Fixed Amounts” has the meaning specified in Section 1.09(b).

“Flood Insurance Laws” means, collectively, (1) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (2) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (3) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, any Loan Party or any Restricted Subsidiary with respect to employees outside the United States.

“Foreign Plan Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by any Loan Party or any Restricted Subsidiary under applicable Law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable Law and that could reasonably be expected to result in the incurrence of any liability by any Loan Party or any Restricted Subsidiary, or the imposition on any Loan Party or any Restricted Subsidiary of any fine, excise tax or penalty resulting from any noncompliance with any applicable Law.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Borrower, which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Fee” has the meaning specified in Section 2.03(h).

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Debt” means all Indebtedness of the Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided that (A) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (B) at any time after the Closing Date (but no more than one time), the Borrower may elect, upon notice to the Administrative Agent, to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided herein), including as to the ability of the Borrower or the Required Lenders to make an election pursuant to clause (A) of this proviso, (C) any election made pursuant to clause (B) of this proviso, once made, shall be irrevocable, (D) any calculation or determination in this Agreement that requires the application of GAAP for periods that include fiscal quarters ended prior to the Borrower’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP, (E) the Borrower may only make an election pursuant to clause (B) of this proviso if it also elects to report any subsequent financial reports required to be made by the Borrower, including pursuant to Sections 6.01(a) and (b), in IFRS and (F) if the Borrower is filing or furnishing public reports with the SEC under Form 10-K and 10-Q at the time of such election pursuant to clause (B) of this proviso, the Borrower shall only be permitted to make such election pursuant to clause (B) of this proviso solely to the extent the Borrower also applies IFRS accounting principles in connection with their public reports with the SEC under Form 10-K and 10-Q.

“Governmental Authority” means any nation or government, any state, provincial, country, territorial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(h).

“Guarantee Obligations” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee Obligations” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantees” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement.” For avoidance of doubt, the Borrower in its sole discretion may cause any Restricted Subsidiary that is an Excluded Subsidiary to Guarantee the Obligations by causing such Restricted Subsidiary to execute and deliver to the Administrative Agent a Guaranty Supplement (as defined in the Guaranty), and any such Restricted Subsidiary shall thereafter be a Guarantor, Loan Party and Subsidiary Guarantor hereunder for all purposes; provided that if such Restricted Subsidiary is not organized in the U.S., (i) the jurisdiction of organization of such Restricted Subsidiary shall be reasonably satisfactory to the Administrative Agent (including, if acting as Administrative Agent or entering into Loan Documents with Subsidiaries in such jurisdiction is prohibited or materially restricted by applicable Law or would expose the Administrative Agent, in its capacity as such, to material additional liabilities or fiduciary obligations) and (ii) such Restricted Subsidiary shall have complied with the Collateral and Guarantee Requirement and Section 6.10 prior to becoming a Guarantor.

“Guaranty” means, collectively, (a) the Guaranty substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.10.

“Hazardous Materials” means all hazardous, toxic, explosive or radioactive substances or wastes, and all other chemicals, pollutants, contaminants, substances or wastes of any nature regulated pursuant to any Law relating to the Environment because of their hazardous, toxic, dangerous or deleterious characteristics or properties, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, per- or polyfluoroalkyl substances, radon gas and toxic mold.

“Headquarters and Manufacturing Property” means certain real property located at 1801 Russellville Road, Bowling Green, Kentucky 42101.

“Hedge Bank” means any Person that is a Lender, an Agent, a Lead Arranger or an Affiliate of the foregoing at the time it enters into a Secured Hedge Agreement (or, in the case of any Secured Hedge Agreement existing on the Closing Date, on the Closing Date).

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“IFRS” means International Financial Reporting Standards as adopted in the European Union.

“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Borrower that has been designated by the Borrower in writing to the Administrative Agent as an “Immaterial Subsidiary” for purposes of this Agreement (and not redesignated as a Material Subsidiary as provided below), provided that (a) for purposes of this Agreement, at no time shall (i) the total assets of all Immaterial Subsidiaries at the last day of the most recent Test Period equal or exceed 5% of the total assets of the Borrower and its Restricted Subsidiaries at such date or (ii) the gross revenues for such Test Period of all Immaterial Subsidiaries equal or exceed 5% of the consolidated gross revenues of the Borrower and its Restricted Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP, (b) the Borrower shall not designate any new Immaterial Subsidiary if such designation would not comply with the provisions set forth in clause (a) above, and (c) if the total assets or gross revenues of all Restricted Subsidiaries so designated by the Borrower as “Immaterial Subsidiaries” (and not redesignated as “Material Subsidiaries”) shall at any time exceed the limits set forth in clause (a) above, then all such Restricted Subsidiaries shall be deemed to be Material Subsidiaries unless and until the Borrower shall redesignate one or more Immaterial Subsidiaries as Material Subsidiaries, in each case in a written notice to the Administrative Agent, and, as a result thereof, the total assets and gross revenues of all Restricted Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limits; and provided, further, that the Borrower may designate and re-designate a Restricted Subsidiary as an Immaterial Subsidiary at any time, subject to the terms set forth in this definition.

“Incremental Facilities” has the meaning specified in Section 2.14(a).

“Incremental Facility Amendment” has the meaning specified in Section 2.14(d).

“Incremental Facility Closing Date” has the meaning specified in Section 2.14(e).

“Incremental Incurrence Test” has the meaning specified in Section 2.14(a).

“Incremental Revolving Commitments” has the meaning specified in Section 2.14(a).

“Incremental Revolving Lender” has the meaning specified in Section 2.14(e).

“Incremental Term Loans” has the meaning specified in Section 2.14(a).

“Incurrence Based Amounts” has the meaning specified in Section 1.09(b).

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnitees” has the meaning specified in Section 10.05.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)    the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)	net obligations of such Person under any Swap Contract;

(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within thirty (30) days after becoming due and payable);

(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)	all Attributable Indebtedness;

(g)	all obligations of such Person in respect of Disqualified Equity Interests; and

(h)	all Guarantee Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, company, or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and (B) in the case of the Borrower and its Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or in respect of any payment made by or on account of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Information Memorandum” means the Confidential Information Memorandum, dated October 2018 relating to the Loan Parties and the Transactions.

“Initial Term Commitment” means, as to each Initial Term Lender, its obligation to make an Initial Term Loan to the Borrower pursuant to Section 2.01 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Initial Term Commitment” or in the Assignment and Assumption pursuant to which such Initial Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Term Commitments is $600,000,000.

“Initial Term Facility” means the Initial Term Loans provided to or for the benefit of the Borrower pursuant to the terms of this Agreement.

“Initial Term Lender” means, at any time, any Lender that has an Initial Term Commitment or an Initial Term Loan at such time.

“Initial Term Loan” means (a) a Loan made pursuant to Section 2.01(a) and (b) the Delayed Draw Term Loans made pursuant to Section 2.01(c).

“Interest Charges” means, with respect to any Person for any period, the sum of (a) Consolidated Interest Expense of such Person for such period; plus (b) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests of such Person or any Restricted Subsidiary of such Person made during such period.

“Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period to (b) Consolidated Cash Interest Charges of the Borrower and its Restricted Subsidiaries for such period; provided that for the purpose of calculating the Interest Coverage Ratio for any period ending prior to the expiration of four full fiscal quarters since the Closing Date, Consolidated Cash Interest Charges shall be deemed to be Consolidated Cash Interest Charges for the period from the Closing Date to and including the date of determination multiplied by a fraction equal to (x) 365 divided by (y) the number of days actually elapsed from the Closing Date to such date of determination.

“Interest Coverage Ratio Financial Covenant” has the meaning specified in Section 7.11(b).

“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan or a Daily Simple RFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Term SOFR Loan or Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including any Swing Line Loan) or any Daily Simple RFR Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to any Loan, the period commencing on the date such Loan is disbursed or converted to or, with respect to any Term SOFR Loan or Eurocurrency Rate ~~Loan or Term RFR~~ Loan, continued as a Term SOFR Loan or Eurocurrency Rate ~~Loan or Term RFR~~ Loan, as applicable, and ending on the date one (1), three (3), or (except with respect to any Loan bearing interest based on the CDOR Rate) six (6) months~~, or, if agreed by all relevant Lenders, 12 months~~ thereafter, in each case as selected by the Borrower in its Committed Loan Notice and subject to availability; provided that:

(a)    the Interest Period shall commence on the date of advance of or conversion to any Term SOFR Loan or Eurocurrency Rate ~~Loan or Term RFR~~ Loan, as applicable, and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b)    if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(c)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(d)	no Interest Period shall extend beyond the applicable Maturity Date; and

(e)    no tenor that has been removed from this definition pursuant to Section 2.17(c)(iv) shall be available for specification in any Committed Loan Notice.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee Obligation with respect to any obligation of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by Fitch, Inc.

“Investors” means (a) the Sponsor and (b) the Management Stockholders.

“IP Rights” has the meaning specified in Section 5.14.

“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

“Judgment Currency” has the meaning specified in Section 10.17.

“Junior Debt Documents” means any agreement, indenture or instrument pursuant to which any Subordinated Debt is issued, in each case as amended to the extent permitted under the Loan Documents.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement substantially in the form of Exhibit G-2 hereto.

“JV Entity” means any joint venture of the Borrower or any Restricted Subsidiary that is not a Subsidiary.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Term Commitment hereunder at such time, including the latest maturity date of any Extended Revolving Credit Commitment, Additional Revolving Credit Commitment, Incremental Revolving Commitment, Extended Term Loan or Incremental Term Loan, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local laws (including common laws), statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means (i) Wells Fargo Bank, National Association, Bank of America, N.A., Truist Bank, PNC Bank, National Association, U.S. Bank National Association, BancorpSouth Bank, and/or any of their Subsidiaries or Affiliates, and (ii) any other Revolving Credit Lender (or any of its Subsidiaries or Affiliates) that becomes an L/C Issuer in accordance with Section 2.03(j) or Section 10.07(j); provided, in the case of the L/C Issuers in clause (i) above, their commitment to issue Letters of Credit shall not exceed at any time the amount set forth opposite such L/C Issuer’s name on Schedule 2.01 under the caption “L/C Commitments”.

“L/C Obligation” means, as at any date of determination, the aggregate maximum amount then available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts in respect of Letters of Credit, including all L/C Borrowings.

“LCA Election” has the meaning specified in Section 1.09(a).

“LCA Test Date” has the meaning specified in Section 1.09(a).

“Lead Arrangers” means, collectively, (i) in respect of the Revolving Credit Facility, Wells Fargo Securities, LLC, BofA Securities, Inc. and Truist Securities, Inc., in their capacities as Joint Lead Arrangers and Joint Bookrunners under this Agreement, (ii) in respect of the Initial Term Facility and Delayed Draw Term Facility, Jefferies Finance, LLC, Wells Fargo Securities, LLC, BofA Securities, Inc. and Truist Securities, Inc., in their capacities as Joint Lead Arrangers and Joint Bookrunners under this Agreement and (iii) in respect of Amendment No. 1, the Amendment No. 1 Arranger.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and/or the Swing Line Lender and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lender Participation Notice” has the meaning specified in Section 2.05(d)(iii).

“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit and may be issued in Dollars or in an Alternative Currency, provided that no L/C Issuer has an obligation to issue trade or commercial letters of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the aggregate amount of the Revolving Credit Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, assignment (by way of security or otherwise) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction” means (x) any acquisition or other investment, including by way of merger or amalgamation, by the Borrower or one or more of its Restricted Subsidiaries permitted pursuant to this Agreement whose consummation is not conditioned upon the availability of, or on obtaining, third party financing, (y) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness requiring irrevocable notice in advance of such redemption, repurchase, satisfaction and discharge or repayment and (z) any Restricted Payment requiring irrevocable notice in advance thereof.

“Liquidity” means, as of any date of determination, the sum of (1) Unrestricted Cash plus (2) Unrestricted Revolving Facility Availability.

“Liquidity Test Date” means (i) the last day of each calendar month (commencing with the month ended February 28, 2023) ending on or following the Amendment No. 1 Effective Date and on or prior to the Covenant Relief Period End Date, (ii) each day on which a Credit Extension is made (other than a conversion of Loans to the other Type, or a continuation of Term SOFR Loans or Eurocurrency Rate Loans) on or following the Amendment No. 1 Effective Date and on or prior to the Covenant Relief Period End Date and (iii) any other date on or following the Amendment No. 1 Effective Date and on or prior to the Covenant Relief Period End Date that the Administrative Agent may request from time to time, upon no less than two Business Days’ notice by the Administrative Agent to the Borrower.

“Liquidity Test Period” means (i) with respect to any Liquidity Test Date pursuant to clause (i) of the definition thereof, the twelve consecutive calendar month period ending on such Liquidity Test Date and (ii) with respect to any Liquidity Test Date pursuant to clauses (ii) or (iii) of the definition thereof, the twelve consecutive calendar month period ending immediately prior to such Liquidity Test Date.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan (including any Incremental Term Loans, any Extended Term Loans, loans made pursuant to any Additional Revolving Credit Commitment or loans made pursuant to Extended Revolving Credit Commitments).

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) each Guaranty, (iv) the Collateral Documents, (v) any Acceptable Intercreditor Agreement, (vi) any Additional Agreement to which the Administrative Agent is a party and (vii) each Letter of Credit Application, in each case as amended in accordance with this Agreement.

“Loan Parties” means, collectively, (i) the Borrower and (ii) each other Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.

“Management Stockholders” means the members of management of the Borrower or any of its Subsidiaries who are or who become investors in the Borrower.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its

Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders or the Agents under any Loan Document.

“Material Intellectual Property” means any intellectual property that, individually or in the aggregate, is material to the operation of the business of the Borrower and its Restricted Subsidiaries, taken as a whole.

“Material Non-Public Information” means (a) if the Borrower is a public reporting company, material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing for purposes of United States Federal and state securities laws, and (b) if the Borrower is not a public reporting company, information that is (i) of the type that would not be publicly available if the Borrower were a public reporting company and (ii) material with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing for purposes of United States Federal and state securities laws.

“Material Real Property” shall mean (i) the Headquarters and Manufacturing Property and (ii) each parcel of real property that is acquired by the Borrower or any other Loan Party on or after the Amendment No. 1 Effective Date and on or prior to the Covenant Relief Period End Date or is owned by an entity at the time it becomes a Loan Party on or prior to the Covenant Relief Period End Date and is owned in fee by any Loan Party that (together with any other parcels constituting a single site or operating property) with a fair market value (as determined by the Borrower in good faith) of at least

$5,000,000. For the avoidance of doubt, except as otherwise set forth therein, no property referenced in clauses (i)(A), (i)(B) or (i)(C) of the definition of “Excluded Property” shall constitute Material Real Property.

“Material Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Borrower that is not an Immaterial Subsidiary (but including, in any case, any Restricted Subsidiary that has been designated as a Material Subsidiary as provided in, or that has been designated as an Immaterial Subsidiary in a manner that does not comply with, the definition of “Immaterial Subsidiary”).

“Maturity Date” means (a) with respect to the Revolving Credit Facility, the fifth anniversary of the Closing Date (or, with respect to any Additional Revolving Credit Commitments or Extended Revolving Credit Commitments, the maturity date applicable to such Additional Revolving Credit Commitments or Extended Revolving Credit Commitments in accordance with the terms hereof) and (b) with respect to Initial Term Loans and the Delayed Draw Term Loans, the seventh anniversary of the Closing Date (or with respect to any (i) Extended Term Loan, the maturity date applicable to such Extended Term Loan in accordance with the terms hereof or (ii) Incremental Term Loan, the maturity date applicable to such Incremental Term Loan as set forth in the applicable Incremental Facility Amendment); provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“Maximum Incremental Facilities Amount” has the meaning specified in Section 2.14(a).

“MFN Adjustment” has the meaning specified in Section 2.14(b).

“MFN Sunset Date” means the date that is six (6) months following the Closing Date.

“Minimum Extension Condition” has the meaning specified in Section 2.15(b).

“Minimum Tranche Amount” has the meaning specified in Section 2.15(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” shall mean a mortgage, debenture, deed of trust, deed to secure debt or similar security instrument in form and substance reasonably satisfactory to the Administrative Agent, in favor of the Administrative Agent for the benefit of the Secured Parties, as the same may be amended, modified, restated and/or supplemented from time to time.

“Mortgage Release Date” shall mean the first date on which the Borrower has been in compliance with the Total Leverage Ratio Financial Covenant for two consecutive Test Periods each of which shall have ended following the Covenant Relief Period End Date.

“Mortgaged Property” shall mean any Material Real Property of a Loan Party which will be encumbered (or required to be encumbered) by a Mortgage.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, other than a Foreign Plan, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the immediately preceding six (6) years, has made or been obligated to make contributions if any obligation or liability, contingent or otherwise, of a Loan Party or ERISA Affiliate, remains.

“Net Cash Proceeds” means:

(a)    with respect to the Disposition of any asset by the Borrower or any Restricted Subsidiary or any Casualty Event, an amount equal to the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents and Indebtedness that is secured by Liens ranking junior to or pari passu with the Liens securing Obligations under the Loan Documents), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith (including, for the avoidance of doubt, any income, withholding and other taxes payable as a result of the distribution of such proceeds to the Borrower), and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets or purchase price adjustment established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include (i) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by the Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or if such liabilities have not been satisfied in cash and such reserve is not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; and

(b)    (i) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary, the excess, if any, of (x) the sum of the cash received in connection with such incurrence or issuance over (y) the investment banking fees, underwriting discounts, commissions, Taxes, costs and other out-of-pocket expenses and other customary expenses incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and (ii) with respect to any Permitted Equity Issuance by the Borrower, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Borrower.

“Non-Consenting Lender” has the meaning specified in Section 3.06(d).

“Non-Extending Lender” means any Lender that elects not to participate in an Extension pursuant to Section 2.15.

“Non-extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Non-Loan Party” means any Restricted Subsidiary of the Borrower that is not a Loan Party.

“Non-Qualifying Affiliated Debt Fund” means a Sponsor Affiliated Lender that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and with respect to which the Sponsor has and possesses, directly or indirectly, the power to direct or cause the direction of the investment policies of such entity.

“Note” means a Term Note or a Revolving Credit Note as the context may require.

“Obligations” means (w) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or other Subsidiary arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees and expenses that accrue after the commencement by or against any Loan Party or any other Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed claims in such proceeding, (x) obligations of any Loan Party or any other Restricted Subsidiary arising under any Secured Hedge Agreement (other than any Excluded Swap Obligations) and (y) Cash Management Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, obligations to provide Cash Collateral, charges, expenses, fees, Attorney Costs, indemnities and other amounts, in each case, payable by any Loan Party or any other Subsidiary under any Loan Document and (b) the obligation of any Loan Party or any other Subsidiary to reimburse any amount in respect of any of the foregoing that any Agent or any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.

“Offered Loans” has the meaning specified in Section 2.05(d)(iii).

“Organization Documents” means (a) with respect to any corporation or company, the certificate or articles of incorporation or amalgamation, the memorandum and articles of association, any other constitutional documents, any certificates of change of name and/or the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, declaration, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other ~~Benchmark Rate Election” means, if the then-current Benchmark for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, is the Adjusted Eurocurrency Rate for Dollars, the occurrence of: (a) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a USD LIBOR-based rate, a term benchmark rate that is not a SOFR-based rate as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (b) the joint election by the Administrative Agent and the Borrower to trigger a fallback from the Adjusted Eurocurrency Rate for Dollars and the provision by the Administrative Agent of written notice of such election to the Lenders.~~Applicable Indebtedness” has the meaning specified in Section 2.05(b)(ii).

“Other Taxes” means all present or future stamp, court or documentary Taxes and any other property, intangible, recording or similar Taxes which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, excluding, in each case, any such Tax resulting from an Assignment and Assumption or transfer or assignment to or designation of a new Applicable Lending Office or other office for receiving payments under any Loan Document (an “Assignment Tax”) but only if (a) such Assignment Tax is imposed as a result of a present or former connection of the assignor or assignee with the jurisdiction imposing such Assignment Tax (other than any connection arising solely from any Loan Documents or any transactions contemplated thereby) and (b) such Assignment Tax does not arise as a result of an assignment (or designation of a new Applicable Lending Office) pursuant to a request by the Borrower under Section 3.06.

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans and Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent (or to the extent payable to an L/C Issuer or the Swing Line Lender, such L/C Issuer or Swing Line Lender, as applicable, in each case, with notice to the Administrative Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent (or to the extent payable to an L/C Issuer or the Swing Line Lender, such L/C Issuer or Swing Line Lender, as applicable, in each case, with notice to the Administrative Agent) to be customary in the place of disbursement or payment for the settlement of international banking transactions.

“Participant” has the meaning specified in Section 10.07(e).

“Participant Register” has the meaning specified in Section 10.07(e).

“Payment Recipient” has the meaning specified in Section 10.24(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) other than a Multiemployer Plan or a Foreign Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six (6) years if any obligation or liability, contingent or otherwise, of a Loan Party or ERISA Affiliate, remains.

“Periodic Term SOFR Determination Day” has the meaning specified in clause (a) of the definition of “Term SOFR.”

“Permitted Acquisition” has the meaning specified in Section 7.02(j).

“Permitted Alternative Incremental Facilities Debt” has the meaning specified in Section 7.03(t).

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests other than a sale or issuance that would constitute an Excluded Contribution Amount.

“Permitted Holders” means any of (a) the Sponsor and (b) any other Investor.

“Permitted Initial Delayed Draw Term Loan Borrowing Amount” has the meaning specified in Section ~~4.03.~~4.03(e).

“Permitted Liens” means any Liens permitted by Section 7.01.

“Permitted Non-Recourse Factoring” means one or more non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such non-recourse facilities) receivables purchase facilities of the Borrower and its Restricted Subsidiaries made available to the Borrower or any of its Restricted Subsidiaries on then-market terms (as reasonably determined by the Borrower) not exceeding an aggregate principal amount for all such facilities at any time outstanding equal to $50,000,000 minus the aggregate principal amount of Permitted Recourse Receivables Financings at such time outstanding.

“Permitted Receivables Financing” means (a) a Permitted Non-Recourse Factoring, (b) a Permitted Recourse Receivables Financing and (c) the factoring arrangements of the Borrower and its Restricted Subsidiaries existing on the date hereof and any substantially similar arrangements entered into from time to time and any replacements, refinancings, extensions, amendments or other modifications thereto.

“Permitted Recourse Receivables Financing” means one or more receivables purchase facilities made available to the Borrower or any of its Restricted Subsidiaries on then-market terms (as reasonably determined by the Borrower) not exceeding an aggregate principal amount for all such facilities at any time outstanding equal to $50,000,000 minus the aggregate principal amount of Permitted Non-Recourse Factoring at such time outstanding.

“Permitted Refinancing” means, with respect to any Person, any modification (other than a release of such Person), refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon, plus amounts that would otherwise be permitted under Section 7.03 (with such amounts being deemed utilization of the applicable basket or exception under Section 7.03), plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, and as otherwise permitted under Section 7.03, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(f), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is secured by a Lien on the assets, the Lien securing such Indebtedness as modified, refinanced, refunded, renewed or extended shall not be senior in priority to the Lien on the assets securing the Indebtedness being modified, refinanced, refunded, renewed or extended and shall not be secured by any additional assets unless such additional assets are substantially simultaneously pledged in favor of the Administrative Agent to secure the Obligations, (d) to the extent such Indebtedness being so modified, refinanced, funded, renewed or extended is guaranteed by a Guarantee, such Indebtedness as modified, refinanced, renewed or extended shall not have any additional guarantees unless such additional guarantees are substantially simultaneously provided in respect of the Loans and Commitments under this Agreement and (e) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.03(c), (i) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (other than in the case of terms applying to periods after the then Latest Maturity Date or otherwise added for the benefit of the Lenders hereunder); provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by a Person who is the obligor of the Indebtedness being so modified, refinanced, refunded, renewed or extended.

“Permitted Sale Leaseback” means any Sale Leaseback consummated by the Borrower or any of its Restricted Subsidiaries after the Closing Date; provided that any such Sale Leaseback that isnot between (a) a Loan Party and another Loan Party or (b) a Restricted Subsidiary that is not a Loan Party and another Restricted Subsidiary that is not a Loan Party must be, in each case, consummated for fair value as determined at the time of consummation in good faith by (i) the Borrower or the applicable Restricted Subsidiary and (ii) in the case of any Sale Leaseback (or series of related Sales Leasebacks) the aggregate proceeds of which exceed $37,500,000, the board of managers or directors, as applicable, of the Borrower or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) other than a Foreign Plan, established or maintained by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Plan Assets” means “plan assets” within the meaning of U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Platform” has the meaning specified in Section ~~6.01.~~6.02.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition or the conversion of any Unrestricted Subsidiary into a Restricted Subsidiary, the period beginning on the date such Permitted Acquisition or conversion is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition or conversion is consummated.

“Primary Obligor” has the meaning specified in the definition of “Guarantee Obligations.”

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Privately Held” means, with respect to the Borrower, any time after the Closing Date during which none of the Equity Interests of the Borrower is publicly traded on any United States national securities exchange or over the counter market, or any analogous exchange or market in any other country or territory.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the Borrower, (a) the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that is factually supportable and is expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act, as interpreted by the Securities and Exchange Commission and (b) additional good faith pro forma adjustments arising out of cost savings initiatives attributable to such transaction and additional costs associated with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Borrower and its Restricted Subsidiaries, in each case being given pro forma effect, that (i) have been realized or (ii) will be implemented following such transaction are reasonably identifiable, supportable and quantifiable, reasonably attributable to the actions specified and reasonably anticipated to result from such actions and expected to be realized within the succeeding eighteen (18) months and, in each case, including, but not limited to, (w) reduction in personnel expenses, (x) reduction of costs related to administrative functions, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead taking into account, for purposes of determining such compliance, the historical financial statements of the Acquired Entity or Business or Converted Restricted Subsidiary and the consolidated financial statements of the Borrower and its Subsidiaries, assuming such Permitted Acquisition or conversion, and all other Permitted Acquisitions or conversions that have been consummated during the period, and any Indebtedness or other liabilities repaid in connection therewith had been consummated and incurred or repaid at the beginning of such period (and assuming that such Indebtedness to be incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the interest rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, so long as such actions are initiated during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further that any adjustment pursuant to clause (b) shall be subject to the limitation set forth in the initial proviso to clause (a)(viii) of the definition of “Consolidated EBITDA~~”~~.”

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder for an applicable period of measurement, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Restricted Subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of its Restricted Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (as determined by the Borrower in good faith) (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and its Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment.”

“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.05(d)(ii).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section ~~6.01.~~6.02.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 10.26.

“Qualified Equity Interests” means any Equity Interests of the Borrower, in each case, that are not Disqualified Equity Interests.

“Qualifying Lenders” has the meaning specified in Section 2.05(d)(iv).

“Qualifying Loans” has the meaning specified in Section 2.05(d)(iv).

“Rate Determination Date” means, with respect to any Interest Period, two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in ~~such~~the applicable interbank market, as determined by the Administrative Agent).

“Reference Time” with respect to any setting of the then-current Benchmark for any Currency means (a~~) if such Benchmark is a Daily Simple RFR, (i) if the RFR for such Benchmark is SOFR, then four (4) RFR Business Days prior to (A) if the date of such setting is an RFR Business Day, such date or (B) if the date of such setting is not an RFR Business Day, the RFR Business Day immediately preceding such date, and (ii~~) if the RFR for such Benchmark is SONIA, then four (4) RFR Business Days prior to (A) if the date of such setting is an RFR Business Day, such date or (B) if the date of such setting is not an RFR Business Day, the RFR Business Day immediately preceding such date ~~or (B) if the date of such setting is not an RFR Business Day, the RFR Business Day immediately preceding such date, (b) if such Benchmark is an Adjusted Eurocurrency Rate, (i) if the applicable Adjusted Eurocurrency Rate for such Benchmark is based upon USD LIBOR, then 11:00 a.m. (London time) on the day that is two (2) Eurocurrency Banking Days preceding the date of such setting, and (ii) if the applicable Adjusted Eurocurrency Rate for such Benchmark is based upon EURIBOR, then 11:00 a.m. (Brussels time) on the day that is two (2) Eurocurrency Banking Days preceding the date of such setting and (c~~and (b) otherwise, then the time determined by the Administrative Agent, including in accordance with the Conforming Changes.

“Refinancing” has the meaning assigned to it in the Preliminary Statements hereof.

“Refinancing Revolving Commitments” means Incremental Revolving Commitments that are designated by a Responsible Officer of the Borrower as “Refinancing Revolving Commitments” in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent on or prior to the date of incurrence; provided that (i) any Refinancing Revolving Commitments shall not be in a principal amount that exceeds the amount of Revolving Credit Commitments so refinanced, except to the extent a different incurrence basket pursuant to Section 7.03 is utilized plus an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Refinancing Revolving Commitments, (ii) to the extent applicable, such Refinancing Revolving Commitments shall be subject to an Acceptable Intercreditor Agreement, (iii) any Refinancing Revolving Commitment does not mature prior to the maturity date of or have scheduled amortization or commitment reductions prior to the maturity date of the Revolving Credit Commitments being refinanced, (iv) such Refinancing Revolving Commitments have solely the same guarantors and are secured solely by the same assets as the Revolving Credit Commitments being refinanced, (v) the terms and conditions of such Refinancing Revolving Credit Commitments (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Maturity Date of the Loans or Commitments being refinanced) shall reflect terms, taken as a whole, not materially more favorable to the lenders providing such Refinancing Revolving Commitments than the terms of such Revolving Credit Commitments being refinanced or are as otherwise reasonably acceptable to the Administrative Agent (except for covenants or other provisions (1) applicable only to periods after the final maturity date of such Revolving Credit Commitments existing at the time of such refinancing or (2) applicable prior to the final maturity date of such Revolving Credit Commitments existing at such time to the extent such terms and conditions are added for the benefit of such existing Revolving Credit Commitments, and such terms shall be automatically added for the benefit of such existing Revolving Credit Commitments) and (vi) if such Refinancing Revolving Credit Commitments contain any financial maintenance covenants, such covenants shall be added for the benefit of the Revolving Credit Lenders.

“Refinancing Term Loans” means Incremental Term Loans and/or Permitted Alternative Incremental Facilities Debt that are designated by a Responsible Officer of the Borrower as “Refinancing Term Loans” in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent on or prior to the date of incurrence; provided that (i) any Refinancing Term Loans shall not be in a principal amount that exceeds the amount of Term Loans so refinanced, except to the extent a different incurrence basket pursuant to Section 7.03 is utilized plus an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Refinancing Term Loans, (ii) to the extent applicable, such Refinancing Term Loans shall be subject to an Acceptable Intercreditor Agreement, (iii) any Refinancing Term Loans do not mature prior to the maturity date of or have a shorter Weighted Average Life to Maturity prior to the Terms Loans being refinanced, (iv) such Refinancing Term Loans have solely the same guarantors and are secured solely by the same assets as the Term Loans being refinanced, (v) the terms and conditions of such Refinancing Term Loans (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Maturity Date of the Loans or Commitments being refinanced) shall reflect terms, taken as a whole, not materially more favorable to the lenders providing such Refinancing Term Loans than the terms of such Term Loans being refinanced or are as otherwise reasonably acceptable to the Administrative Agent (except for covenants or other provisions (1) applicable only to periods after the final maturity date of such Term Loans existing at the time of such refinancing or (2) applicable prior to the final maturity date of such Term Loans existing at such time to the extent such terms and conditions are added for the benefit of such existing Term Loans, and such terms shall be automatically added for the benefit of such existing Term Loans) and (vi) if such Refinancing Term Loans contain any financial maintenance covenants, such covenants shall be added for the benefit of the Term Lenders.

“Register” has the meaning specified in Section 10.07(d).

“Rejection Notice” has the meaning specified in Section 2.05(b)(v).

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migration or leaching on, into or through the Environment or into, from or through any building, structure or facility.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency, (i) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty

(30) day notice period has been waived.

“Repricing Transaction” means, with respect to the Initial Term Loans, other than in connection with a Change of Control or a Transformative Acquisition, (a) any prepayment or repayment of Initial Term Loans with the proceeds of, or any conversion of Initial Term Loans into, any new or replacement tranche of term loans secured on a pari passu basis with the Initial Term Loans and bearing interest with an Effective Yield less than the Effective Yield applicable to the Initial Term Loans, (b) any amendment (including pursuant to a replacement term loan as contemplated by Section 10.01) to the Initial

Term Loans which reduces the Effective Yield applicable to the Initial Term Loans and (c) any mandatory assignment by a Non-Consenting Lender pursuant to Section 3.06 in connection with an event described in clause (a) or (b); provided, that in the case of clause (a) and (b), the primary purpose (as determined in good faith by the Borrower) of such prepayment, repayment or amendment is to reduce the Effective Yield as set forth above.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Delayed Draw Term Lenders” means, as of any date of determination, Lenders having more than 50.0% in the aggregate of the Delayed Draw Commitments; provided, that the Delayed Draw Commitments of any Defaulting Lender or Lenders that are Sponsor Affiliated Lenders (other than Affiliated Debt Funds) shall be excluded for the purposes of making a determination of Required Delayed Draw Term Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50.0% of the sum of the (a) Total Outstandings (with the aggregate outstanding amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by any Defaulting Lender or Lenders that are Sponsor Affiliated Lenders (other than Affiliated Debt Funds) shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Credit Lenders” means, as of any date of determination, Lenders having more than 50.0% in the aggregate of (a) the Revolving Credit Commitments or (b) after the termination of the Revolving Credit Commitments, the Revolving Credit Exposure; provided, that the Revolving Credit Commitment and the Revolving Credit Exposure of any Defaulting Lender or Lenders that are Sponsor Affiliated Lenders (other than Affiliated Debt Funds) shall be excluded for the purposes of making a determination of Required Revolving Credit Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Casualty Event” has the meaning specified in Section 2.05(b)(~~vi~~vii).

“Restricted Disposition” has the meaning specified in Section 2.05(b)(~~vi~~vii).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the holders of Equity Interests of the Borrower.

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Retained Declined Proceeds” has the meaning specified in Section 2.05(b)(v).

“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a borrowing of an RFR Loan or a Eurocurrency Rate Loan denominated in an Alternative Currency, as applicable, but only as to the amounts so borrowed on such date, (ii) each date of a continuation of an RFR Loan or a Eurocurrency Rate Loan, as applicable, denominated in an Alternative Currency pursuant to the terms of this Agreement, but only as to the amounts so continued on such date, and (iii) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) each date of issuance, amendment or extension of such Letter of Credit, but only as to the Letter of Credit so issued, amended or extended on such date, (ii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency, but only as to the Letter of Credit that is paid on such date and (iii) such additional dates as the Administrative Agent or the applicable L/C Issuer (with notice thereof to the Administrative Agent) shall determine or the Required Lenders shall require.

“Revolving Credit Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Maturity Date with respect to the Revolving Credit Facility and the date of termination of the Revolving Credit Commitments.

“Revolving Credit Borrowing” means a borrowing consisting of Revolving Credit Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Term SOFR Loans and Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b) or Section 2.03, as applicable, (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitments” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Revolving Credit Commitments of all Revolving Credit Lenders shall be $125,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Commitment Increase” has the meaning specified in Section ~~2.14.~~2.14(a).

“Revolving Credit Exposure” means, as to each Revolving Credit Lender at any time, the sum of (a) the outstanding principal amount of all Revolving Credit Loans held by such Revolving Credit Lender (or its Applicable Lending Office), (b) such Revolving Credit Lender’s Applicable Percentage of the L/C Obligations and (c) such Revolving Credit Lender’s Applicable Percentage of the Swing Line Obligations.

“Revolving Credit Facility” has the meaning specified in the Preliminary Statements to this Agreement.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or that holds Revolving Credit Loans at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, ~~on and after the USD LIBOR Transition Date,~~Term SOFR and (b) Sterling, SONIA.

“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, ~~on and after the USD LIBOR Transition Date,~~ any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities and

(b) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.

“RFR Loan” means a Daily Simple RFR Loan, Term SOFR Loan or a Term RFR Loan, as the context may require.

“RFR Rate Day” means any day pursuant to which any calculation of Adjusted Daily Simple RFR is made.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, or any successor to its rating agency business.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrower or any of its Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, (b) with respect to disbursements and payments in Euro, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in Euro and (c) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the applicable L/C Issuer to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanctions Laws and Regulations” means any applicable laws, rules or regulations concerning or relating to economic or financial sanctions or trade embargoes imposed, administered or enforced by: (i) the United States (including the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State); (ii) the European Union or any of its member states; (iii) the United Kingdom (including the Office of Financial Sanctions Implementation of Her Majesty’s

Treasury); (iv) the Swiss Confederation (including the State Secretariat for Economic Affairs of the Federal Department of Economic Affairs, Education and Research); (v) Canada (including Global Affairs Canada); and (vi) any other relevant Governmental Authority with jurisdiction over the Borrower or any of their Subsidiaries.

“Screen Rate” means, for any Eurocurrency Rate Loan denominated in (a~~) Dollars, the USD LIBOR Rate, (b~~) Euros, the EURIBOR Rate or (~~c~~b) Canadian Dollars, the CDOR Rate.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract permitted hereunder that is entered into by and between any Loan Party (or any Person that merges into a Loan Party) or any Restricted Subsidiary and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Swing Line Lender, the L/C Issuers, the Hedge Banks, the Cash Management Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means the Security Agreement executed by the Loan Parties party thereto on the Closing Date substantially in the form of Exhibit H as supplemented by any Security Agreement Supplement executed and delivered pursuant to Section 6.10.

“Security Agreement Supplement” means a supplement to the Security Agreement as contemplated by the Security Agreement.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Adjustment” means a percentage equal to 0.11448% (11.448 basis points) per annum.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (i) the fair value of the property of such Person is greater than the total amount of debts and liabilities, contingent, subordinated or otherwise, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the liability of such Person on its debts as they become absolute and matured, (iii) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital; provided that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Adjustment” means a percentage equal to 0.0326% (3.26 basis points) per annum.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SPC” has the meaning specified in Section 10.07(h).

“SPC Register” has the meaning specified in Section 10.07(h).

“Specified Communications” has the meaning specified in Section 10.02(g).

“Specified Event of Default” means an Event of Default pursuant to Section 8.01(a), 8.01(f) or 8.01(g) (in the case of Section 8.01(f) or 8.01(g), with respect to the Borrower).

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” as defined in the Commodity Exchange Act (determined prior to giving effect to any applicable keep well, support or other agreement for the benefit of such Guarantor and any and all Guarantees of such Guarantor’s Swap Obligations by other Loan Parties).

“Specified Permitted Sale Leaseback” means a Permitted Sale Leaseback in respect of the Headquarters and Manufacturing Property.

“Specified Representations” means the representations and warranties of the Borrower set forth in Sections 5.01(a), 5.01(b)(ii), 5.02(a) (related to the entering into and performance of the Loan Documents and the incurrence of the extensions of credit thereunder), 5.02(b)(i) (related to the entering into and performance of the Loan Documents and the incurrence of the extensions of credit thereunder), 5.04, 5.12, 5.15, 5.16 (subject to the Certain Funds Provision) and 5.18 (limited to the use of proceeds of the Loans on the applicable Incremental Facility Closing Date).

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Term Loan or Incremental Revolving Commitments that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that any increase in the Revolving Credit Commitment above the Revolving Credit Commitments in effect on the Closing Date, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn; provided, further, that at the Borrower’s sole election, any such Specified Transaction (other than a Restricted Payment) having an aggregate value of less than $1,000,000 shall not be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Sponsor” means each of Sentinel Capital Partners, L.L.C. and its Affiliates and funds or partnerships managed by, or under the sole control of and exclusively advised by, it or any of its Affiliates, but not including any of their portfolio companies.

“Sponsor Affiliated Lender” means the Sponsor and any Affiliate of the Sponsor (including Borrower and its subsidiaries, all Affiliated Debt Funds and all Non-Qualifying Affiliated Debt Funds).

“Spot Rate” means, for a currency, the rate determined for such currency by the Administrative Agent or the applicable L/C Issuer (with notice to the Administrative Agent), as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the applicable L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the applicable L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; provided, further, that such L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“Sterling RFR Determination Day” has the meaning specified in the definition of “Adjusted Daily Simple RFR.”

“Subordinated Debt” means Indebtedness incurred by a Loan Party that is (i) subordinated in right of payment to the prior payment of all Obligations of such Loan Party under the Loan Documents or (ii) secured by a Lien that is junior to the Lien securing the Obligations of such Loan Party under the Loan Documents.

“Subsidiary” of a Person means a corporation, company, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Borrower that are Guarantors.

“Supplemental Administrative Agent” has the meaning specified in Section 9.13(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Supported QFC” has the meaning assigned to it in Section 10.26.

“Surviving Indebtedness” means Indebtedness of the Borrower or any of its Subsidiaries outstanding immediately after giving effect to the Refinancing.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means any obligation of any Guarantor to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined by the Hedge Bank (or the Borrower, if no Hedge Bank is party to such Swap Contract) in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by the Hedge Bank (or the Borrower, if no Hedge Bank is party to such Swap Contract).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Wells Fargo Bank, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the aggregate principal amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

~~“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros.~~

“Taxes” means all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings (including backup withholding) or similar charges imposed by any Governmental Authority, and all liabilities (including additions to tax, penalties and interest) with respect thereto.

“Term Borrowing” means a Borrowing in respect of a Class of Term Loans.

“Term Commitments” means (a) an Initial Term Commitment, (b) a commitment in respect of any Incremental Term Loans or (c) a Delayed Draw Commitment, or any combination thereof, as the context may require.

“Term Lender” means, at any time, any Lender that has a Term Loan, a Term Commitment or a Delayed Draw Commitment at such time.

“Term Loans” means the Initial Term Loans, the Delayed Draw Term Loans, any Incremental Term Loans and any Extended Term Loans.

“Term Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto with appropriate insertions, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from any Class of Term Loans made by such Lender.

“Term RFR” means, ~~with respect to any Currency~~ for any Interest Period, a rate per annum equal to ~~(a) for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, Adjusted Term SOFR and (b)~~ for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the forward-looking term rate for a period comparable to such Interest Period based on the RFR for such Currency that is published by an authorized benchmark administrator and is displayed on a screen or other information service, each as identified or selected by the Administrative Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period determined by the Administrative Agent in its reasonable discretion in a manner substantially consistent with market practice.

“Term RFR Loan” means any Loan that bears interest at a rate based on Term RFR ~~other than pursuant to clause (c) of the definition of “Base Rate”~~.

“Term RFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term RFR Transition Event.

“Term RFR Transition Date” means, in the case of a Term RFR Transition Event, the date that is thirty (30) calendar days after the Administrative Agent has provided the related Term RFR Notice to the Lenders and the Borrower pursuant to Section 2.17(c)(i)(~~C~~B).

“Term RFR Transition Event” means, with respect to any Currency for any Interest Period, the determination by the Administrative Agent that (a) the applicable Term RFR for such Currency has been recommended for use by the Relevant Governmental Body and (b) the administration of such Term RFR is administratively feasible for the Administrative Agent.

“Term SOFR” means, ~~for any Available Tenor and Interest Period, a rate per annum equal to the forward-looking term rate for a period comparable to such Available Tenor based on the SOFR that is published by an authorized benchmark administrator and is displayed on a screen or other information service, each as identified or selected by the Administrative Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period determined by the Administrative Agent in its reasonable discretion in a manner substantially consistent with market practice.~~

(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means, for any calculation with respect to a Base Rate Loan or a Term ~~RFR~~SOFR Loan, a percentage per annum as set forth below for the applicable type of such Loan and (if applicable) Interest Period therefor:

Base Rate Loans: Term ~~RFR~~SOFR Loans:	0.11448%
Interest Period		Percentage
One month		0.11448%
Three months		0.26161%
Six months		0.42826%

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means any Loan that bears interest at a rate based on Adjusted Term SOFR other than pursuant to clause (c) of the definition of “Base Rate”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 4.01, Section 6.01(a) or 6.01(b).

“Threshold Amount” means $25,000,000.

“Title Policy” has the meaning specified in clause (f)(ii) of the definition of “Collateral and Guarantee Requirement.”

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such Test Period.

“Total Leverage Ratio Financial Covenant” has the meaning specified in Section 7.11(a)

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Senior Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt that is secured by a Lien as of the last day of such Test Period to (b) Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such Test Period.

“Transaction Expenses” means any fees, costs or expenses incurred or paid by the Borrower or any Restricted Subsidiary in connection with the Transactions and the transactions contemplated in connection therewith.

“Transactions” means, collectively, (a) the funding of the Initial Term Loans and, if applicable, any Revolving Credit Loans borrowed on the Closing Date, (b) the Refinancing and (c) the payment of Transaction Expenses.

“Transformative Acquisition” means any merger, amalgamation, acquisition, investment or consolidation by the Borrower or any Restricted Subsidiary that is either (a) not permitted hereunder immediately prior to the consummation thereof or (b) if permitted by the terms hereunder immediately prior to the consummation thereof, this Agreement would not provide the Borrower and its Restricted Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following the consummation of such merger, acquisition, investment or consolidation, as determined by the Borrower acting in good faith.

“Type” means, with respect to a Loan, its character as a RFR Loan, a Base Rate Loan or a Eurocurrency Rate Loan.

“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time).

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unaudited Financial Statements” means the unaudited consolidated balance sheets and the related unaudited consolidated statements of comprehensive income (loss), changes in stockholder’s equity and cash flows of (i) Holley Intermediate Holdings, Inc. and its Subsidiaries for the fiscal quarters ended March 28, 2021 and June 27, 2021 and (ii) the Borrower and its Subsidiaries for the fiscal quarter ended September 26, 2021.

“Undisclosed Administration” means in relation to a Lender or its parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning specified in Section ~~3.01.~~3.01(f)(ii)(C)(x).

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Cash” means the unrestricted cash on hand of the Loan Parties, determined on a consolidated basis in accordance with GAAP, that is not restricted in a manner that would make such cash unavailable for use for general corporate purposes and is not subject to a Lien (other than (i) Liens in favor of the Administrative Agent and (ii) Liens permitted pursuant to Section 7.02(l)).

“Unrestricted Incremental Amount” means, with respect to the incurrence or issuance of Incremental Facilities or Permitted Alternative Incremental Facilities Debt, (i) an amount not to exceed the greater of (x) $170,000,000 and (y) 100% of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis), in the aggregate for all such incurrences or issuances after the Closing Date plus (ii) the amount of any voluntary prepayments, repurchases, redemptions or other retirements of the Term Loans, Revolving Credit Commitments, Incremental Term Loans, Incremental Revolving Loans, any Refinancing Term Loans, Refinancing Revolving Loans, and/or any Permitted Alternative Incremental Facilities Debt (in each case, together, in the case of any Indebtedness constituting revolving indebtedness, voluntary permanent reductions of such revolving credit commitments on a dollar-for-dollar basis) effected after the Closing Date (including pursuant to debt buy-backs made by the Borrower or any Restricted Subsidiary pursuant to “Dutch Auction” procedures and open market purchases with credit given to the par value of the loans purchased permitted hereunder, but excluding (A) any prepayment of such Indebtedness with the proceeds of substantially concurrent borrowings of new Loans hereunder (other than borrowings under the Revolving Credit Facility), (B) any reduction of such revolving commitments in connection with a substantially concurrent issuance of new revolving commitments hereunder and (C) prepayments with the proceeds of substantially concurrent incurrence of other long-term Indebtedness (other than borrowings under the Revolving Credit Facility)); provided that any such amount incurred pursuant to this clause (ii) may only be utilized to incur Indebtedness that is pari passu with or junior to the Indebtedness being prepaid, repurchased, redeemed or retired~~)~~. ~~“Unrestricted Cash” means the unrestricted cash on hand of the Loan Parties, determined on a consolidated basis in accordance with GAAP, that is not restricted in a manner that would make such cash unavailable for use for general corporate purposes and is not subject to a Lien (other than (i) Liens in favor of the Administrative Agent and (ii) Liens permitted pursuant to Section 7.02(l)).~~

“Unrestricted Revolving Facility Availability” means (i) the amount by which the Revolving Credit Commitments of all Revolving Credit Lenders exceed the aggregate Revolving Credit Exposure of all Revolving Credit Lenders as of such Liquidity Test Date minus (ii) the aggregate amount of Revolving Credit Commitments that, if drawn, would cause the Borrower and its Restricted Subsidiaries for the applicable Liquidity Test Period to exceed the maximum Total Leverage Ratio set forth in Section 7.11(a) in effect for the most recently ended fiscal quarter (or, in the case of a Liquidity Test Period ending on the last date of a fiscal quarter, the maximum Total Leverage Ratio set forth in Section 7.11(a) in effect for such fiscal quarter); provided that solely for purposes of this clause (ii) (but not, for the avoidance of doubt, for purposes of Section 7.11(a)), the maximum Total Leverage Ratio in effect for the fiscal quarter ended December 31, 2022 shall be deemed to be 7.25:1.00.

“Unrestricted Subsidiary” means (i) each Subsidiary of the Borrower listed on Schedule 1.01B, (ii) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.13 subsequent to the date hereof and (iii) any Subsidiary of an Unrestricted Subsidiary. If, at any time, any Unrestricted Subsidiary holds any Material Intellectual Property acquired from the Borrower or any Restricted Subsidiary, it will, without any further action necessary, immediately cease to be an Unrestricted Subsidiary and will automatically be deemed to be designated as a Restricted Subsidiary.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

~~“USD LIBOR~~” ~~has the meaning assigned thereto in the definition of~~ “~~Eurocurrency Rate~~”~~.~~

~~“USD LIBOR Rate~~” ~~has the meaning assigned thereto in the definition of~~ “~~Eurocurrency Rate~~”~~.~~

“~~USD LIBOR Transition Date” means, the earlier of (a) the date that all Available Tenors of USD LIBOR have either (i) permanently or indefinitely ceased to be provided by IBA; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of USD LIBOR or (ii) been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (b) the Early Opt-in Effective Date, so long as, in the case of (a) or (b), a Benchmark Replacement has not as of such date replaced the Adjusted Eurocurrency Rate for Dollars pursuant to Section 2.17(c)(i) as the result of an Other Benchmark Rate Election.~~U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 10.26.

~~“Warrants” means the “Warrants”, as such term is defined in the Warrant Agreement.~~

“Warrant Agreement” means that certain Warrant Agreement dated as of October 6, 2020, between Empower Ltd. and Continental Stock Transfer & Trust Company, as filed with the SEC as an exhibit to the Borrower’s Form 8-K on October 13, 2020.

“Warrants” means the “Warrants”, as such term is defined in the Warrant Agreement.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Wells Fargo Bank” has the meaning specified in the introductory paragraph to this Agreement.

“Wholly Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02    Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)    (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)    Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii)   The term “including” is by way of example and not limitation.

(iv)   The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03    Accounting Terms.

(a)    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b)    Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Total Leverage Ratio, the First Lien Senior Secured Leverage Ratio, the Total Senior Secured Leverage Ratio and the Interest Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

(c)    Where reference is made to “the Borrower and its Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of the Borrower other than Restricted Subsidiaries.

(d)    In the event that the Borrower elects to prepare their financial statements in accordance with IFRS and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, the Borrower and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement (including the levels applicable herein to any computation of the Total Leverage Ratio, Total Senior Secured Leverage Ratio, the First Lien Senior Secured Leverage Ratio and the Interest Coverage Ratio) so as to reflect equitably the Accounting Changes with the desired result that the criteria for evaluating The Borrower’s financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with GAAP (as determined in good faith by a Responsible Officer of the Borrower) (it being agreed that the reconciliation between GAAP and IFRS used in such determination shall be made available to Lenders) as if such change had not occurred.

Section 1.04    Rounding.  Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05    References to Agreements, Laws, Etc.  Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06    Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.07    Timing of Payment or Performance.  When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

Section 1.08    Currency Equivalents Generally.

(a)    Any amount specified in this Agreement (other than in Article II, Article IX and Article X or as set forth in paragraph (b), (c) or (d) of this Section) or any of the other Loan Documents to be in Dollars shall also include the Dollar Equivalent of such amount in any currency other than Dollars. The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating such Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in an Alternative Currency. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Notwithstanding the foregoing, for purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of any Liens, Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Lien, Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

(b)    For purposes of determining compliance under Sections 7.02, 7.05 and 7.06, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating net income in the Borrower’s annual financial statements delivered pursuant to Section 6.01(a); provided, however, that the foregoing shall not be deemed to apply to the determination of any amount of Indebtedness.

(c)    The Administrative Agent or the applicable L/C Issuer (with notice thereof to the Administrative Agent), as applicable, shall determine the Dollar Equivalent amounts of Extensions of Credit denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable.

(d)    Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of ~~an~~a RFR Loan or Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be.

Section 1.09    Certain Calculations and Tests.

(a)    Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio (other than for purposes of calculating compliance with Section 7.11) or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with a Specified Transaction undertaken in connection with the consummation of a Limited Condition Transaction, the date of determination of such ratio or other applicable covenant and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant, shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCA Election”), be deemed to be either (i) the date that the definitive agreements for such Limited Condition Transaction are entered into or (ii) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers (the “City Code”) applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of a target company is made in compliance with the City Code (in each case, the “LCA Test Date”) and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the four consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCA Test Date, the Borrower or Restricted Subsidiary could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA of the Borrower and its Restricted Subsidiaries) at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions. If the Borrower has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for, or “Rule 2.7 announcement” in respect of, as applicable, such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

(b)    Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, pro forma compliance with any First Lien Senior Secured Leverage Ratio test, any Total Leverage Ratio test, any Total Senior Secured Leverage Ratio test, and/or any Interest Coverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that (i) the Fixed Amounts (and any cash proceeds thereof) and (ii) any Indebtedness resulting from borrowings under the Revolving Credit Facility (and any cash proceeds thereof), in each case, which occur concurrently or substantially concurrently with the incurrence of the Incurrence Based Amounts shall in each case be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence, except that incurrences of Indebtedness and Liens constituting Fixed Amounts shall be taken into account for purposes of Incurrence Based Amounts other than Incurrence Based Amounts contained in Section 7.01 or Section 7.03.

(c)    Notwithstanding anything to the contrary herein, for purposes of the covenants described in Article VII, if any Indebtedness, Lien, Investment, Disposition, Restricted Payment or

repayment of Subordinated Debt (or a portion thereof) would be permitted pursuant to one or more provisions described therein, the Borrower may divide and classify such Indebtedness, Liens, Investments Disposition, Restricted Payment or repayment of Subordinated Debt (or a portion thereof) in any manner that complies with the covenants set forth in Article VII, and with respect to any such Indebtedness, Lien, Investment or Disposition (but not, for the avoidance of doubt, Restricted Payments or repayments of Subordinated Debt) may later divide and reclassify any such Indebtedness, Lien, Investment or Disposition so long as the Indebtedness, Lien, Investment or Disposition (as so redivided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such redivision or reclassification and if any such redivision or reclassification of any Indebtedness, Lien, Investment or Disposition would result in such Indebtedness, Lien, Investment or Disposition or any portion thereof being permitted under any unlimited basket, such redivision or reclassification shall be deemed to occur automatically when such redivision or reclassification would be possible.

Section 1.10    Additional Alternative Currencies.

(a)    The Borrower may from time to time request that Letters of Credit or Revolving Credit Loans be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. Such request shall be subject to the approval of the Administrative Agent and each Revolving Credit Lender or the applicable L/C Issuer, as applicable; provided that such approval may require, without limitation, that a condition to the issuance of a Letter of Credit or the making of a Revolving Credit Loan denominated in such additional Alternative Currency, as applicable, shall be that there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which, in the reasonable opinion of the Administrative Agent or the relevant L/C Issuer or Revolving Credit Lender, as applicable, would make it impracticable for such L/C Credit Extension or Revolving Credit Loan, as applicable, to be denominated in the relevant Alternative Currency.

(b)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and the applicable L/C Issuer or Revolving Credit Lender in their sole discretion). The Administrative Agent shall promptly notify each L/C Issuer or Revolving Credit Lender in the case of any such request. Each L/C Issuer or Revolving Credit Lender shall notify the Administrative Agent, not later than 11:00 a.m., 10 Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit or the making of a Revolving Credit Loan in such requested currency.

(c)    Any failure by an L/C Issuer or Revolving Credit Lender to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such L/C Issuer or Revolving Credit Lender to permit Letters of Credit to be issued or the making of Revolving Credit Loans in such requested currency. If the Administrative Agent and an L/C Issuer consent to the issuance of Letters of Credit or the making of Revolving Credit Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances by such L/C Issuers or the making of any Revolving Credit Loans by such Revolving Credit Lenders. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.10, the Administrative Agent shall promptly so notify the Borrower.

Section 1.11    Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Application related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by any reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

Section 1.12    ~~LIBOR Discontinuation~~Rates.  The ~~interest rate on Loans denominated in Dollars or an Alternative Currency may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. The London interbank offered rate, which may be one of the benchmark rates with reference to which the interest rate on Loans may be determined, is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for: (a) Sterling, Yen, Swiss Francs and Euros will be December 31, 2021, (b) Dollars for 1-week and 2-month tenor settings will be December 31, 2021 and (c) Dollars for overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such currencies and tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on applicable Loans. There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of London interbank offered rates.  In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 2.17(c), such Section 2.17(c) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Borrower, pursuant to Section 2.17(c), of any change to the reference rate upon which the interest rate on Loans is based. However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to the ~~London interbank offered rate~~Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the Eurocurrency Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, the rates in the definition of “Eurocurrency Rate” or any other Benchmark, or any component definition thereof or rates referenced in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including ~~any then-current Benchmark or~~ any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.17(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ~~such Benchmark~~the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the Eurocurrency Rate, or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of ~~a Benchmark~~Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ~~any~~Term SOFR Reference Rate, Adjusted Term SOFR, or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.13    Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Commitments and Credit Extensions

Section 2.01    The Loans.  Subject to the terms and conditions set forth herein:

(a)    The Initial Term Borrowings. Each Initial Term Lender severally agrees to make to the Borrower a single loan in Dollars in a principal amount equal to such Initial Term Lender’s Initial Term Commitment on the Closing Date. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Initial Term Loans may be Base Rate Loans or ~~Eurocurrency Rate~~Term SOFR Loans, as further provided herein.

(b)    The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make (or cause its Applicable Lending Office to make) loans denominated in Dollars or any Alternative Currency (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Revolving Credit Availability Period, in an aggregate principal amount (based on the Dollar Equivalent thereof) not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any such Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans denominated in Dollars may be Base Rate Loans or ~~Eurocurrency Rate~~Term SOFR Loans Loans and Revolving Credit Loans denominated in any Alternative Currency shall be RFR Loans or Eurocurrency Rate Loans, as further provided herein.

(c)    On, subject to the Permitted Initial Delayed Draw Term Loan Borrowing Amount, and after the Closing Date and on or prior to the Delayed Draw Commitment Termination Date, subject solely to the terms and conditions set forth in Section 4.03, each Lender agrees, severally and not jointly, to make to the Borrower on each Delayed Draw Closing Date, a Delayed Draw Term Loan in Dollars in an aggregate principal amount not to exceed such Lender’s Delayed Draw Commitment as of such date immediately prior to giving effect to such Borrowing; provided that Delayed Draw Term Loans repaid or prepaid may not be reborrowed. Delayed Draw Term Loans will initially be of the same Type and will have the same Interest Period as the Term Loans then outstanding immediately prior to the Borrowing of such Delayed Draw Term Loans. For the avoidance of doubt, Term Loans made pursuant to Section 2.01(a) above and Delayed Draw Term Loans made pursuant to this Section 2.01(c) will have the same CUSIP number, if any, and be of the same Class as the Initial Term Loans made pursuant to Term Loans made pursuant Section 2.01(a) once made.

Section 2.02    Borrowings, Conversions and Continuations of Loans.

(a)    Each Term Borrowing, each Delayed Draw Borrowing, each Revolving Credit Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans or Eurocurrency Rate Loans shall be made upon the Borrower’s irrevocable notice, to the Administrative Agent. Each such notice must be received by the Administrative Agent substantially in the form attached hereto as Exhibit A or any other form that may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), (i) in the case of a ~~Eurocurrency Rate~~Term SOFR Loan ~~denominated in Dollars~~, not later than 11:00 a.m., three (3) ~~Eurocurrency Banking~~RFR Business Days before the date of the proposed Borrowing, (ii) in the case of a Base Rate Loan, not later than 11:00 a.m., on the same Business Day as the proposed Borrowing, (iii~~) in the case of a Daily Simple RFR Loan denominated in Dollars, not later than 11:00 a.m., five (5) RFR Business Days before the date of the proposed Borrowing, (iv) in the case of a Term RFR Loan denominated in Dollars, 11:00 a.m., three (3) RFR Business Days before the date of the proposed Borrowing, (v~~) in the case of an RFR Loan denominated in any Alternative Currency, 11:00 a.m., five (5) RFR Business Days before the date of the proposed Borrowing, ~~(vi~~and (iv) in the case of a Eurocurrency Rate Loan denominated in any Alternative Currency, four (4) Eurocurrency Banking Days before the date of the proposed Borrowing. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans and RFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be a minimum of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Term Borrowing, a Delayed Draw Borrowing, a Revolving Credit Borrowing (and whether such Revolving Credit Borrowing shall be denominated in Dollars or an Alternative Currency), a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans or Eurocurrency Rate Loans, as applicable, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the Class, currency and principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the location and number of the Borrower’s accounts to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(b). If the Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the applicable Loans shall be made in Dollars. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice (other than in the case of a Delayed Draw Borrowing) or fail to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to Base Rate Loans; provided, that, notwithstanding anything herein to the contrary, all Loans denominated in a currency other than Dollars or Sterling shall be Eurocurrency Rate Loans. Any such automatic conversion or continuation shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans or Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans or Term SOFR Loans in any such Committed Loan Notice, but fail to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. For the avoidance of doubt, the Borrower and Lenders acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan.

(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make (or cause its Applicable Lending Office to make) the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m. in the case of any Loan denominated in Dollars and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in any Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 or 4.03 (and, if such Borrowing is the Credit Extensions on the Closing Date, Section 4.01), the Administrative Agent shall, not later than 3:00 p.m. on the borrowing date specified in such Committed Loan Notice, make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing (if a Revolving Credit Borrowing) shall be applied first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

(c)    Except as otherwise provided herein, a Eurocurrency Rate Loan or Term ~~RFR~~SOFR Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan or Term ~~RFR~~SOFR Loan unless the Borrower pays the amount due, if any, under Section 3.04 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that (i) no Loans may be converted to or continued as Eurocurrency Rate Loans or Term ~~RFR~~SOFR Loan and (ii) unless repaid, each Eurocurrency Rate Loan or Term ~~RFR~~SOFR Loan shall be converted to a Base Rate Loan denominated in Dollars at the end of the Interest Period applicable thereto.

(d)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans or Term ~~RFR~~SOFR Loan upon determination of such interest rate. The determination of the Eurocurrency Rate or Term ~~RFR~~SOFR by the Administrative Agent shall be conclusive in the absence of manifest error.

(e)    Anything in clauses (a) to (d) above to the contrary notwithstanding, after giving effect to all Term Borrowings and Revolving Credit Borrowings, all conversions of Term Loans and Revolving Credit Loans from one Type to the other, and all continuations of Term Loans and Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect at any time for all Borrowings of Eurocurrency Rate Loans or Term ~~RFR~~SOFR Loans.

(f)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing, or, in the case of any Borrowing of Base Rate Loans, prior to 1:00 p.m. in the case of any Loan denominated in Dollars and prior to the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency, in each case on the date of such Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s Applicable Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Applicable Percentage available to the Administrative Agent on the date of such Borrowing in accordance with clause (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (a) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (b) in the case of such Lender, the ~~greater of (x) the Federal Funds Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation~~Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(f) shall be conclusive in the absence of demonstrable error. If the Borrower and such Lender shall both pay all or any portion of the principal amount in respect of such Borrowing or interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such Borrowing or interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(g)    If the maturity date shall have occurred in respect of any Class of Revolving Credit Commitments at a time when another Class or Classes of Revolving Credit Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then-outstanding Revolving Credit Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Revolving Credit Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(k) or of Swing Line Loans as contemplated in Section 2.04(g)), there shall exist sufficient unutilized Extended Revolving Credit Commitments so that the respective outstanding Revolving Credit Loans could be incurred pursuant the Extended Revolving Credit Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Revolving Credit Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Credit Commitments, and such Revolving Credit Loans shall not be so required to be repaid in full on such earliest maturity date.

Section 2.03    Letters of Credit.

(a)    The Letter of Credit Commitments.

(i)    Subject to the terms and conditions set forth herein, (1) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (x) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit in Dollars or in one or more Alternative Currencies for the account of the Borrower (provided that any Letter of Credit may be for the benefit of any Restricted Subsidiary of the Borrower) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drafts under the Letters of Credit and (2) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if, after giving effect to such L/C Credit Extension, (x) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations of any L/C Issuer would not exceed such Lender’s individual “L/C Commitment” as set forth on Schedule 2.01 or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit; provided, further, that no L/C Issuer shall be obligated to issue, amend or renew any Letter of Credit if the Outstanding Amount of Letters of Credit issued by such L/C Issuer, when aggregated with the Outstanding Amount of Swing Line Loans made by such L/C Issuer and the Revolving Credit Exposure of such L/C Issuer (other than Revolving Credit Exposure attributable to Letters of Credit and Swing Line Loans issued and made by such L/C Issuer) would exceed the L/C Issuer’s Revolving Credit Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)    An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);

(B)    subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless (i) the Required Revolving Credit Lenders and (ii) the relevant L/C Issuer have approved such expiry date;

(C)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (i) all the Revolving Credit Lenders and (ii) the relevant L/C Issuer have approved such expiry date, except to the extent such Letter of Credit is Cash Collateralized in accordance with Section 2.03(f) or otherwise backstopped pursuant to arrangement reasonably satisfactory to the relevant L/C Issuer;

(D)    the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer;

(E)    the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency, unless otherwise agreed by the applicable L/C Issuer and the Administrative Agent;

(F)    such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or

(G)    any Lender is at that time a Defaulting Lender, unless after giving effect to the requested issuance the requirements of Section 2.16(e) have been satisfied.

(iii)    An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

 (b)    Procedures for Issuance and Amendment of Letters of Credit; Auto Extension Letters of Credit.

(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an L/C Issuer (with a copy to the Administrative Agent, along with a Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower, relating to such Letter of Credit) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount and currency thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii)    Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent in writing that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the relevant L/C Issuer has received written notice from the Administrative Agent, any Revolving Credit Lender or any Loan Party, at least one (1) Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not have been satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (and, if requested, on behalf of a Subsidiary) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii)    If the Borrower so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Borrower shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice in writing on or before the day that is five (5) Business Days before the Non-extension Notice Date from the Administrative Agent or any Revolving Credit Lender, as applicable, or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Borrower a true and complete copy of such Letter of Credit or amendment and send the details of such Letter of Credit or amendment to the Administrative Agent via electronic mail at the address provided in Schedule 10.02.

(c)    Drawings and Reimbursements; Funding of Participations.

(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the relevant L/C Issuer in such Alternative Currency, unless (A) the relevant L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified the relevant L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse the relevant L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the relevant L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. On the Business Day immediately following the Business Day on which the Borrower shall have received notice of any payment by an L/C Issuer under a Letter of Credit (or, if the Borrower shall have received such notice later than 1:00 p.m. (or the Applicable Time in the case of any payment by the relevant L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency) on any Business Day, on the second succeeding Business Day) (each such date, an “Honor Date”), the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency by 1:00 p.m. (or the Applicable Time in the case of any payment by the relevant L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency) on such Business Day. If the Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders, and subject to the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice); provided that any drawing under a Letter of Credit that is not reimbursed on the date of drawing shall accrue interest from the date of drawing at the rate applicable to Revolving Credit Loans that are Base Rate Loans subject to the provisions set forth below.

(ii)    Each Revolving Credit Lender (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar denominated payments in an amount equal to its Applicable Percentage of any Unreimbursed Amount in respect of a Letter of Credit not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii)    With respect to any Unreimbursed Amount in respect of a Letter of Credit that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)    Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the relevant L/C Issuer.

(v)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not L/C Advances) pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at the ~~Federal Funds Rate, or if the Federal Funds Rate is not available, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation~~Overnight Rate, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such

Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent demonstrable error.

(vii)    If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with this Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to each Revolving Credit Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(viii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at ~~a rate per annum equal to the Federal Funds Rate, or if the Federal Funds Rate is not available, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation~~the Overnight Rate. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(d)    Obligations Absolute. The obligation of the Borrower to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)    the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)   any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)    any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v)    any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit;

(vi)   any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any of its Subsidiaries or in the relevant currency markets generally; or

(vii)   any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party; provided that the foregoing shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(e)    Role of L/C Issuers. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Revolving Credit Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iii) of this Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (in each case, as determined by the final and non-appealable judgment of a court of competent jurisdiction). In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(f)    Cash Collateral. (i) If any Event of Default occurs and is continuing and the Administrative Agent, the Required Lenders, or the Required Revolving Credit Lenders, as applicable, require the Borrower to Cash Collateralize the L/C Obligations pursuant to Section 8.02(c) or (ii) an Event of Default set forth under Section 8.01(f) or (g) occurs and is continuing, then the Borrower shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to 103% of such Outstanding Amount determined as of the date of such Event of Default), and shall do so not later than 2:00 p.m. on (x) in the case of the immediately preceding clause (i), (1) the Business Day that the Borrower receive notice thereof, if such notice is received on such day prior to 1:00 p.m., or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Borrower receive such notice and (y) in the case of the immediately preceding clause (ii), the Business Day on which an Event of Default set forth under Section 8.01(f) or (g) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day, in either case, by 1:00 p.m. on such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances in an amount equal to the then Outstanding Amount of all L/C Obligations (determined as of the date of such Event of Default), (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in accounts reasonably satisfactory to the Administrative Agent in the name of the Administrative Agent and for the benefit of the Secured Parties and may be invested in readily available Cash Equivalents at its sole discretion. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts reasonably satisfactory to the Administrative Agent as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations plus costs incidental thereto and so long as no other Event of Default has occurred and is continuing, the excess shall be refunded to the Borrower. If such Event of Default is cured or waived and no other Event of Default is then occurring and continuing, the amount of any Cash Collateral and accrued interest thereon shall be refunded to the Borrower.

(g)    Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the product of (i) Applicable Rate for Letter of Credit fees and (ii) the Dollar Equivalent of the daily maximum amount then available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.10. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(h)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrower shall pay directly to each L/C Issuer for its own account a fronting fee (a “Fronting Fee”) with respect to each Letter of Credit issued by it equal to 0.125% per annum of the Dollar Equivalent of the daily maximum amount then available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.10. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Borrower shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(i)    Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(j)    Addition of an L/C Issuer. A Revolving Credit Lender (or any of its Subsidiaries or affiliates) may become an additional L/C Issuer hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender, which such written agreement shall also provide that the commitment of such additional L/C Issuer to issue Letters of Credit shall not exceed at any time the amount set forth in such written agreement. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

(k)    Provisions Related to Extended Revolving Credit Commitments. If the maturity date in respect of any Class of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other Classes of Revolving Credit Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Section 2.03(c)) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating Classes up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.03(f). If, for any reason, such Cash Collateral is not provided or the reallocation does not occur, the Revolving Credit Lenders under the maturing Class shall continue to be responsible for their participating interests in the Letters of Credit. Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a maturity date with respect to a given Class of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any Class of Revolving Credit Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the extended Classes. For the avoidance of doubt, notwithstanding anything contained herein, the commitment of any L/C Issuer to act in its capacity as such cannot be extended beyond Revolving Credit Availability Period or increased without its prior written consent.

(l)    Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

Section 2.04    Swing Line Loans.

(a)    The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in its sole discretion, to make loans denominated in Dollars (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day (other than the Closing Date) during the Revolving Credit Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Swing Line Loan and the risk participation assumed pursuant to the last sentence hereof, the aggregate Outstanding Amount of the Revolving Credit Loans of any other Lender (other than the Swing Line Lender), plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided, further, that no Swing Line Lender shall be obligated to make any Swing Line Loan if the Outstanding Amount of Swing Line Loans made by such Swing Line Lender after giving effect to the risk participation assumed by the other Revolving Credit Lenders pursuant to the last sentence hereof, when aggregated with the Outstanding Amount of Letters of Credit issued by such Swing Line Lender and the Revolving Credit Exposure of such Swing Line Lender (other than Revolving Credit Exposure attributable to Swing Line Loans and Letters of Credit made and issued by such Swing Line Lender) would exceed the Swing Line Lender’s Revolving Credit Commitment; provided, further, that Swing Line Lender shall not be required to make any Swing Line Loan (A) at any time that any Lender is a Defaulting Lender, unless after giving effect to the requested Swing Line Loans the requirements of Section 2.16(e) have been satisfied or (B) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default; provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable written notice to the Swing Line Lender. Each such notice must be received by the Swing Line Lender not later than 11:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 (and any amount in excess thereof shall be an integral multiple of $100,000), and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent in writing that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent in writing of the contents thereof. Unless the Swing Line Lender has received notice in writing from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a) or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the accounts of the Borrower on the books of the Swing Line Lender in Same Day Funds.

(c)    Refinancing of Swing Line Loans.

(i)    The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in Dollars in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds in Dollars for the account of the Swing Line Lender at the Administrative Agent’s Office for payments not later than 11:00 a.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at the ~~Federal Funds Rate, or if the Federal Funds Rate is not available, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation~~Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent demonstrable error.

(iv)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not to purchase and fund risk participations in Swing Line Loans) pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)    Repayment of Participations.

(i)    At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the ~~Federal Funds Rate, or if the Federal Funds Rate is not available, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation~~Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)    Payments Directly to Swing Line Lender.The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g)    Provisions Related to Extended Revolving Credit Commitments. If the maturity date shall have occurred in respect of any Class of Revolving Credit Commitments at a time when another Class or Classes of Revolving Credit Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then-outstanding Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.03(k)), there shall exist sufficient unutilized Extended Revolving Credit Commitments so that the respective outstanding Swing Line Loans could be incurred pursuant the Extended Revolving Credit Commitments which will remain in effect after the occurrence of such maturity date, then if consented to by the Swing Line Lender, there shall be an automatic adjustment on such date of the participations in such Swing Line Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Credit Commitments, and such Swing Line Loans shall not be so required to be repaid in full on such earliest maturity date. For the avoidance of doubt, the commitment of the Swing Line Lender to act in its capacity as such cannot be extended beyond the Revolving Credit Availability Period or increased without its prior written consent.

Section 2.05    Prepayments.

(a)    Optional Prepayments.(i) The Borrower may, upon notice to the Administrative Agent by the Borrower, at any time or from time to time voluntarily prepay any Borrowing of any Class in whole or in part without premium or penalty (except as set forth in Section 2.05(a)(iv)); provided that (1) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A~~) three (3) Eurocurrency Banking Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) five (5) RFR Business Days prior to any date of prepayment of Daily Simple RFR Loans denominated in Dollars, (C~~) three (3) RFR Business Days prior to any date of prepayment of Term ~~RFR~~SOFR Loans ~~denominated in Dollars~~, (~~D~~B) five (5) RFR Business Days prior to any date of prepayment of RFR Loans denominated in any Alternative Currency, (~~E~~C) four (4) Eurocurrency Banking Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in any Alternative Currency and (~~F~~D) 1:00 p.m., on the same Business Day as the date of prepayment of Base Rate Loans, (2) any prepayment of Term SOFR Loans, Eurocurrency Rate Loans or RFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding and (3) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan, Eurocurrency Rate Loan or RFR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.04. Each prepayment of the Loans pursuant to this Section 2.05(a) shall be applied to the installments thereof as directed by the Borrower (it being understood and agreed that if the Borrower does not so direct at the time of such prepayment, such prepayment shall be applied against the scheduled repayments of Term Loans of the relevant Class under Section 2.07 in direct order of maturity) and shall be paid to the Appropriate Lenders in accordance with their respective Applicable Percentages.

(ii)    The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii)    Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment or change the date of any such prepayment under Section 2.05(a) if such prepayment would have resulted from a refinancing of all or a portion of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

(iv)    In the event that the Borrower (x) makes any prepayment of Initial Term Loans in connection with any Repricing Transaction or (y) effects any amendment of this Agreement resulting in a Repricing Transaction with respect to Initial Term Loans, in each case prior to the six (6) month anniversary of the Closing Date, the Borrower shall pay a premium in an amount equal to 1.00% of (A) in the case of clause (x), the amount of the Initial Term Loan being prepaid or (B) in the case of clause (y), the aggregate amount of the applicable Initial Term Loans outstanding immediately prior to such amendment, in each case to the Administrative Agent, for the ratable account of each of the Initial Term Lenders.

(b)    Mandatory Prepayments.

(i)    Commencing with the fiscal year of the Borrower ending December 31, 2022, within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower shall, if the Borrower’s Excess Cash Flow is greater than $5,000,000, cause to be prepaid an aggregate principal amount of Term Loans (such aggregate amount, the “Excess Cash Flow Prepayment Amount”) equal to (A) 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of the amount equal to Excess Cash Flow in excess of $5,000,000, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ending December 31, 2022), minus (B) the sum of (1) all voluntary prepayments (including pursuant to debt buybacks made by the Borrower or any Restricted Subsidiary at a discount to par, with credit given to the cash amount actually paid in respect thereof) of Term Loans and any Incremental Term Loans during such fiscal year and, at the Borrower’s election, all such voluntary prepayments made after the end of such fiscal year but prior to the time that the prepayment required by this clause (b)(i) is made, in each case to the extent such prepayments are not funded with the proceeds of long-term Indebtedness of the Borrower or its Restricted Subsidiaries (other than revolving loans) or any Cure Amount, (2) all voluntary prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year and, at the Borrower’s election, all such voluntary prepayments made after the end of such fiscal year but prior to the time that the prepayment required by this clause (b)(i) is made, to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments and to the extent such prepayments are not funded with the proceeds of long-term Indebtedness of the Borrower or its Restricted Subsidiaries (other than revolving loans) or any Cure Amount, (3) without duplication of amounts deducted pursuant to clause (5) below in prior fiscal years, the amount of Capital Expenditures and acquisitions made in cash during such period (and, at the Borrower~~'~~’'’s election, all such Capital Expenditures and acquisitions made after the end of such period but prior to the time that the prepayment required by this clause (b)(i) is made), except to the extent that such Capital Expenditures or acquisitions were financed with the proceeds of an incurrence or issuance of long-term Indebtedness of the Borrower or its Restricted Subsidiaries (other than revolving loans), (4) without duplication of amounts deducted pursuant to clause (5) below in prior periods, the amount of Investments and acquisitions made during such period (and, at the Borrower~~'~~’s election, all such Investments and acquisitions made after the end of such period but prior to the time that the prepayment required by this clause (b)(i) is made) pursuant to Section 7.02 (other than Section 7.02(a) and (d)) except to the extent that such Investments and acquisitions were financed with the proceeds of an incurrence or issuance of long-term Indebtedness of the Borrower or its Restricted Subsidiaries (other than revolving loans) and (5) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Capital Expenditures, Investments or acquisitions to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period except to the extent intended to be financed with the proceeds of an incurrence or issuance of other long-term Indebtedness of the Borrower or its Restricted Subsidiaries (other than revolving loans) (provided that to the extent the aggregate amount utilized to finance such Permitted Acquisitions, Capital Expenditures, Investments or acquisitions during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall, shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters) (any transaction referred to in this clause (B) made following the fiscal year end but prior to the making of such prepayment under this clause (b)(i), an “After Year-End Transaction”); provided that (x) the ECF Percentage shall be reduced to 25% if the First Lien Senior Secured Leverage Ratio for the fiscal year (subject to the following proviso) covered by such financial statements was less than 3.00:1.00 and greater than or equal to 2.50:1.00 and (y) the ECF Percentage shall be reduced to 0% if the First Lien Senior Secured Leverage Ratio for the fiscal year (subject to the following proviso) covered by such financial statements was less than 2.50:1.00; provided, further, to the extent so elected by the Borrower, following the consummation of any After Year-End Transaction, (i) the First Lien Senior Secured Leverage Ratio shall be recalculated giving Pro Forma Effect to such After Year-End Transaction as if such transaction was consummated during the fiscal year of the applicable Excess Cash Flow prepayment and the ECF Percentage for purposes of making such Excess Cash Flow prepayment shall be determined by reference to such recalculated First Lien Senior Secured Leverage Ratio and (ii) such After Year-End Transaction shall not be applied to the calculation of the First Lien Senior Secured Leverage Ratio in connection with the determination of the ECF Percentage for purposes of any subsequent Excess Cash Flow prepayment; provided, further, that for any fiscal year, if the sum of the amounts that reduce Excess Cash Flow under clause (B) of this clause (b)(i) is in excess of the amount of the Excess Cash Flow Prepayment Amount for such fiscal year, such excess amount shall, at the Borrower’s sole option, be carried over to the next succeeding fiscal year and shall reduce any Excess Cash Flow Prepayment Amount for such succeeding fiscal year on a dollar for dollar basis.

(ii)     (A) Subject to Section 2.05(b)(ii)(B), if following the Closing Date (x) the Borrower or any Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d) (to the extent constituting a Disposition to a Loan Party, by a Restricted Subsidiary that is not a Loan Party, or pursuant to clause (iii) of the proviso thereto), (e), (f), (g), (j), (k), (n), (o), (p), (q), (r), (s) and (t)), or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by the Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrower shall make a prepayment, in accordance with Section 2.05(b)(ii)(C), in an amount equal to an aggregate principal amount of Term Loans equal to 100% (such percentage as it may be reduced as described below, the “Asset Percentage”) of all such Net Cash Proceeds realized or received; provided that (1) no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) (I) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of their intent to reinvest in accordance with Section 2.05(b)(ii)(B) (which notice may only be provided if no Event of Default has occurred and is then continuing) or (II) until the aggregate amount of Net Cash Proceeds not reinvested in accordance with Section 2.05(b)(ii)(B) within the time periods set forth therein and not previously applied to such a prepayment exceeds $7,500,000 for any single Disposition or series of related Dispositions or $15,000,000 in the aggregate during such fiscal year (and thereafter only amounts in excess of such thresholds shall be required to be prepaid) and (2) if at the time that any such prepayment would be required, the Borrower or any of its Restricted Subsidiaries are required to offer to repurchase or prepay any Indebtedness that is secured by a Lien ranking pari passu with the Liens securing the Term Loans pursuant to the terms of the documentation governing such Indebtedness with the Net Cash Proceeds of such Disposition or Casualty Event (such Indebtedness required to be offered to be so repurchased or prepaid, “Other Applicable Indebtedness”), then the Borrower may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii)(A) shall be reduced accordingly (provided that (a) the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof and (b) to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within five (5) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof); provided, further, that (x) the Asset Percentage shall be reduced to 50% if the First Lien Senior Secured Leverage Ratio for the period of four fiscal quarters most recently then ended was less than or equal to 3.00:1.00 and greater than 2.50:1.00 and (y) the Asset Percentage shall be reduced to 0% if the First Lien Senior Secured Leverage Ratio for the period of four fiscal quarters most recently then ended was less than or equal to 2.50:1.00.

(B)    With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Borrower or Restricted Subsidiary may reinvest an amount equal to all or any portion of such Net Cash Proceeds in assets useful for its business (other than working capital, but, for the avoidance of doubt, including short-term capital assets, Permitted Acquisitions and Capital Expenditures) within (x) twelve (12) months following receipt of such Net Cash Proceeds or (y) if Borrower or such Restricted Subsidiary enters into a legally binding commitment to reinvest such Net Cash Proceeds within twelve (12) months following receipt thereof, one hundred eighty (180) days after the twelve (12) month period that follows receipt of such Net Cash Proceeds; provided that if any Net Cash Proceeds are not so reinvested by the deadline specified in clause (x) or (y) above, as applicable, or if any such Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to the Asset Percentage of any such Net Cash Proceeds shall be applied, in accordance with Section 2.05(b)(ii)(C), to the prepayment of the Term Loans as set forth in this Section 2.05.

(C)    On each occasion that the Borrower must make a prepayment of the Term Loans pursuant to this Section 2.05(b)(ii), the Borrower shall, within five (5) Business Days after the date of realization or receipt of such Net Cash Proceeds in the minimum amount specified above (or, in the case of prepayments required pursuant to Section 2.05(b)(ii)(B), within five (5) Business Days of the deadline specified in clause (x) or (y) thereof, as applicable, or of the date the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested, as the case may be), make a prepayment, in accordance with Section 2.05(b)(v) below, of the principal amount of Term Loans in an amount equal to the Asset Percentage of such Net Cash Proceeds realized or received.

(iii)    If, following the Closing Date, the Borrower or any Restricted Subsidiary incurs or issues any (A) Refinancing Term Loans or (B) Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds. If the Borrower obtains any Refinancing Revolving Credit Commitments, the Borrower shall, concurrently with the receipt thereof, terminate Revolving Credit Commitments in an equivalent amount pursuant to Section 2.06.

(iv)    Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied as directed by the Borrower (and absent such direction, to the installments thereof in direct order of maturity pursuant to Section 2.07 following the applicable prepayment event); provided that any mandatory prepayment pursuant to Section 2.05 shall be applied on a pro rata basis to the Term Loans and, except to the extent a lesser prepayment is required pursuant to the applicable Incremental Facility Amendment or Extension Offer with respect to any applicable Class of Incremental Term Loans or Extended Term Loans, any Incremental Term Loans and Extended Term Loans. Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages subject to clause (v) of this Section 2.05(b).

(v)    The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i), (ii), and (iii) of this Section 2.05(b) prior to 1:00 p.m. at least three (3) Business Days (or such lesser number of Business Days as shall be acceptable to the Administrative Agent) on the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Applicable Percentage of the prepayment. Each Appropriate Lender may reject all, but not less than all, of its Applicable Percentage of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i) or (ii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. two (2) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory prepayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. Any Declined Proceeds shall be retained by the Borrower and may be used for any purpose not prohibited under this Agreement (such Declined Proceeds, “Retained Declined Proceeds”).

(vi)    If at any time, the Revolving Credit Exposure (excluding the face amount of any Letters of Credit that are Cash Collateralized or back-stopped to the reasonable satisfaction of the Administrative Agent) exceeds the Revolving Credit Commitments, the Borrower shall within one Business Day, upon notification by the Administrative Agent, prepay the Swing Line Loans first and then prepay (or Cash Collateralize, in the amount required by Section 2.03(f), in the case of Letters of Credit) the other Loans and Letters of Credit then outstanding in an amount equal to such excess; provided that nothing in this clause (b)(vi) shall reduce the Revolving Credit Commitments.

(vii)    Notwithstanding any other provision of this Section 2.05(b), (i) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Restricted Subsidiary that is a Foreign Subsidiary otherwise giving rise to a prepayment pursuant to Section 2.05(b)(ii) (a “Restricted Disposition”), the Net Cash Proceeds of any Casualty Event of a Restricted Subsidiary that is a Foreign Subsidiary (a “Restricted Casualty Event”), or Excess Cash Flow attributable to a Foreign Subsidiary would be prohibited or delayed by applicable local law from being distributed or otherwise transferred to the Borrower, the realization or receipt of the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be taken into account in measuring the Borrower’s obligation to repay Term Loans at the times provided in Section 2.05(b)(i), or the Borrower shall not be required to make a prepayment at the time provided in Section 2.05(b)(ii), as the case may be, for so long, but only so long, as the applicable local law will not permit such distribution or transfer (the Borrower hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all commercially reasonable actions available under the applicable local law to permit such repatriation), and once distribution or transfer of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, the amount of such Net Cash Proceeds or Excess Cash Flow permitted to be distributed or transferred (net of additional taxes payable or reserved against as a result thereof (without duplication of any such taxes already taken into account in the calculation of Net Cash Proceeds or Excess Cash Flow)) will be promptly (and in any event not later than two (2) Business Days after such distribution or transfer is permitted) taken into account in measuring the Borrower’s obligation to repay the Term Loans pursuant to this Section 2.05(b) to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith (as set forth in a written notice delivered to the Administrative Agent) that repatriation of any or all of the Net Cash Proceeds of any Restricted Disposition or any Restricted Casualty Event or Excess Cash Flow attributable to a Foreign Subsidiary would have a material adverse tax consequence (taking into account any foreign tax credit or benefit received in connection with such repatriation), the amount of the Net Cash Proceeds or Excess Cash Flow so affected shall not be taken into account in measuring the Borrower’s obligation to repay Term Loans pursuant to this Section 2.05(b). For the avoidance of doubt, Net Cash Proceeds and Excess Cash Flow (and related income) excluded from application under Section 2.05(b)(i) or (ii) by operation of this Section 2.05(b)(vii) shall also be excluded in any determinations of Restricted Payments permitted to be made pursuant to Section 7.06 (including, without limitation, for purposes of clauses (b) and (f) of the definition of “Available Amount”).

(c)    Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Term SOFR Loan or Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Term SOFR Loan or Eurocurrency Rate Loan pursuant to Section 3.04.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Term SOFR Loans or Eurocurrency Rate Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Term SOFR Loan or Eurocurrency Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in their sole discretion, deposit with the Administrative Agent the amount of any such prepayment otherwise required to be made hereunder until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Such deposit shall constitute cash collateral for the Term SOFR Loans or Eurocurrency Rate Loans, as applicable, to be so prepaid, provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 2.05.

(d)    Discounted Voluntary Prepayments.

(i)    Notwithstanding anything to the contrary set forth in this Agreement (including Section 2.13) or any other Loan Document, the Borrower shall have the right at any time and from time to time to prepay one or more Classes of Term Loans to the Lenders at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.05(d), provided that (A) no proceeds from Revolving Credit Loans shall be used to consummate any such Discounted Voluntary Prepayment, (B) any Discounted Voluntary Prepayment shall be offered to all Lenders of such Class on a pro rata basis, (C) after giving effect to the Discounted Voluntary Prepayment, the aggregate Outstanding Amount of all Term Loans that are held by Sponsor Affiliated Lenders (other than Affiliated Debt Funds and Non-Qualifying Affiliated Debt Funds) shall not exceed 25% of the aggregate Outstanding Amount of the Term Loans then outstanding and (D) the Borrower shall deliver to the Administrative Agent, together with each Discounted Prepayment Option Notice, a certificate of a Responsible Officer of the Borrower (1) stating that no Specified Event of Default (in each case, with respect to the Borrower) has occurred and is continuing or would result from the Discounted Voluntary Prepayment, (2) stating that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.05(d) has been satisfied and (3) specifying the aggregate principal amount of Term Loans of any Class offered to be prepaid pursuant to such Discounted Voluntary Prepayment.

(ii)    To the extent the Borrower seeks to make a Discounted Voluntary Prepayment, the Borrower will provide written notice to the Administrative Agent substantially in the form of Exhibit I hereto (each, a “Discounted Prepayment Option Notice”) that the Borrower desires to prepay Term Loans of one or more specified Classes in an aggregate principal amount specified therein by the Borrower (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Loans as specified below. The Proposed Discounted Prepayment Amount of any Loans with respect to any particular Discounted Voluntary Prepayment shall not be less than $10,000,000. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment (A) the Proposed Discounted Prepayment Amount for Loans to be prepaid, (B) a discount range (which may be a single percentage) selected by the Borrower with respect to such proposed

Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of the Loans to be prepaid (the “Discount Range”), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least five Business Days from and including the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(iii)    Upon receipt of a Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit J hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Term Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of the Term Loans to be prepaid held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Term Loans to be prepaid specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Borrower, shall determine the applicable discount for such Term Loans to be prepaid (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrower if the Borrower has selected a single percentage pursuant to Section 2.05(d)(ii) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which the Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the Outstanding Amount of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans. Any Lender with outstanding Term Loans to be prepaid whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.

(iv)    The Borrower shall make a Discounted Voluntary Prepayment by prepaying those Term Loans to be prepaid (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount, provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay all Qualifying Loans.

(v)    Each Discounted Voluntary Prepayment shall be made within five (5) Business Days of the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 3.04), upon irrevocable notice substantially in the form of Exhibit K hereto (each, a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 p.m., three (3) Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary

Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. The par principal amount of each Discounted Voluntary Prepayment of a Term Loan shall be applied ratably to reduce the remaining installments of such Class of Term Loans (as applicable).

(vi)    To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.05(d)(ii) above) established by the Administrative Agent and the Borrower, each acting reasonably.

(vii)    Prior to the delivery of a Discounted Voluntary Prepayment Notice, (A) upon written notice to the Administrative Agent, the Borrower may withdraw or modify their offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) no Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice unless the terms of such proposed Discounted Voluntary Prepayment have been modified by the Borrower after the date of such Lender Participation Notice.

(viii)    Nothing in this Section 2.05(d) shall require the Borrower to undertake any Discounted Voluntary Prepayment.

Section 2.06    Termination or Reduction of Commitments.

(a)    Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $100,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Revolving Credit Commitments of any Class if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings of such Class of Revolving Credit Commitments would exceed the aggregate Revolving Credit Commitments of such Class and (iv) if, after giving effect to any reduction of the Commitments or the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all or a portion of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

(b)    Mandatory. The Initial Term Commitment of each Initial Term Lender shall be automatically and permanently reduced to $0 upon the making of such Initial Term Lender’s Initial Term Loans pursuant to Section 2.01(a) on the Closing Date. Unless previously terminated, the Revolving Credit Commitments (other than any Extended Revolving Credit Commitments) shall terminate on the applicable Maturity Date. The Extended Revolving Credit Commitments shall terminate on the respective maturity dates applicable thereto. The Delayed Draw Commitment of each Term Lender shall be automatically and permanently reduced upon the making of any of such Term Lender’s Delayed Draw Term Loans, in the principal amount of such Delayed Draw Term Loans so made, and the Delayed Draw Commitments (to the extent not then already reduced) shall terminate on the Delayed Draw Commitment Termination Date.

(c)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused Commitments of any Class under this Section 2.06. Upon any reduction of unused portions of the Letter of Credit Sublimit or the Swing Line Sublimit or the unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Applicable Percentage of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.06). All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

Section 2.07    Repayment of Loans.

(a)    Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Initial Term Lenders holding Initial Term Loans in Dollars (i) on the last Business Day of each March, June, September and December, commencing with the fiscal quarter of the Borrower ending December 31, 2021, an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Initial Term Loans funded on the Closing Date (subject to any adjustments referred to below as are necessary in order to provide for the “fungibility” of any Delayed Draw Term Loans in respect of the Initial Term Loans) and (ii) on the Maturity Date for the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date; provided that payments required by clause (i) above shall be reduced as a result of the application of prepayments in accordance with Section 2.05. In the event any Incremental Term Loans or Extended Term Loans are made, such Incremental Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrower in the amounts and on the dates set forth in the definitive documentation with respect thereto and on the applicable Maturity Date thereof. The Administrative Agent, in consultation with the Borrower, may, at the time of incurrence thereof, adjust the amortization payment to be made to any Term Lender in conjunction with the incurrence of any Delayed Draw Term Loans in order to maintain the pro rata allocation of amortization payments between and among Term Loans that otherwise have the same terms and conditions but are incurred on different dates.

(b)    Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date.

(c)    Swing Line Loans. The Borrower shall repay their Swing Line Loans on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

Section 2.08    Interest.

(a)    Subject to the provisions of Section 2.08(b), (x) at the election of the Borrower (where applicable), Revolving Credit Loans and Term Loans that are (1) Base Rate Loans shall bear interest at the Base Rate plus the Applicable Rate, (2) Daily Simple RFR Loans denominated in ~~Dollars~~an Alternative Currency shall bear interest at the applicable Adjusted Daily Simple RFR plus the Applicable Rate, (3) ~~Daily Simple RFR~~Term SOFR Loans ~~denominated in an Alternative Currency~~ shall bear interest at ~~the applicable Adjusted Daily Simple RFR plus the Applicable Rate, (4) Term RFR Loans shall bear interest at the applicable Term RFR~~Adjusted Term SOFR plus the Applicable Rate, and (5) Eurocurrency Rate Loans shall bear interest at the applicable Adjusted Eurocurrency Rate plus the Applicable Rate and (y) any Swing Line Loan shall bear interest at the Base Rate plus the Applicable Rate.

(b)    Upon the occurrence and continuance of a Specified Event of Default, or upon the written request of the Required Lenders during the continuance of a Financial Covenant Event of Default, the Borrower shall pay interest on past due amounts under this Agreement at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand to the fullest extent permitted by and subject to applicable Laws, including in relation to any required additional agreements.

(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09    Fees.  In addition to certain fees described in Sections 2.03(g) and

(a)    Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage, a commitment fee (the “Commitment Fee”) equal to:

(x)    prior to the Amendment No. 1 Effective Date (i) initially, 0.20% per annum on the actual daily amount by which the aggregate Revolving Credit Commitments exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans (disregarding for the purposes of such calculation, the Outstanding Amount of any Swing Line Loans) and (B) the Outstanding Amount of L/C Obligations and (ii) upon delivery of the Compliance Certificate received by the Administrative Agent in respect of the first fiscal quarter ending after the Closing Date, the percentages per annum (set forth in the table below, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Sections 6.02(a)) on the actual daily amount by which the aggregate Revolving Credit Commitments exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans (disregarding for purposes of such calculation, the Outstanding Amount of any Swing Line Loans) and (B) the Outstanding Amount of L/C Obligations:

Total Leverage Ratio	Commitment Fee
> 4.50:1.00	0.30%
< 4.50:1.00 and > 3.75:1.00	0.25%
< 3.75:1.00 and > 3.00:1.00	0.20%
< 3.00:1.00 and > 2.25:1.00	0.15%
< 2.25:1.00	0.10%

(y)    on and following the Amendment No. 1 Effective Date, (i) until delivery of financial statements and a related Compliance Certificate for the fiscal quarter ended June 30, 2024, 0.30% per annum on the actual daily amount by which the aggregate Revolving Credit Commitments exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans (disregarding for the purposes of such calculation, the Outstanding Amount of any Swing Line Loans) and (B) the Outstanding Amount of L/C Obligations and (ii) upon delivery of the Compliance Certificate received by the Administrative Agent in respect of the fiscal quarter ended June 30, 2024, the percentages per annum (set forth in the table below, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Sections 6.02(a)) on the actual daily amount by which the aggregate Revolving Credit Commitments exceeds the sum of (A) the Outstanding Amount of Revolving Credit Loans (disregarding for purposes of such calculation, the Outstanding Amount of any Swing Line Loans) and (B) the Outstanding Amount of L/C Obligations:

Total Leverage Ratio	Commitment Fee
> 4.50:1.00	0.30%
< 4.50:1.00 and > 3.75:1.00	0.25%
< 3.75:1.00 and > 3.00:1.00	0.20%
< 3.00:1.00 and > 2.25:1.00	0.15%
< 2.25:1.00	0.10%

The Commitment Fee shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility. The Commitment Fee shall be calculated quarterly in arrears.

(b)    Delayed Draw Ticking Fees. The Borrower agrees to pay to the Administrative Agent in dollars for the account of each Lender a commitment fee (the “Delayed Draw Ticking Fee”), which shall accrue at the Applicable Delayed Draw Ticking Fee Rate on the average daily unused amount of the Delayed Draw Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which the Delayed Draw Commitments terminate. Accrued Delayed Draw Ticking Fees shall be payable quarterly in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Delayed Draw Commitments terminate, commencing on the first such date to occur after the Closing Date. All Delayed Draw Ticking Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)    Other Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees under this Section 2.09 shall in each case be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

Section 2.10    Computation of Interest and Fees.  All computations of interest for Base Rate Loans, RFR Loans and Eurocurrency Rate Loans denominated in Canadian Dollars and British Pounds Sterling shall, in each case, be made on the basis of a year of three hundred sixty five (365) days or three hundred sixty six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on such Loan, or any portion thereof, for the day on which such Loan or such portion is paid; provided that any such Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11    Evidence of Indebtedness.

(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by one or more entries in the Register. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall be conclusive in the absence of demonstrable error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender or its registered assigns, which, to the extent reflected in the Register, shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may, but shall not be required to, attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)    In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the Register and the accounts and records of any Lender in respect of such matters, the Register shall be conclusive in the absence of demonstrable error.

Section 2.12    Payments Generally.

(a)    All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and, except with respect to principal of and interest on Loans denominated in Euro, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 3:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in Euro shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Euro and in Same Day Funds not later than 3:00 p.m. London time on the date specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in Euro, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Euro payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Applicable Lending Office. All payments received by the Administrative Agent after 3:00 p.m. (or 3:00 p.m. London time in the case of payments in Euro) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)    If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Term SOFR Loans or Eurocurrency Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c)    Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or Lenders, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i)    if the Borrower failed to make such payment, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the ~~greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation~~Overnight Rate, it being understood that nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder; and

(ii)   if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at the ~~greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation~~Overnight Rate. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at the interest rate applicable to such Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent demonstrable error.

(d)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e)    The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)    Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Applicable Percentage of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13    Sharing of Payments.  If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that (x) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon, (y) the provisions of this Section 2.13 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations to any assignee or participant and (z) the provisions of this Section 2.13 shall not be construed to apply to any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments of that Class or any increase in the Applicable Rate (or other pricing term, including any fee, discount or premium) in respect of Loans or Commitments of Lenders that have consented to any such extension to the extent such transaction is permitted hereunder. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.14    Incremental Credit Extensions.

(a)    At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to increase the amount of Term Loans or add one or more additional tranches of term loans (any such Term Loans or additional tranche of term loans, the “Incremental Term Loans”) and/or one or more increases in the Revolving Credit Commitments of any Class (a “Revolving Credit Commitment Increase”) and/or the establishment of one or more new revolving credit commitments (an “Additional Revolving Credit Commitment” and, together with any Revolving Credit Commitment Increases, the “Incremental Revolving Commitments”; together with the Incremental Term Loans, the “Incremental Facilities”). Notwithstanding anything to contrary herein, the aggregate principal amount of all Incremental Facilities (other than Refinancing Term Loans and Refinancing Revolving Commitments) (determined at the time of incurrence), together with the aggregate principal amount of all Permitted Alternative Incremental Facilities Debt, shall not exceed the sum of (i) the Unrestricted Incremental Amount, plus (ii) unlimited additional Incremental Facilities and Permitted Alternative Incremental Facilities Debt so long as, after giving Pro Forma Effect thereto and after giving Pro Forma Effect to any Permitted Acquisition and any other Specified Transaction consummated in connection therewith and all other appropriate Pro Forma Adjustments (but excluding the cash proceeds of any such Incremental Facilities), (A) in the case of any Incremental Facility or Permitted Alternative Incremental Facilities Debt secured by Liens on Collateral that are pari passu with the Liens securing the Initial Term Loans, the First Lien Senior Secured Leverage Ratio for the most recently ended Test Period shall not exceed (1) 3.20:1.00 or (2) if the proceeds of such Incremental Facility or Permitted Alternative Incremental Facilities Debt are used in connection with a Permitted Acquisition or other Investment permitted under this Agreement, the greater of (x) 3.20:1.00 and (y) the First Lien Senior Secured Leverage Ratio immediately prior to the incurrence of such Incremental Facility or Permitted Alternative Incremental Facilities Debt and related transactions, (B) in the case of any Incremental Facility or Permitted Alternative Incremental Facilities Debt secured by Liens on Collateral that are junior to the Liens securing the Initial Term Loans, the Total Senior Secured Leverage Ratio for the most recently ended Test Period shall not exceed (1) 4.00:1.00 or (2) if the proceeds of such Incremental Facility or Permitted Alternative Incremental Facilities Debt are used in connection with a Permitted Acquisition or other Investment permitted under this Agreement, the greater of (x) 4.00 to 1.00 and (y) the Total Senior Secured Leverage Ratio immediately prior to the incurrence of such Indebtedness and any related transactions and (C) in the case of any Incremental Facility or Permitted Alternative Incremental Facilities Debt that is unsecured or is secured solely by assets that do not constitute Collateral, either (I) the Total Leverage Ratio for the most recently ended Test Period shall not exceed (x) 4.25:1.00 or (y) if the proceeds of such Incremental Facility or Permitted Alternative Incremental Facilities Debt are used in connection with a Permitted Acquisition or other Investment permitted under this Agreement, the greater of (1) 4.25 to 1.00 or (2) the Total Leverage Ratio immediately prior to the incurrence of such Indebtedness and any related transactions or (II) the Interest Coverage Ratio is not less than either (x) 2.00 to 1.00 or (y) if the proceeds of such Incremental Facility or Permitted Alternative Incremental Facilities Debt are used in connection with a Permitted Acquisition or other Investment permitted under this Agreement, the lesser of (1) 2.00 to 1.00 or (2) the Interest Coverage Ratio immediately prior to the incurrence of such Indebtedness and any related transactions; provided, however, that notwithstanding the foregoing the aggregate principal amount of all Incremental Facilities (other than Refinancing Term Loans and Refinancing Revolving Commitments) (determined at the time of incurrence), together with the aggregate principal amount of all Permitted Alternative Incremental Facilities Debt, in each case, incurred under this clause (C) that is secured by assets that do not constitute Collateral, shall not exceed $25,000,000 (it being understood that Incremental Facilities may be incurred pursuant to this clause (ii) prior to utilization of the Unrestricted Incremental Amount and in all respects subject to Section 1.09(b)) and assuming for purposes of such calculation that the full committed amount of any new Incremental Revolving Commitments and/or any Permitted Alternative Incremental Facilities Debt constituting a revolving credit commitment then being incurred shall be treated as outstanding Indebtedness (this clause (ii), the “Incremental Incurrence Test” and, together with the Unrestricted Incremental Amount, the “Maximum Incremental Facilities Amount”). Each Incremental Facility shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $5,000,000 in case of Incremental Term Loans or $1,000,000 in case of Incremental Revolving Commitments, provided that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability hereunder as set forth above.

(b)    Any Incremental Term Loans (other than Refinancing Term Loans) (i) shall not be guaranteed by any Subsidiary that is not a Loan Party under this Agreement and, except to the extent permitted pursuant to the proviso in clause (a)(ii)(C) above, shall not be secured by any assets of the Borrower or any of its Subsidiaries that is not Collateral, and such Incremental Term Loans may, at the discretion of the Borrower, (A) rank pari passu in right of payment with the Initial Term Facility, (B) be subordinated in right of payment to the Initial Term Facility, (C) be secured on a pari passu basis with the Initial Term Facility, (D) be secured on a junior basis to the Initial Term Facility or (E) be unsecured; provided that if subordinated or secured on a junior basis (and not incurred under this Agreement), any intercreditor or lien subordination arrangements must be reasonably satisfactory to the Administrative Agent, which in the case of clauses (C) and (D) above, shall be substantially similar to the intercreditor and lien subordination arrangements set forth in the applicable Acceptable Intercreditor Agreement, (ii) may provide for the ability to participate on a pro rata basis or less than pro rata basis in any voluntary or mandatory prepayments of the Initial Term Loans, (iii) shall have interest rate, upfront fees and original issue discount and (subject to clauses (iv) and (v)) amortization schedule as determined by the Borrower and the lenders thereunder (provided that if the Effective Yield of any Incremental Term Loans incurred on or prior to the MFN Sunset Date exceeds the Effective Yield of the Initial Term Loans immediately prior to the effectiveness of the applicable Incremental Facility Amendment by more than 0.50% per annum, the Applicable Rate and/or, as set forth below, the interest rate floor relating to the Initial Term Loans shall be adjusted such that the Effective Yield of the Initial Term Loans is equal to the Effective Yield of such Incremental Term Loans minus 0.50% per annum (the foregoing, collectively, the “MFN Adjustment”); provided, further, that any increase in Effective Yield with respect to the Initial Term Loans due to the application of an interest rate floor to any Incremental Term Loan greater than the interest rate floor applicable to the Initial Term Loans shall be effected solely through an increase in the interest rate floor applicable to the Initial Term Loans), (iv) other than in the case of any Customary Bridge Loans, any Incremental Term Loan shall not have a final maturity date earlier than the Maturity Date applicable to the Initial Term Loans, (v) other than in the case of any Customary Bridge Loans, any Incremental Term Loan shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the Initial Term Loans, (vi) [reserved], (vii) subject to clause (iii) above, any fees payable in connection with such Incremental Term Loans will be determined by the Borrower and the arrangers and/or lenders providing such Incremental Term Loans and (viii) except to the extent otherwise permitted by this Section 2.14, shall have terms and conditions determined by the Borrower and the arrangers and/or lenders providing such Incremental Term Loans; provided that, to the extent such terms and conditions are not the same as the Initial Term Loans in any material respect (as determined in good faith by the Borrower), such terms shall be reasonably satisfactory to the Administrative Agent, it being understood that no consent shall be required from the Administrative Agent for terms and conditions that (A) are more favorable to the Lenders under the Initial Term Facility than the Initial Term Loans, to the extent that they are added for the benefit of the Term Lenders hereunder (which such amendments may be effected without consent of the Lenders under the Initial Term Loans and including, for the avoidance of doubt, at the option of the Borrower, any increase in the applicable interest rate margin related to the Initial Term Loans to bring such applicable interest rate margin in line with the Incremental Term Loans to achieve fungibility with the Initial Term Loans) or (B) they apply to periods after the then Latest Maturity Date with respect to the Term Loans.

(c)    Any Incremental Revolving Commitments (other than Refinancing Revolving Commitments) (i) for purposes of prepayments, shall be treated substantially the same as (and in any event no more favorably than) the Revolving Credit Commitments, (ii) shall have interest rate, upfront fees and original issue discount and (subject to clauses (iii) and (iv)) amortization schedule as determined by the Borrower and the lenders thereunder (provided that (A) in the case of a Revolving Credit Commitment Increase, the maturity date of such Revolving Credit Commitment Increase shall be the same as the Maturity Date applicable to the Revolving Credit Commitments, such Revolving Credit Commitment Increase shall require no scheduled amortization or mandatory commitment reduction prior to the final Maturity Date applicable to the Revolving Credit Commitments and the Revolving Credit Commitment Increase shall be on the exact same terms and pursuant to the exact same documentation applicable to the Revolving Credit Commitments and (B) in the case of an Additional Revolving Credit Commitment, the maturity date of such Additional Revolving Credit Commitment shall be no earlier than the Maturity Date applicable to the Revolving Credit Commitments and such Additional Revolving Credit Commitment shall require no scheduled amortization or mandatory commitment reduction prior to the final Maturity Date of the Revolving Credit Commitments), (iii) any Incremental Revolving Commitments shall not have a final maturity date earlier than the Maturity Date applicable to the Revolving Credit Commitments, (iv) any Incremental Revolving Commitments shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the Revolving Credit Commitments, (v) such Incremental Revolving Commitments have solely the same guarantors and are secured solely by the same assets as the Revolving Credit Commitments and (vi) except to the extent otherwise permitted by this Section 2.14, shall have the same terms and conditions as the Revolving Credit Facility; provided that, to the extent such terms and conditions are not the same as the Revolving Credit Facility in any material respect (as determined in good faith by the Borrower), such terms shall be reasonably satisfactory to the Administrative Agent, it being understood that no consent shall be required from the Administrative Agent for terms and conditions that (A) are more favorable to the Lenders under the Revolving Credit Facility than the terms and conditions of the Revolving Credit Facility, to the extent that they are added for the benefit of the Lenders under the Revolving Credit Facility (which such amendments may be effected without consent of the Lenders under the Revolving Credit Facility) or (B) they apply to periods after the then Latest Maturity Date with respect to the Revolving Credit Facility.

(d)    Each notice from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans and/or Incremental Revolving Commitments. Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental Term Loans or Incremental Revolving Commitments shall be reasonably satisfactory to the Borrower and the Administrative Agent and, in the case of Incremental Revolving Commitments, the L/C Issuer and Swing Line Lender (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, such Additional Lender, the Administrative Agent and, in the case of any Incremental Revolving Commitments, each L/C Issuer and Swing Line Lender. No Incremental Facility Amendment shall require the consent of any Lenders other than the Additional Lenders with respect to such Incremental Facility Amendment and, in the case of Incremental Revolving Commitments, the L/C Issuer and Swing Line Lender. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Commitments, unless it so agrees. Commitments in respect of any Incremental Term Loans or Incremental Revolving Commitments shall become Commitments under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14. Any Incremental Facility Amendment shall be pursuant to documentation to be mutually agreed by the Borrower, the Administrative Agent and each Additional Lender.

(e)    The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that (i) the representations and warranties of each Loan Party set forth in Section 4.02 being true and correct in all material respect (although any representations and warranties which expressly relate to a given date or period shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be) and all references to “such date of such Credit Extension” shall be deemed to refer to the Incremental Facility Closing Date) and (ii) no Event of Default shall exist, or would immediately result from such issuance of the Incremental Facility; provided in the case of Incremental Facilities the proceeds of which will be used to finance a Limited Condition Transaction, (1) the only representations and warranties that will be required to be true and correct in all material respects as of the applicable Incremental Facility Closing Date shall be the Specified Representations and (2) Section 4.02(b) shall be limited to Specified Events of Default. The proceeds of any Incremental Term Loans will be used for general corporate purposes (including (without limitation) Permitted Acquisitions) and for any other purpose not prohibited hereunder. Upon each increase in the Revolving Credit Commitments under such Revolving Credit Facility pursuant to this Section 2.14, each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Commitment (each, an “Incremental Revolving Lender”) in respect of such increase, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit under such Revolving Credit Facility and (ii) participations hereunder in Swing Line Loans held by each Revolving Credit Lender (including each such Incremental Revolving Lender) under such Revolving Credit Facility will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment. Additionally, if any Revolving Credit Loans are outstanding under a Revolving Credit Facility at the time any Incremental Revolving Commitments are established under such Revolving Credit Facility, the Revolving Credit Lenders immediately after effectiveness of such Incremental Revolving Commitments shall purchase and assign at par such amounts of the Revolving Credit Loans outstanding under such Revolving Credit Facility at such time as the Administrative Agent may require such that each Revolving Credit Lender under such Revolving Credit Facility holds its Applicable Percentage of all Revolving Credit Loans outstanding under such Revolving Credit Facility immediately after giving effect to all such assignments. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(f)    Unless the Borrower elects otherwise, each Incremental Facility shall be deemed incurred first under the Incremental Incurrence Test to the extent permitted, with the balance incurred under the Unrestricted Incremental Amount. Any portion of any Incremental Facility incurred other than under the Incremental Incurrence Test may be reclassified at any time, as the Borrower may elect from time to time, as incurred under the Incremental Incurrence Test if the Borrower meets the applicable ratio under the Incremental Incurrence Test at such time on a Pro Forma Basis at any time subsequent to the incurrence of such Incremental Facility (or would have met such ratio, in which case, such reclassification shall be deemed to have automatically occurred if not elected by the Borrower) and the Unrestricted Incremental Amount shall be deemed restored by the amount so reclassified.

Section 2.15    Extensions of Term Loans and Revolving Credit Commitments.

(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of any Class of Term Loans or any Class of Revolving Credit Commitments, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Credit Commitments of the applicable Class) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Credit Commitments of the applicable Class and otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans, and which such extensions shall not be subject to any “no default” requirement, pro forma compliance with any leverage ratio or other financial tests or “most favored nations provisions”) (each, an “Extension,” and each group of Term Loans or Revolving Credit Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Credit Commitments (in each case not so extended), being a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Credit Commitments (as defined below) shall constitute a separate Class of Revolving Credit Commitments from the Class of Revolving Credit Commitments from which they were converted and it being understood that an Extension may be in the form of an increase in the amount of any other outstanding Class of Term Loans or Revolving Credit Commitments otherwise satisfying the criteria set forth below), so long as the following terms are satisfied: (i) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Revolving Credit Lender that agrees to an extension with respect to such Revolving Credit Commitment (an “Extending Revolving Credit Lender”) extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms as the original Class of Revolving Credit Commitments; provided, that at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than three different maturity dates, (ii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Extension Offer other than with respect to covenants or other provisions applicable to periods after the Latest Maturity Date, (iii) the final maturity date of any Extended Term Loans shall be no earlier than the then latest maturity date hereunder and the amortization schedule applicable to Term Loans pursuant to Section 2.07(a) for periods prior to the Maturity Date for Term Loans may not be increased, (iv) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (v) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vi) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Credit Loans, as the case may be, of such Term Lenders or Revolving Credit Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Credit Lenders, as the case may be, have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing, (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower and (ix) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent. No Lender shall be obligated to extend its Term Loans or Revolving Credit Commitments unless it so agrees.

(b)    With respect to all Extensions consummated by the Borrower pursuant to this Section 2.15, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that (x) the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable Classes be tendered and (y) no Class of Extended Term Loans shall be in an amount of less than $10,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.12 and 2.13) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.15.

(c)    No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Credit Commitments, the consent of the L/C Issuer and the Swing Line Lender (which consent shall not be unreasonably withheld or delayed); provided that any Lender that elects not to agree to such Extension (such Lender being, a “Non-Extending Lender”) may be replaced by the Borrower pursuant to Section 3.06. All Extended Term Loans, Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Classes in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.15.

(d)    In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15.

Section 2.16    Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)    The Commitment Fee and the Delayed Draw Ticking Fee shall cease to accrue on any of the Revolving Credit Commitments and Delayed Draw Commitment, respectively, of such Defaulting Lender pursuant to Section 2.09(a);

(b)    the Commitment, Outstanding Amount of Term Loans and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders or the Required Revolving Credit Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01); provided that (x) any waiver, amendment or modification of the type described in clause (a), (b) or (c) of the first proviso in Section 10.01 that would apply to the Revolving Credit Commitments or Obligations owing to such Defaulting Lender or (y) any waiver, amendment or modification (other than as described in the forgoing clause (x) requiring the consent of all Lenders or each affected Lender) which affects such Defaulting Lender disproportionally when compared to other affected Lenders, in each case, shall require the consent of such Defaulting Lender with respect to the effectiveness of such waiver, amendment or modification with respect to the Revolving Credit Commitments or Obligations owing to such Defaulting Lender;

(c)    any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Loan Party as a result of any judgment of a court of competent jurisdiction obtained by any Loan Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if such payment is a payment of the principal amount of any Loans, such payment shall be applied solely to pay the relevant Loans of the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this clause (c).

(d)    if any Swing Line Obligations or L/C Obligations exist at the time such Lender becomes a Defaulting Lender then:

(i)    all or any part of the Swing Line Obligations and L/C Obligations of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentage but only to the extent that such non-Defaulting Lenders’ aggregate Revolving Credit Exposure does not exceed its Revolving Credit Commitments;

(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within three (3) Business Days following notice by the Administrative Agent (x) first, prepay such Swing Line Obligations and (y) second, Cash Collateralize for the benefit of the L/C Issuer only the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.03(f) for so long as such L/C Obligations are outstanding;

(iii)    if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s L/C Obligations pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.03(h) with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are Cash Collateralized;

(iv)    if the L/C Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.09(a) and 2.03(h) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentage; and

(v)    if all or any portion of such Defaulting Lender’s L/C Obligations is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the L/C Issuer or any other Lender hereunder, all letter of credit fees payable under Section 2.03(h) with respect to such Defaulting Lender’s L/C Obligations shall be payable to the L/C Issuer until and to the extent that such L/C Obligations are reallocated and/or Cash Collateralized; and

(e)    so long as such Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and the L/C Issuer shall not be required to issue, amend or increase any Letter of Credit, unless it has received assurances satisfactory to it that non-Defaulting Lenders will cover the related exposure and/or cash collateral will be provided by the Borrower in accordance with Section 2.16(d), and participating interests in any newly made Swing Line Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.16(d)(i) (and such Defaulting Lender shall not participate therein).

In the event that the Administrative Agent, the Borrower, the Swing Line Lender and the L/C Issuer each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Line Obligations and L/C Obligations of the Revolving Credit Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Revolving Credit Lenders (other than Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Applicable Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties and subject to Section 10.24, no change hereunder from Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.17    Changed Circumstances.

(a)    Circumstances Affecting Term SOFR, Eurocurrency ~~Rate, Adjusted Daily Simple RFR and Term RFR Availability.(i)~~ Rates and RFRs. Subject to clause (c) below, in connection with any ~~RFR~~Term SOFR Loan, RFR Loan or Eurocurrency Rate Loan, a request therefor, a conversion to or continuation thereof or otherwise, if for any reason (A) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that (x) if Adjusted Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Adjusted Daily Simple RFR pursuant to the definition thereof or (y) if Adjusted Term ~~RFR~~SOFR or a Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining ~~Term RFR for~~Adjusted Term SOFR or such Eurocurrency Rate, as applicable, for the applicable currency and the applicable Interest Period with respect to a proposed Term ~~RFR~~SOFR Loan or Eurocurrency Rate Loan, as applicable, on or prior to the first day of such Interest Period, (B) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in the foreign exchange or interbank markets with respect to an applicable Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls) ~~or (C~~, (C) with respect to any Eurocurrency Rate Loan, the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered in the applicable currency to banks in the London or other applicable offshore interbank market for the applicable currency, amount or Interest Period of such Eurocurrency Rate Loan or (D) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that (x) if Adjusted Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Adjusted Daily Simple RFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans or (y) if Adjusted Term ~~RFR~~SOFR or a Eurocurrency Rate is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, ~~Term RFR~~Adjusted Term SOFR or such Eurocurrency Rate, as applicable, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during the applicable Interest Period and, in the case of (x) or (y), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make ~~RFR Loans~~Term SOFR Loans, RFR Loans or Eurocurrency Rate Loans, as applicable, in each such currency, and any right of the Borrower to convert any Loan in each such currency (if applicable) or continue any Loan as ~~an~~a Term SOFR Loan, RFR Loan or Eurocurrency Rate Loan, as applicable, in each such currency, shall be suspended (to the extent of the affected RFR Loans or Eurocurrency Rate Loans or, in the case of Term RFR Loans, the affected Interest Periods) until the Administrative Agent (with respect to clause (~~C~~D), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of ~~RFR~~Term SOFR Loans, RFR Loans or Eurocurrency Rate Loans in each such affected Currency (to the extent of the affected ~~RFR~~Term SOFR Loans, RFR Loans or Eurocurrency Rate Loans or, in the case of Term ~~RFR~~SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) or, failing that, (I) in the case of any request for a borrowing of an affected ~~RFR~~Term SOFR Loan ~~in Dollars~~, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (II) in the case of any request for a borrowing of an affected RFR Loan or Eurocurrency Rate Loan in an Alternative Currency, then such request shall be ineffective and (B)(I) any outstanding affected ~~RFR Loans denominated in Dollars~~Term SOFR will be deemed to have been converted into Base Rate Loans ~~immediately or, in the case of Term RFR Loans,~~ at the end of the applicable Interest Period and (II) any outstanding affected ~~RFR~~ Loans denominated in an Alternative Currency, at the Borrower’s election, shall either (1)_ be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of ~~Term RFR~~Eurocurrency Rate Loans, at the end of the applicable Interest Period or (2)_ be prepaid in full immediately or, in the case of ~~Term RFR~~Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the date that is three (3) Business Days after receipt by the Borrower of such notice or, in the case of ~~Term RFR~~Eurocurrency Rate Loans, the last day of the current Interest Period for the applicable RFR Loan, if earlier, the Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.04.

(ii) Subject to clause (c) below, in connection with any Eurocurrency Rate Loan, a request therefor, a continuation thereof or otherwise, if for any reason (A) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered to banks in the London or other applicable offshore interbank market for the applicable currency, amount and Interest Period of such Loan, (B) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that a fundamental change has occurred in the foreign exchange or interbank markets with respect to the applicable Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), (C) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the Adjusted Eurocurrency Rate for such currency and Interest Period, including because the Screen Rate for the applicable currency is not available or published on a current basis, or (D) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the Adjusted Eurocurrency Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period and shall have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make Eurocurrency Rate Loans in each such currency, and any right of the Borrower to continue any Loan as a Eurocurrency Rate Loan in each such currency, shall be suspended (to the extent of the affected Eurocurrency Rate Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (D), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) any pending request for a borrowing of or continuation of Eurocurrency Rate Loans in each such affected currency (to the extent of the affected Eurocurrency Rate Loans or the affected Interest Periods) shall be ineffective and (B)(I) any outstanding affected Eurocurrency Rate Loans denominated in Dollars will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period and (II) any outstanding affected Eurocurrency Rate Loans denominated in an Alternative Currency, at the Borrower’s election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the applicable Interest Period or (2) be prepaid in full at the end of the applicable Interest Period; provided that if no election is made by the Borrower by the date that is the earlier of (x) the date that is three (3) Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, the Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.04.

(b)    Laws Affecting ~~Adjusted~~Term SOFR, Eurocurrency Rate~~, Adjusted Daily Simple RFR and Term~~ or RFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any Daily Simple RFR Loan, Term ~~RFR~~SOFR Loan or Eurocurrency Rate Loan, or to determine or charge interest based upon any applicable RFR, Adjusted Daily Simple RFR, ~~Term RFR~~the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, the Eurocurrency Rate or the Adjusted Eurocurrency Rate, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Borrower that ~~such~~the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make Term SOFR Loans, RFR Loans or Eurocurrency Rate Loans, as applicable, in the affected Currency or Currencies, and any right of the Borrower to convert any Loan denominated in Dollars to ~~an RFR Loan or a Eurocurrency Rate~~a Term SOFR Loan or continue any Loan as an RFR Loan or a Eurocurrency Rate Loan, as applicable, in the affected Currency or Currencies shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate~~”~~,” in each case until each such affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, (A) convert all ~~RFR Loans or Eurocurrency Rate Loans denominated in Dollars~~Term SOFR Loans to Base Rate Loans or (B) convert all RFR Loans or Eurocurrency Rate Loans denominated in an affected Alternative Currency to Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), (I) with respect to Daily Simple RFR Loans, on the Interest Payment Date therefor, if all affected Lenders may lawfully continue to maintain such Daily Simple RFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Daily Simple RFR Loans to such day or (II) with respect to Eurocurrency Rate Loans or Term ~~RFR~~SOFR Loans, on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Eurocurrency Rate Loans or Term ~~RFR~~SOFR Loans, as applicable, to such day, or immediately, if any Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or Term ~~RFR~~SOFR Loans, as applicable, to such day. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.17.

(c)    Benchmark Replacement Setting.

(i)    Benchmark Replacement.

(A)    Notwithstanding anything to the contrary herein or in any other Loan Document, ~~if the USD LIBOR Transition Date has occurred prior to the Reference Time in respect of any setting of the Adjusted Eurocurrency Rate for Dollars, then (x) if a Benchmark Replacement is determined in accordance with clause (b)(1) or (b)(2) of the definition of “Benchmark Replacement” for the USD LIBOR Transition Date, such Benchmark Replacement will replace the then-current Benchmark with respect to Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b)(3) of the definition of “Benchmark Replacement” for the USD LIBOR Transition Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.(B) Notwithstanding anything to the contrary herein or in any other Loan Document,~~ upon the occurrence of a Benchmark Transition Event ~~or an Other Benchmark Rate Election, as applicable~~, with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event ~~or an Other Benchmark Rate Election, as applicable,~~ will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.17(c)(i)(B) will occur prior to the applicable Benchmark Transition Start Date.

(B)    ~~(C)~~ Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term RFR Transition Date has occurred prior to the Reference Time in respect of any setting of the then-current Benchmark consisting of ~~a~~Adjusted Daily Simple RFR (including ~~a~~Adjusted Daily Simple RFR implemented as a Benchmark Replacement pursuant to Section 2.17(c)(i)(A) or Section 2.17(c)(i)(B)) for the applicable currency, then the applicable Benchmark Replacement will replace such Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark for the applicable currency setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (~~C~~B) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term RFR Notice with respect to the applicable Term RFR Transition Event. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term RFR Notice after a Term RFR Transition Event and may elect or not elect to do so in its sole discretion.

(ii)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)   Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.17(c)(iv). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.17(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.17(c).

(iv)   Unavailability of Tenor of Benchmark.Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including ~~any~~the Term ~~RFR, USD LIBOR~~SOFR Reference Rate, EURIBOR or CDOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans, RFR Loans or Eurocurrency Rate Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, (I) in the case of any request for any affected ~~RFR Loans or a Eurocurrency Rate Loans, in each case, denominated in Dollars~~Term SOFR Loans, if applicable, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (II) in the case of any request for any affected RFR Loan or Eurocurrency Rate Loan, in each case, in an Alternative Currency, if applicable, then such request shall be ineffective and (B)(I) any outstanding affected ~~RFR Loans or Eurocurrency Rate Loans, in each case, denominated in Dollars~~Term SOFR Loans, if applicable, will be deemed to have been converted into Base Rate Loans ~~immediately or, in the case of Term RFR Loans or Eurocurrency Rate Loans,~~ at the end of the applicable Interest Period and (II) any outstanding affected RFR Loans or Eurocurrency Rate Loans, in each case, denominated in an Alternative Currency, at the Borrower’s election, shall either _(1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of ~~Term RFR Loans or~~ Eurocurrency Rate Loans, at the end of the applicable Interest Period or (2)_ be prepaid in full immediately or, in the case of ~~Term RFR Loans or~~ Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any Daily Simple RFR Loan, if no election is made by the Borrower by the date that is three (3) Business Days after receipt by the Borrower of such notice, the Borrower shall be deemed to have elected clause (1) above; provided, further that, with respect to any Eurocurrency Rate Loan ~~or Term RFR Loan~~, if no election is made by the Borrower by the earlier of (x) the date that is three (3) Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan ~~or Term RFR Loan~~, the Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Loan) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.17. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(d)    Alternative Currencies. If, after the designation by the Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in national or international financial, political or economic conditions are imposed in the country in which such currency is issued, and such change results in, in the reasonable opinion of the Administrative Agent (i) such currency no longer being readily available, freely transferable and convertible into Dollars, (ii) a Dollar Equivalent no longer being readily calculable with respect to such currency, (iii) such currency being impracticable for the Lenders to loan or (iv) such currency no longer being a currency in which the Required Revolving Credit Lenders are willing to make Extensions of Credit (each of clauses (i), (ii), (iii) and (iv), a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Borrower, and such currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrower shall repay all Loans denominated in such currency to which the Disqualifying Event(s) apply or convert such Loans into the Dollar Equivalent in Dollars, bearing interest at the Base Rate, subject to the other terms contained herein.

Section 2.18    MIRE Event. Each of the parties hereto acknowledges and agrees that, if there are any Mortgaged Properties, any increase, extension or renewal of any of the Commitments or Loans (including the provision of Incremental Facilities or any other incremental credit facilities hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Credit Loans or (iii) the issuance, renewal or extension of Letters of Credit) shall be subject to (and conditioned upon): with respect to any Mortgaged Property, the prior delivery of all flood hazard determination certifications, and with respect to the Headquarters and Manufacturing Property, if applicable, acknowledgements, evidence of flood insurance and other flood-related documentation as required by Flood Insurance Laws and as otherwise reasonably required by the Lenders.

ARTICLE III

Taxes and Increased Costs Protection

Section 3.01    Taxes.

(a)    All payments by the Borrower (the term Borrower under this Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any Taxes unless required by applicable Law. If any applicable withholding agent shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) if such Taxes are Indemnified Taxes, the sum payable by the Borrower or applicable Guarantor shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 3.01), the applicable Lender (or, in the case of payments made to an Agent for its own account, such Agent) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions, (iii) the applicable withholding agent shall pay the full amount deducted to the relevant taxing authority in accordance with applicable Laws, and (iv) if the Borrower or any Guarantor or the Administrative Agent is the applicable withholding agent, within thirty (30) days after the date of such payment by such applicable withholding agent (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), such applicable withholding agent shall furnish to the Borrower or the Administrative Agent (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Borrower or the Administrative Agent, as applicable.

(b)    In addition, but without duplication of any amounts payable pursuant to Section 3.01(a) or (c), the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or, at the option of the Administrative Agent, timely reimburse the Administrative Agent for the payment of, all Other Taxes.

(c)    Without duplication of any amounts payable pursuant to Section 3.01(a) or Section 3.01(b), the Borrower shall indemnify each Agent and each Lender for (i) the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted by any jurisdiction in respect of amounts payable under this Section 3.01) payable by such Agent and such Lender and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Such Agent or Lender, as the case may be, will, at the Borrower’s request, provide the Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts which shall be conclusive absent manifest error. Payment under this Section 3.01(c) shall be made within ten (10) days after the date such Lender or such Agent makes a demand therefor. Notwithstanding anything to the contrary contained in this Section 3.01(c), no Loan Party shall be required to indemnify any Agent or any Lender pursuant to this Section 3.01(c) for any incremental interest, penalties or expenses resulting from the failure of such Agent or Lender to notify the Loan Party of such possible indemnification claim within 180 days after such Agent or Lender receives written notice from the applicable taxing authority of the specific tax assessment giving rise to such indemnification claim.

(d)    If any Lender or Agent determines, in its reasonable discretion, that it has received a refund in respect of any Indemnified Taxes as to which indemnification or additional amounts have been paid to it by the Borrower or any Guarantor pursuant to this Section 3.01, it shall promptly remit an amount equal to such refund as soon as practicable after it is determined that such refund pertains to Indemnified Taxes (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or any Guarantor under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund plus any interest included in such refund by the relevant taxing authority attributable thereto) to the Borrower, net of all reasonable out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the Borrower, upon the request of the Lender or Agent, as the case may be, shall promptly return an amount equal to such refund (plus any applicable interest, additions to tax or penalties) to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its Tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any Tax refund or to make available its Tax returns or disclose any information relating to its Tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled. Notwithstanding anything to the contrary in this Section 3.01(d), in no event will a Lender or Agent be required to pay any amount to a Loan Party pursuant to this Section 3.01(d) the payment of which would place such Lender or Agent in a less favorable net after-Tax position than such Lender or Agent would have been in if the Indemnified Tax giving rise to such refund had not been imposed in the first instance.

(e)   Each Lender shall, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender, if requested by the Borrower, use commercially reasonable efforts (subject to legal and regulatory restrictions), at the Borrower’s expense, to designate another Applicable Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(e) shall affect or postpone any of the Obligations of the Borrower or any Guarantors or the rights of such Lender pursuant to Section 3.01(a) or (c).

(f)    Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by Law, or reasonably requested by the Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any documentation specifically referenced below) expired, obsolete or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Without limiting the generality of the foregoing:

(i)    Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;

(ii)   Each Lender that is not a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by Law or upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(A)    two duly completed original copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(B)    two duly completed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C)    in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) or the Code, (x) a certificate, in substantially the form of Exhibit L (any such certificate a “United States Tax Compliance Certificate”), to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments under any Loan Document is effectively connected with such Lender’s conduct of a U.S. trade or business, and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms),

(D)    to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two duly completed original copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, as applicable (or any successor forms), United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or

(E)    two duly completed original copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents.

(iii)    Each Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 3.01(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding any other provision of Section 3.01(f), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(f).

(g)    The Administrative Agent (as well as any person receiving any payment on behalf of the Administrative Agent pursuant to Section 9.02 or Section 9.13) shall provide the Borrower with two duly completed original copies of, if it is a United States person (as defined in Section 7701(a)(30) of the Code), Internal Revenue Service Form W-9 certifying that it is exempt from U.S. federal backup withholding, or, if it is not a United States person, (1) Internal Revenue Service Form W-8ECI with respect to payments to be received by it as a beneficial owner and (2) Internal Revenue Service Form W-8IMY (together with required accompanying documentation) with respect to payments to be received by it on behalf of the Lenders, and shall update such forms periodically upon the reasonable request of the Borrower. Notwithstanding any other provision of this clause (g), the Administrative Agent (or such other person) shall not be required to deliver any documentation that such Administrative Agent (or such other person) is not legally eligible to deliver.

(h)    For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer and any Swing Line Lender and “applicable Law” includes FATCA.

(i)    Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights or obligations by, or the replacement of, a Lender, the termination of this Agreement or the Commitments or the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.02    Inability to Determine Rates.  If the Administrative Agent or the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining Term SOFR or the Eurocurrency Rate for any requested Interest Period with respect to a proposed Term SOFR Loan or Eurocurrency Rate Loan denominated in any currency, or the Required Lenders (excluding for all purposes of this Section 3.02 only, the portion of the Total Outstandings and unused Commitments that are not available for Loans in such currency) determine that ~~the~~Adjusted Term SOFR or the applicable Adjusted Eurocurrency Rate, as applicable, for any Interest Period with respect to such proposed Term SOFR Loan or Eurocurrency Rate Loan, as applicable, does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that deposits in the currency of such Term SOFR Loan or Eurocurrency Rate Loan are not being offered to banks in the ~~applicable London or other~~ relevant interbank market for the applicable amount and the Interest Period of such Term SOFR Loan or Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Term SOFR Loans or Eurocurrency Rate Loans in such currency shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans or Eurocurrency Rate Loans, as applicable, or, failing that, (i) in the case of Loans denominated in Dollars, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein, and (ii) in the case of a Revolving Credit Loan to be denominated in a currency other than Dollars, unless the Administrative Agent, the relevant Revolving Credit Lenders and the Borrower otherwise agree to a substitute rate that is selected to reflect such Revolving Credit Lenders’ cost of funding such Revolving Credit Loan (in which case, such substitute rate shall be deemed to be “Term SOFR” or the “Eurocurrency Rate” for the applicable Borrowing), such Revolving Credit Loan shall be made in Dollars in the Dollar Equivalent amount of the requested Borrowing (and all Revolving Credit Loans then outstanding that are denominated in such currency shall be repaid at the end of the then current Interest Period).

Section 3.03   Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurocurrency Rate Loans.

(a)    If any Lender determines that as a result of any Change in Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.03(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes or Other Taxes indemnifiable under Section 3.01, (ii) Excluded Taxes or (iii) reserve requirements contemplated by Section 3.03(c)), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction; provided that in the case of any Change in Law only applicable as a result of the proviso set forth in the definition thereof, such Lender will only be compensated for such amounts that would have otherwise been imposed under the applicable increased cost provisions and only to the extent the applicable Lender certifies that it is imposing such charges on other similarly situated borrowers under comparable syndicated credit facilities.

(b)    If any Lender determines that as a result of any Change in Law regarding liquidity, capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Applicable Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to liquidity and capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.05), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c)    The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Rate funds or deposits, additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of demonstrable error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided, that the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days after receipt of such notice.

(d)    Subject to Section 3.05(b), failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.03 shall not constitute a waiver of such Lender’s right to demand such compensation.

(e)    If any Lender requests compensation under this Section 3.03, then such Lender will, if requested by the Borrower, use commercially reasonable efforts, at the Borrower’s expense, to designate another Applicable Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 3.03(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.03(a), (b), (c) or (d).

Section 3.04    Funding Losses.  Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)    any continuation, conversion, payment or prepayment of any Term SOFR Loan or Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan;

(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan (other than a Base Rate Loan) on the date or in the amount notified by the Borrower; or

(c)    any payment by the Borrower of any Loan (or interest due thereon or drawings under any Letter of Credit) denominated in Euro or an Alternative Currency in a different currency;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.04, each Lender shall be deemed to have funded each Term SOFR Loan or Eurocurrency Rate Loan made by it at Term SOFR or the applicable Eurocurrency Rate, as applicable, for such Loan by a matching deposit or other borrowing in the London interbank eurodollar or other applicable interbank market for such currency for a comparable amount and for a comparable period, whether or not such Term SOFR Loan or Eurocurrency Rate Loan was in fact so funded.

Section 3.05    Matters Applicable to All Requests for Compensation.

(a)    Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of demonstrable error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b)    With respect to any Lender’s claim for compensation under Section 3.02, Section 3.03 or Section 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.03, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue Term SOFR Loans or Eurocurrency Rate Loans from one Interest Period to another, or to convert Base Rate Loans into ~~Eurocurrency Rate~~Term SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.05(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c)    If the obligation of any Lender to make or continue any Term SOFR Loan or Eurocurrency Rate Loan from one Interest Period to another, or to convert Base Rate Loans into ~~Eurocurrency Rate~~Term SOFR Loans shall, to the extent denominated in Dollars, be suspended pursuant to Section 3.05(b) hereof, such Lender’s ~~Eurocurrency Rate~~Term SOFR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such ~~Eurocurrency Rate~~Term SOFR Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to such conversion no longer exist:

(i)    to the extent that such Lender’s ~~Eurocurrency Rate~~Term SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s ~~Eurocurrency Rate~~Term SOFR Loans shall be applied instead to its Base Rate Loans; and

(ii)   all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as ~~Eurocurrency Rate~~Term SOFR Loans, to the extent denominated in Dollars, shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into ~~Eurocurrency Rate~~Term SOFR Loans shall remain as Base Rate Loans.

(d)    If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to the conversion of such Lender’s ~~Eurocurrency Rate~~Term SOFR Loans ~~denominated in Dollars~~ pursuant to this Section 3.05 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when ~~Eurocurrency Rate~~Term SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted to ~~Eurocurrency Rate~~Term SOFR Loans, on the first day(s) of the next succeeding Interest Period(s) for such outstanding ~~Eurocurrency Rate~~Term SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding ~~Eurocurrency Rate~~Term SOFR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective principal amount of Commitments.

Section 3.06    Replacement of Lenders under Certain Circumstances.

(s)    If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or Section 3.03 as a result of any condition described in such Sections and Lender has declined or is unable to designate a different lending office in accordance with Section 3.01(e) or any Lender ceases to make Eurocurrency Rate Loans or Term SOFR Loans as a result of any condition described in Section 3.02 or Section 3.03, (ii) any Lender becomes a Defaulting Lender, (iii) any Lender becomes a Non-Consenting Lender or (iv) any Lender becomes a Non-Extending Lender, then the Borrower may, on prior written notice to the Administrative Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement (or, with respect to clause (iii) and clause (iv) above, all of its rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver or amendment) to one or more Eligible Assignees (provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.03 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender or a Non-Extending Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents).

(b)    Any Lender being replaced pursuant to Section 3.06(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, as applicable (provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register) and (ii) deliver Notes, if any, evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans, as applicable, (B) all obligations of the Loan Parties owing to the assigning Lender relating to the Loan Documents and participations so assigned shall be paid in full by the assignee Lender or the Loan Parties (as applicable) to such assigning Lender concurrently with such assignment and assumption, any amounts owing to the assigning Lender (other than a Defaulting Lender) under Section 3.04 as a consequence of such assignment and, in the case of an assignment of Term Loans in connection with a Repricing Transaction, the premium, if any, that would have been payable by the Borrower on such date pursuant to Section 2.05(a)(iv) if such Lender’s Term Loans subject to such assignment had been prepaid on such date shall have been paid by the Borrower to the assigning Lender and (C) upon such payment and, if so requested by the assignee Lender, the assignor Lender shall deliver to the assignee Lender the appropriate Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c)    Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer, or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d)    In the event that (i) the Borrower or the Administrative Agent have requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders or Required Revolving Credit Lenders, as applicable, have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

(e)    Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 3.06 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.

Section 3.07    [Reserved].

Section 3.08    Survival.  All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder and any assignment of rights by or replacement of a Lender and shall survive the resignation or replacement of the Administrative Agent.

ARTICLE IV

Conditions Precedent to Credit Extensions

Section 4.01    Conditions to Closing Date.  The obligation of each Lender to make its initial Credit Extension hereunder is subject to the satisfaction of the following conditions precedent (or waiver thereof in accordance with Section 10.01):

(a)    The Administrative Agent’s receipt of the following, each of which shall be facsimiles or other electronic copies unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (other than in respect of clause (a)(v) below), each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i)    executed counterparts of this Agreement from the Borrower and each Lender with a Loan or Commitment outstanding as of the Closing Date;

(ii)    a Note executed by the Borrower in favor of each Lender that has requested a Note at least five (5) Business Days in advance of the Closing Date;

(iii)    each Collateral Document set forth on Schedule 1.01A required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party party thereto, together with (except as provided in such Collateral Documents);

(A)    certificates, if any, representing the pledged equity referred to therein, accompanied by undated stock powers, if applicable, executed in blank and (if applicable) instruments evidencing the pledged debt referred to therein endorsed in blank; and

(B)    evidence that all other actions, recordings and filings that the Administrative Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (including, without limitation, a perfection certificate duly executed by each Loan Party); provided that if, notwithstanding the Borrower’s use of commercially reasonable efforts without undue burden or expense to cause this clause (iii) to be satisfied on the Closing Date, the requirements hereof (other than (a) the execution of each Collateral Document set forth on Schedule 1.01A required to be executed on the Closing Date as indicated on such schedule by each Loan Party party thereto, (b) the pledge and perfection of security interests in the certificated Equity Interests of (i) the Borrower and (ii) each direct Wholly Owned Subsidiary of the Borrower that is a Material Subsidiary that constitutes a Domestic Subsidiary (provided that such Equity Interests are not Excluded Equity), (c) delivery of Uniform Commercial Code financing statements with respect to perfection of security interests in the assets of the Loan Parties that may be perfected by the filing of a financing statement under the Uniform Commercial Code and (d) the delivery of documents in a form sufficient to affect the recordation of security interests with the United States Copyright Office or United States Patent and Trademark Office with respect to perfection of security interests in the assets of the Loan Parties that may be perfected by filing with the United States Copyright Office or United States Patent and Trademark Office) are not satisfied as of the Closing Date, the satisfaction of such requirements shall not be a condition to the release of the initial Credit Extension to the Borrower on the Closing Date (but shall be required to be satisfied as promptly as practicable after the Closing Date and in any event within the period specified therefor in Schedule 6.12) (this proviso, the “Certain Funds Provision”);

(iv)    (A) such certificates, copies of Organization Documents of the Loan Parties, resolutions or other action and incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date and (B) a good standing certificate (to the extent applicable) in the jurisdiction of organization of the Borrower and each Guarantor;

(v)    an opinion from Bass, Berry & Sims PLC, counsel to the Loan Parties;

(vi)    a certificate signed by a Responsible Officer of the Borrower certifying that the conditions set forth in clauses (d), (e), (f) and (h) below are satisfied;

(vii    a certificate attesting to the Solvency of the Borrower and its Subsidiaries, on a consolidated basis, on the Closing Date after giving effect to the Transactions, from the chief financial officer or other officer with equivalent duties of the Borrower, in substantially the form of Exhibit M;

(viii)  a Request for Credit Extension relating to each Credit Extension to be made on the Closing Date; and

(ix)    certificates of insurance evidencing the existence of insurance to be maintained by the Borrower and its Restricted Subsidiaries pursuant to Section 6.06.

(b)    All fees and expenses required to be paid hereunder or pursuant to the Fee Letters and reasonable out-of-pocket expenses required to be paid on the Closing Date as previously agreed in writing, in each case, to the extent invoiced at least three (3) Business Days prior to the Closing Date shall have been paid in full in cash or will be paid on the Closing Date.

(c)    The Lead Arrangers shall have received (i) the Audited Financial Statements and (ii) the Unaudited Financial Statements.

(d)    Prior to or substantially simultaneously with the initial funding on the Closing Date, the Refinancing shall have been consummated.

(e)    At the time of and immediately after giving effect to the Borrowing of the Initial Term Loans (together with the Revolving Credit Loans and Delayed Draw Term Loans to be borrowed on the Closing Date, if any), no Default or Event of Default shall have occurred and be continuing.

(f)   On the Closing Date, all representations and warranties made by any Loan Party contained herein or in the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date; provided that, in each case, to the extent that any such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(g)    The Administrative Agent and the Lead Arrangers shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors as has been reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by the Administrative Agent and the Lead Arrangers that they reasonably determine is required by regulatory authorities under applicable “know your customer” and AML Laws, including without limitation the USA PATRIOT Act and, to the extent required by 31 C.F.R. §1010.230, a certification of the Borrower regarding beneficial ownership.

(h) Since December 31, 2020, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

For purposes of determining whether the Closing Date has occurred, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be, unless such Lender has notified the Administrative Agent of any disagreement prior to the Closing Date.

Section 4.02    Conditions to Subsequent Credit Extensions.  The obligation of each Lender to honor any Request for Credit Extension after the Closing Date (other than (i) a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans or Eurocurrency Rate Loans or (ii) with respect to the incurrence of Delayed Draw Term Loans, which shall be governed by Section 4.03) is subject to the following conditions precedent:

(a)    The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; provided, further, that in the case of an Incremental Facility the proceeds of which will be used to finance a Limited Condition Transaction, the foregoing will be limited to the Specified Representations.

(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom; provided, that, in the case of any Incremental Facilities, the proceeds of which will be used to finance a Limited Condition Transaction, this clause (b) shall be limited to Specified Events of Default.

(c)    The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)    Solely with respect to Credit Extensions occurring on or after the Amendment No. 1 Effective Date and on or prior to the Covenant Relief Period End Date, after giving effect to the use of proceeds of such Credit Extension (including any use of proceeds contemplated within five Business Days of such Credit Extension), the Unrestricted Cash shall not exceed $15,000,000 (it being understood that on the date of such Credit Extension, the Borrower shall deliver to the Administrative Agent an Anti-Cash Hoarding Certificate certifying to the satisfaction of this condition set forth in this clause (d)).

(e)    Solely with respect to Credit Extensions occurring on or after the Amendment No. 1 Effective Date and on or prior to the Covenant Relief Period End Date, after giving effect to the use of proceeds of such Credit Extension (including any use of proceeds contemplated within five Business Days of such Credit Extension), the Liquidity shall be no less than $45,000,000 (it being understood that on the date of such Credit Extension, the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying to the satisfaction of this condition set forth in this clause (e)).

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans or Eurocurrency Rate Loans) other than a Delayed Draw Term Loan submitted by the Borrower shall be deemed to be a representation and warranty that the applicable conditions specified in Sections 4.02(a) and, if applicable, (b) have been satisfied on and as of the date of the applicable Credit Extension.

Section 4.03    Delayed Draw Term Loans.  The obligation of each Lender to make a Loan with respect to Delayed Draw Term Loans on and after the Closing Date is subject solely to the following conditions precedent:

(a)    The Administrative Agent shall have received a Committed Loan Notice as required by Section 2.02.

(b)    At the time of such Borrowing, no Default or Event of Default shall have occurred and be continuing; provided, that, in the case of any Delayed Draw Term Loans, the proceeds of which will be used to finance a Limited Condition Transaction, this clause (b) shall be limited to Specified Events of Default.

(c)    The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; provided, further, that in the case of a Delayed Draw Term Loan the proceeds of which will be used to finance a Limited Condition Transaction, the foregoing will be limited to the Specified Representations.

(d)    After giving effect to such Borrowing (and any related transactions), the First Lien Senior Secured Leverage Ratio, on a Pro Forma Basis as of the last day of the most recently ended Test Period would not exceed the First Lien Senior Secured Leverage Ratio immediately prior to giving effect to such Borrowing.

(e)    Such Borrowing shall be in an aggregate principal amount equal to or greater than $25,000,000 (and, if such Borrowing shall occur on the Closing Date, such Borrowing shall be in an aggregate principal amount not to exceed $50,000,000 (the “Permitted Initial Delayed Draw Term Loan Borrowing Amount”)); provided that such Borrowing may be less than $25,000,000 if such Borrowing represents the remaining amount available under the Delayed Draw Commitment.

(f)    There shall be no more than four (4) Borrowings of Delayed Draw Term Loans. To the extent this Section 4.03 is applicable each Borrowing of Delayed Draw Term Loans shall be deemed to constitute a representation and warranty by the Borrower on the date thereof that the conditions specified in Sections 4.03(b), 4.03(c) and 4.03(d) have been satisfied.

ARTICLE V

Representations and Warranties

The Borrower represents and warrants to the Agents and the Lenders on the Closing Date after giving effect to the Transactions and on the date of each subsequent Credit Extension that:

Section 5.01    Existence, Qualification and Power; Compliance with Laws.  Each Loan Party and each other Restricted Subsidiary (a) is a Person duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws (including the USA PATRIOT Act), orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Borrower), (b)(i), (c), (d) or (e), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.02    Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (iii) result in the creation of any Lien (other than under the Loan Documents) or (iv) violate any material Law; except (in the case of clauses (b)(ii) and (b)(iv)), to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.03    Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.04    Binding Effect.  This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Section 5.05    Financial Statements; No Material Adverse Effect.

(a)    The Audited Financial Statements and the Unaudited Financial Statements fairly present in all material respects the consolidated financial condition of Holley Intermediate Holdings, Inc. through June 27, 2021, and the Borrower as of September 26, 2021, as of the dates thereof and its results of operations for the period covered thereby, except as otherwise disclosed to the Administrative Agent prior to the Closing Date, and prepared in accordance with GAAP consistently applied throughout the periods covered thereby.

(b)    Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Each Lender and the Administrative Agent hereby acknowledges and agrees that the Borrower and its respective Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or IFRS, or the interpretation thereof, and that such restatements will not result in a Default or Event of Default under the Loan Documents.

Section 5.06    Litigation.  Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Restricted Subsidiary or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07    Ownership of Property; Liens.  Each Loan Party and each of its Subsidiaries has good and valid title to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, Permitted Liens and any Liens and privileges arising mandatorily by Law and, in each case, except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.08    Environmental Matters.   Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a)    there are no pending or, to the knowledge of the Borrower, threatened claims, actions, suits, notices of violation, notices of potential responsibility, disputes or proceedings by or involving any Loan Party or any of their Subsidiaries alleging Environmental Liability or responsibility for violation of, or otherwise relating to, any Environmental Law;

(b)    (i) there is no asbestos or asbestos-containing material on any property currently owned, leased or operated by any Loan Party or any of their Subsidiaries; and (ii) there has been no Release of Hazardous Materials at, on, under or from any location in a manner which would reasonably be expected to give rise to any Environmental Liability of or relating to any Loan Party or any of their Subsidiaries;

(c)    neither any Loan Party nor any of their Subsidiaries is undertaking, or has completed, either individually or together with other persons, any investigation or response action relating to any actual or threatened Release of Hazardous Materials at any location, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law;

(d)    all Hazardous Materials transported from any property currently or, to the knowledge of the Borrower or their respective Subsidiaries, formerly owned, leased or operated by any Loan Party or any of their Subsidiaries for off-site disposal have been disposed of in compliance with all Environmental Laws;

(e)    none of the Loan Parties nor any of their Subsidiaries has contractually assumed any Environmental Liability; and

(f)    the Loan Parties and each of their Subsidiaries and their respective businesses, operations and properties are and have been in compliance with all Environmental Laws.

Section 5.09    Taxes.  The Borrower and each Restricted Subsidiary has timely filed all federal, state, municipal, foreign and other Tax returns and reports required to have been filed (including in their capacity as withholding agents), and have timely paid all federal, state, municipal, foreign and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable (including in their capacity as withholding agents), except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and, except for failures to file or pay as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no Tax audits, deficiencies, assessments or other claims with respect to the Borrower or any Restricted Subsidiary that could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.10    Compliance with ERISA.

(a)    Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan and Foreign Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws and applicable foreign Laws, respectively.

(b)    (i) No ERISA Event or Foreign Plan Event has occurred or is reasonably expected to occur; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; and (iii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.10(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c)    As of the Closing Date, no Loan Party is and no Loan Party will become (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code, (3) an entity deemed to hold Plan Assets of any such plans or accounts, or (4) a “governmental plan” within the meaning of Section 3(32) of ERISA.

Section 5.11    Subsidiaries; Equity Interests.  As of the Closing Date, neither the Borrower nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests in the Borrower and its Subsidiaries have been validly issued, are fully paid and, in the case of Equity Interests representing corporate interests, nonassessable and, on the Closing Date, all Equity Interests owned directly or indirectly by the Borrower or any other Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents, and (ii) nonconsensual Liens permitted under Section 7.01. As of the Closing Date, Schedule 5.11 (a) sets forth the name and jurisdiction of organization or incorporation of each Subsidiary, (b) sets forth the ownership interest of the Borrower and any of its Subsidiaries in each of their respective Subsidiaries, including the percentage of such ownership and (c) identifies each Person the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.

Section 5.12    Margin Regulations; Investment Company Act.

(a)    No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U or Regulation X of the FRB.

(b)    None of the Borrower or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 5.13    Disclosure.

(a)    No report, financial statement, certificate or other written information (including the Information Memorandum) furnished by or on behalf of any Loan Party to any Agent, any Lead Arranger or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains when furnished any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto); provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that (i) such projections are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, (ii) no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and (iii) such differences may be material.

(b)    As of the Closing Date, the information included in the Beneficial Ownership Certification with respect to any beneficial owner (as defined in the Beneficial Ownership Regulation) of the Borrower, is true and correct in all material respects, to the Borrower’s knowledge.

Section 5.14    Intellectual Property; Licenses, Etc.  Each of the Loan Parties and the other Restricted Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how database rights, design rights and other intellectual property rights, including registrations and applications for registration thereof (collectively, “IP Rights”) that are used in or reasonably necessary for the operation of their respective businesses as currently conducted, and, to the knowledge of the Borrower, without violation of the rights of any Person, except to the extent such violation or failure to own, license, or possess, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any such IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.15    Solvency.  On the Closing Date after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.16    Collateral Documents.  The Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties legal, valid and enforceable Liens on and security interests in, the Collateral described therein and to the extent intended to be created thereby, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under the Collateral Documents (which filings or recordings shall be made to the extent required by any Collateral Document) and (ii) upon the taking of possession or control by the Administrative Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent required by Section 6.10 or by any Collateral Document), the Liens created by such Collateral Documents will constitute so far as possible under relevant Law fully perfected Liens on (with the priority contemplated by the Collateral Documents), and security interests in, all right, title and interest of the Loan Parties in such Collateral to the extent perfection can be obtained by filing financing statements and such other filings or recordings or upon the taking of possession or control, in each case subject to no Liens other than Permitted Liens.

Section 5.17    Use of Proceeds.  The proceeds of the Initial Term Loans, Delayed Draw Term Loans, the Revolving Credit Loans and the L/C Credit Extensions shall be used in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement.

Section 5.18    Sanctions Laws and Regulations and Anti-Corruption Laws.

(a)    Each of the Loan Parties and their Subsidiaries is in compliance, in all material respects, with (i) applicable Sanctions Laws and Regulations and (ii) Anti-Corruption Laws, Applicable Canadian Regulations and AML Laws. No Borrowing or use of proceeds of any Borrowing or drawing under any Letter of Credit will fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions Laws and Regulations or will violate or result in the violation of any Sanctions Laws and Regulations applicable to any party hereto.

(b)    None of the Loan Parties or any of their Subsidiaries that is not a Loan Party or, to the knowledge of the Loan Parties, any director, manager, officer, Affiliate, agent or employee of the Borrower or any of its Restricted Subsidiaries, in each case, is (i) a Person (or owned 50% or more by one or more Persons or under Control of a Person) identified on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC or otherwise the subject or target of the limitations or prohibitions under any Sanctions Laws and Regulations, or (ii) a Person located, organized, or resident in a country or territory that is the subject of comprehensive economic or financial sanctions under Sanctions Laws and Regulations (currently, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

(c)    No part of the proceeds of any Loan or Letter of Credit will be used for any improper payments, directly or, to the knowledge of the Borrower, indirectly, to any governmental official or employee, political party, official of a political party, candidate for political office, or any other party (if applicable) in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Law.

Section 5.19    Labor Matters.  Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) there are no strikes or other labor disputes against the Borrower or any Restricted Subsidiary pending or, to the knowledge of the Borrower, threatened and (b) the hours worked by and payments made to employees of the Borrower or any Restricted Subsidiary have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters.

ARTICLE VI

Affirmative Covenants

From and after the Closing Date and for so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall not have been paid in full (other than contingent indemnification obligations not yet due and payable, obligations under Secured Hedge Agreements and Cash Management Obligations), or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02 and Section 6.03) cause each of its Restricted Subsidiaries to:

Section 6.01    Financial Statements.  Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)    as soon as available, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form, the figures for the previous fiscal year, beginning with the fiscal year ending December 31, 2021, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than (x) an emphasis of matter to the extent such statement does not qualify such audit in any respect, (y) with respect to, or resulting from, the regularly scheduled maturity of the Loans hereunder, or (z) a potential or actual default under the Financial Covenant) or any qualification or exception as to the scope of such audit;

(b)    as soon as available, but in any event, within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form, the income statement figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes; and

(c)    simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.01(a) and (b) above (i) the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements and (ii) a customary management discussion and analysis of operating results.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC or (B) following an election by the Borrower pursuant to the definition of “GAAP”, the applicable financial statements determined in accordance with IFRS; provided that, with respect to clause (B), to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion an independent registered public accounting firm of nationally recognized standing, which report and opinion, subject to the same exceptions set forth above, shall be prepared in accordance with generally accepted auditing standards.

Section 6.02    Certificates; Other Information.  Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)    no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

(b)    promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)    promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party or any of its Restricted Subsidiaries (other than in the ordinary course of business) that could reasonably be expected to result in a Material Adverse Effect;

(d)    together with the delivery of the financial statements pursuant to Section 6.01(a) and each related Compliance Certificate pursuant to Section 6.02(a), (i) a report setting forth the information required by Section 3.03 of the Security Agreement or confirming that there has been no change in such information since the Closing Date or the date of the last Compliance Certificate, (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a prepayment under Section 2.05(b),

(iii) a list of Subsidiaries that identifies each Subsidiary as a Material Subsidiary, Unrestricted Subsidiaries or an Immaterial Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date or the date of the last such list and (iv) such other information required by the Compliance Certificate;

(e)    at any time and for so long as the Borrower is Privately Held, no later than one hundred and twenty (120) days following the first day of each fiscal year of the Borrower, an annual budget (on a quarterly basis) for such fiscal year in form customarily prepared by the Borrower;

(f)    (i) promptly notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (ii) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation; and

(g)    promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Material Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b) and (c), Section 6.02(a), or Section 6.02(c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arranger will make available to the Lenders and the L/C Issuers ~~the~~ materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive Material Non-Public Information, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all the Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers, the L/C Issuers and the Lenders to treat the Borrower Materials as not containing any Material Non-Public Information (although it may be sensitive and proprietary) with respect to the Borrower or its Affiliates or any of their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower acknowledge and agree that the Loan Documents and the financial information required to be delivered pursuant to Section 6.01(a), (b) and (c) and Section 6.02(a) shall be treated as if marked “PUBLIC” for purposes of this paragraph.

Section 6.03    Notices.  Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent for prompt further distribution to each Lender:

(a)    of the occurrence of any Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto;

(b)    of any litigation or governmental proceeding (including, without limitation, pursuant to any Environmental Laws) pending against the Borrower or any of its Subsidiaries that could reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect; and

(c)    of the occurrence of any ERISA Event or Foreign Plan Event that could reasonably be expected to have a Material Adverse Effect.

Section 6.04    Maintenance of Existence.  (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or incorporation and (b) take all reasonable action to maintain all rights (including IP Rights), privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in the case of clauses (a) (other than with respect to the Borrower) and (b), (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or Section 7.05.

Section 6.05    Maintenance of Properties.  Except if the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

Section 6.06    Maintenance of Insurance.

(a)    Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and its Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons; provided that the Borrower and the Restricted Subsidiaries shall not be required to maintain flood insurance except to the extent required by applicable Laws. Any such insurance (excluding business interruption insurance and any flood insurance) maintained in the United States shall name the Administrative Agent as additional insured and lender’s loss payee, as applicable.

(b)    If at any time the Headquarters and Manufacturing Property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a “special flood hazard area” with respect to which flood insurance has been made available under Flood Insurance Laws, the applicable Loan Party (A) if required by the Flood Insurance Laws, shall obtain and maintain, with financially sound and reputable insurance companies (except to the extent that any insurance company insuring the Headquarters and Manufacturing Property of the Loan Party ceases to be financially sound and reputable after the Amendment No. 1 Effective Date, in which case, the Borrower shall promptly replace such insurance company with a financially sound and reputable insurance company), such flood insurance in such reasonable total amount as the Administrative Agent may from time to time reasonably require to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (B) promptly upon request of the Administrative Agent or any Lender, will deliver to the Administrative Agent or such Lender, as applicable, evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent or such Lender, including, without limitation, evidence of annual renewals of such insurance.

Section 6.07    Compliance with Laws.  Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or property (including without limitation Environmental Laws, Sanctions Laws and Regulations, Anti-Corruption Laws and AML Laws), except if the failure to comply therewith could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

Section 6.08    Books and Records.  Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Borrower or such Restricted Subsidiary, as the case may be.

Section 6.09    Inspection Rights.  Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.09 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one

(1) such time shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.09, neither the Borrower nor any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

Section 6.10    Covenant to Guarantee Obligations and Give Security.  At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including upon the formation or acquisition of any new direct or indirect Wholly Owned Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 6.13 of any existing direct or indirect Wholly Owned Subsidiary as a Restricted Subsidiary or any Excluded Subsidiary ceasing to be an Excluded Subsidiary or designation of any Subsidiary as a Guarantor pursuant to the definition of “Guarantors”:

within forty five (45) days after such formation, acquisition, designation or occurrence or such longer period as the Administrative Agent may agree in its reasonable discretion:

(a)    cause each such Restricted Subsidiary to duly execute and deliver to the Administrative Agent pledges, guarantees, assignments, Security Agreement Supplements, deeds of hypothec and other security agreements and documents or joinders or supplements thereto, as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreement and other Collateral Documents in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement, and joinders or supplements to any applicable Acceptable Intercreditor Agreement;

(b)    cause each such Restricted Subsidiary to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and (if applicable) instruments evidencing the Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Administrative Agent;

(c)    take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the filing of financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and perfected Liens with the priority required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and

(d)    deliver to the Administrative Agent, if reasonably requested by the Administrative Agent, certifications of the type described in Section 4.01(a)(iv) and legal opinions covering any new direct or indirect Wholly Owned Subsidiary.

Section 6.11    Use of Proceeds.  Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement.

Section 6.12    Further Assurances and Post-Closing Covenants.

(a)    Promptly upon reasonable request by the Administrative Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) subject to the limitations set forth in the Collateral and Guarantee Requirement, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the Collateral Documents; provided, however, that notwithstanding anything to the contrary contained in this Agreement or any other Collateral Document, nothing in this Agreement or any other Collateral Document shall require the Borrower or Loan Party to make any filings or take any actions to record or to perfect the Administrative Agent’s security interest in any IP Rights (including any non-United States IP Rights) other than UCC filings and the filing of documents effecting the recordation of security interests in the United States Copyright Office or United States Patent and Trademark Office;

(b)    Within the time periods specified on Schedule 6.12 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), complete such undertakings as are set forth on Schedule 6.12 hereto.

Section 6.13    Designation of Subsidiaries.

(a)    Subject to Section 6.13(b) below, at the election of the Borrower, at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the fair market value of the Borrower’s investment therein (as determined in the good faith of the Borrower and as set forth in an officer’s certificate delivered by the Borrower to the Administrative Agent). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

(b)    The Borrower may not (x) designate any Restricted Subsidiary as an Unrestricted Subsidiary or (y) designate an Unrestricted Subsidiary as a Restricted Subsidiary, in each case unless:

(i)    no Default or Event of Default shall have occurred or be continuing or would result therefrom;

(ii)   in the case of clause (x) only, (A) the Subsidiary to be so designated does not (directly, or indirectly through its Subsidiaries) own (i) any Equity Interests in the Borrower or any Restricted Subsidiary (unless such Restricted Subsidiary is also designated an Unrestricted Subsidiary) or (ii) Indebtedness of, or own or hold any Lien on any property of, the Borrower or any Restricted Subsidiary (unless the Borrower or such Restricted Subsidiary is otherwise permitted to incur such Indebtedness or Lien) and (B) the Investment resulting from such designation would be permitted under Section 7.02; and

(iii)  at the time of such designation, any Subsidiary to be designated as an Unrestricted Subsidiary may not hold any Material Intellectual Property.

Section 6.14    Payment of Taxes.  The Borrower will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all Taxes imposed upon it or upon its income or profits (including in its capacity as a withholding agent), or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, may reasonably be expected to become a lien or charge upon any properties of the Borrower or any of the Restricted Subsidiaries not otherwise permitted under this Agreement; provided that none of the Borrower or any of the Restricted Subsidiaries shall be required to pay any such Tax or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or which would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 6.15    Nature of Business.  The Borrower and its Restricted Subsidiaries will engage only in material lines of business substantially similar to those lines of business conducted by the Borrower and its Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary or ancillary thereto.

Section 6.16    Maintenance of Ratings.  Use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any specific rating) from S&P and a public corporate family rating (but not any specific rating) from Moody’s, in each case in respect of the Borrower, and (ii) a public rating (but not any specific rating) in respect of the Loans from each of S&P and Moody’s.

Section 6.17    Lender Calls.  Upon the request of the Administrative Agent not more than one time in any fiscal year, at a time mutually agreed with the Administrative Agent that is after the delivery of the information required pursuant to Section 6.01(a) above, commencing with the delivery of information with respect to the fiscal year ending December 31, 2021, to participate in a conference call for Lenders to discuss the financial position and results of operations of the Borrower and its Subsidiaries for the most recently ended period for which financial statements have been delivered pursuant to Section 6.01(a) above.

Section 6.18    Changes in Fiscal Year.  The Borrower will not make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

ARTICLE VII

Negative Covenants

From and after the Closing Date and so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall not have been paid in full (other than contingent indemnification obligations not yet due and payable, obligations under Secured Hedge Agreements and Cash Management Obligations) or any Letter of Credit shall remaining outstanding, Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to (or, solely with respect to Sections 7.11(f), (g) and (h), the Borrower shall):

Section 7.01    Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)    Liens pursuant to any Loan Document;

(b)    Liens existing on the date hereof and, to the extent securing Indebtedness in excess of $5,000,000, set forth on Schedule 7.01(b);

(c)    Liens for taxes, assessments or governmental charges (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP or (iii) which would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(d)    statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business (other than a Lien imposed under Section 430(k) of the Code or ERISA) (i) which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled (or, if, filed have been discharged or stayed) and no other action has been taken to enforce such Lien or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(e)    (i) pledges, deposits or Liens arising as a matter of law in the ordinary course of business in connection with workers’ compensation, payroll taxes, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary;

(f)    Liens incurred in the ordinary course of business to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations);

(g)    easements, rights-of-way, restrictions, covenants, conditions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

(h)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i)    Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;

(j)    leases, licenses, subleases or sublicenses and Liens on the property covered thereby, in each case, granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or any Restricted Subsidiary, taken as a whole, or (ii) secure any Indebtedness;

(k)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l)    Liens (i) of a collection bank (including those arising under Section 4-210 of the Uniform Commercial Code) on the items in the course of collection and (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry;

(m)    Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(j), (n), (t) or (y) to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n)    Liens in favor of the Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(e) (provided that, solely with respect to Indebtedness required to be Subordinated Debt under Section 7.03(e), such Lien shall be subordinated to the Liens on the Collateral securing the Obligations to the same extent);

(o)    Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.13), in each case after the date hereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(f) or Section 7.03(u);

(p)    any interest or title of a lessor or sublessor under leases or subleases entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(q)    Liens, if any, arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(r)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of its respective Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(s)    Liens, if any, arising from precautionary Uniform Commercial Code financing statement filings;

(t)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto, in each case, in the ordinary course of business;

(u)    any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower or any of its respective Restricted Subsidiaries;

(v)    Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit issued for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(w)    the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i) and (o) of this Section 7.01; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(x)    ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(y)    Liens on property of a Non-Loan Party securing Indebtedness permitted under Section 7.03(s) or other obligations permitted hereunder of such Non-Loan Party;

(z)    Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(aa)  [Reserved];

(bb)  Liens securing Indebtedness permitted pursuant to Section 7.03(m);

(cc)  other Liens securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $68,000,000 and (y) 40.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period calculated on a Pro Forma Basis;

(dd)  Liens securing Indebtedness permitted pursuant to Section 7.03(w) and (y); provided that such Liens may be either a Lien on the Collateral that is pari passu with the Lien securing the Obligations or a Lien ranking junior to the Lien on the Collateral securing the Obligations (but may not be secured by any assets that are not Collateral) and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have entered into an Acceptable Intercreditor Agreement;

(ee)  Liens securing Indebtedness permitted pursuant to Section 7.03(v); provided that, (i) such Liens shall only secure the obligations secured on the date of the related Permitted Acquisition or other Investment and such liens shall not extend to any other property of the Borrower and its Restricted Subsidiaries and (ii) to the extent such Liens are on the Collateral, the beneficiaries thereof (or an agent on their behalf) shall have entered into an Acceptable Intercreditor Agreement;

(ff)   [Reserved];

(gg)  with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by Law;

(hh)  Liens on receivables and related assets arising in connection with a Permitted Receivables Financing;

(ii)   Liens securing Indebtedness permitted pursuant to Section 7.03(r) or Section 7.03(t) (to the extent permitted to be secured pursuant to the terms thereof); provided that to the extent such Liens are on the Collateral, (i) such Liens may be either a Lien that is pari passu with the Lien securing the Obligations or a Lien ranking junior to the Lien securing the Obligations and (ii) the beneficiaries thereof (or an agent on their behalf) shall have entered into an Acceptable Intercreditor Agreement;

(jj)   Liens on the Equity Interests of JV Entities securing financing arrangements for the benefit of the applicable JV Entity that are not otherwise prohibited under this Agreement; and

(kk) Liens securing Indebtedness permitted pursuant to Section 7.03(aa); provided that such Liens shall not extend to any property of any Person other than the Foreign Subsidiary incurring such Indebtedness.

Section 7.02    Investments.  Make any Investments, except:

(a)    Investments by the Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b)    loans or advances to officers, directors, managers, partners and employees of the Borrower or the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation, customary fringe benefits and analogous ordinary business purposes,

(ii) in connection with such Person’s purchase of Equity Interests of the Borrower (provided that the proceeds of any such loans and advances shall be contributed to the Borrower in cash as common equity) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding not to exceed the greater of (x) $25,500,000 and (y) 15% of Consolidated EBITDA of the Borrower for the most recently ended Test Period calculated on a Pro Forma Basis;

(c)    asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property pursuant to joint marketing or development arrangements with other Persons, in each case in the ordinary course of business;

(d)    Investments (i) by any Loan Party in any other Loan Party, (ii) by any Non-Loan Party in any Loan Party, (iii) by any Non-Loan Party in any other Non-Loan Party and (iv) by any Loan Party in any Non-Loan Party; provided that the aggregate amount of such Investments in Non-Loan Parties pursuant to clause (iv) (other than in the ordinary course of business) shall not exceed in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, equal to (A) the greater of (x)

$25,500,000 and (y) 15% of Consolidated EBITDA of the Borrower for the most recently ended Test Period calculated on a Pro Forma Basis minus (B) the aggregate amount of Investments made pursuant to the last proviso in Section 7.02(j);

(e)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(f)    Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments (other than, in each case, by reference to this Section 7.02) permitted under Section 7.01, Section 7.03, Section 7.04, Section 7.05 and Section 7.06, respectively;

(g)    Investments existing on the Closing Date and any modification, replacement, renewal, reinvestment or extension of any such Investments; provided that the amount of any Investment permitted pursuant to this Section 7.02(g) is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by this Section 7.02;

(h)    Investments in Swap Contracts permitted under Section 7.03(g);

(i)    promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

(j)    the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be (or such assets will be contributed to) a Restricted Subsidiary of the Borrower (including as a result of a merger, amalgamation or consolidation) (each, a “Permitted Acquisition”) and together with any Investments in Restricted Subsidiaries necessary to consummate a transaction otherwise permitted by this clause (j); provided that (i) except in the case of a Limited Condition Transaction (in which case, compliance with this clause (i) shall be determined in accordance with Section 1.09(a)), immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition (and any incurrence of Indebtedness, Restricted Payments or other transactions in connection therewith), no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect to any such purchase or other acquisition, the Borrower shall be in compliance with the covenant in Section 6.15 and (iii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall become Collateral and (B) any such newly created or acquired Restricted Subsidiary (other than an Excluded Subsidiary or a Non-Loan Party subject to the limitations of the final proviso of this clause (j)) shall become Borrower or Guarantors, in each case in accordance with Section 6.10; provided that the aggregate amount of any Investments in Non-Loan Parties pursuant to this clause (j) shall not exceed in an aggregate amount, as each such Investment is made and including all related commitments for future Investments, equal to the sum of (A) the greater of (x) $25,500,000 and (y) 15% of Consolidated EBITDA of the Borrower for the most recently ended Test Period minus (B) an amount equal to any Investments made in Non-Loan Parties pursuant to Section 7.02(d)(iv).

(k)    the Transactions;

(l)    Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(m)    Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(n)    Investments as valued at cost at the time each such Investment is made and including all related commitments for future Investments, in an amount not exceeding, without duplication, (i) the Available Amount and/or (ii) the Excluded Contribution Amount, provided that at the time of such Investment in reliance on the definition of “Excluded Contribution Amount,” no Specified Event of Default shall have occurred and be continuing or would result therefrom;

(o)    advances of payroll payments to employees in the ordinary course of business;

(p)    [reserved];

(q)    Investments held by a Restricted Subsidiary acquired after the Closing Date or of a corporation or company merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(r)    Guarantee Obligations of the Borrower or any Restricted Subsidiary in respect of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(s)    Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests (other than any Cure Amount or Excluded Contribution Amount);

(t)    other Investments (other than Investments in Unrestricted Subsidiaries, including, for the avoidance of doubt, in connection with the designation of a Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 6.13) in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding (i) the greater of (x) $34,000,000 and (y) 20% of Consolidated EBITDA of the Borrower for the most recently ended Test Period calculated on a Pro Forma Basis, plus (ii) an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made); provided that any such amounts under this clause (ii) shall not increase the Available Amount, it being understood that any returns of capital or sale proceeds actually received in cash in respect of any such Investments in excess of the amount of such Investment valued at cost at the time such Investment was made shall increase the Available Amount (to the extent such excess amount of returns or proceeds would otherwise increase the Available Amount pursuant to the definition thereof);

(u)    Investments in JV Entities and Unrestricted Subsidiaries in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding (i) the greater of (x) $34,000,000 and (y) 20.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period calculated on a Pro Forma Basis, plus (ii) an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made); provided that any such amounts under this clause (ii) shall not increase the Available Amount, it being understood that any returns of capital or sale proceeds actually received in cash in respect of any such Investments in excess of the amount of such Investment valued at cost at the time such Investment was made shall increase the Available Amount (to the extent such excess amount of returns or proceeds would otherwise increase the Available Amount pursuant to the definition thereof);

(v)    Investments in connection with a Permitted Receivables Financing;

(w)    contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower or any Restricted Subsidiary;

(x)    Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such Investments were not incurred in contemplation of such redesignation; and

(y)    other Investments; provided that, at the time of such Investment, the Total Leverage Ratio of the Borrower as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 3.00:1.00.

Notwithstanding the foregoing or anything else in this Agreement or the other Loan Documents to the contrary, neither the Borrower nor any Restricted Subsidiary may make any Investment of Material Intellectual Property to an Unrestricted Subsidiary.

Section 7.03    Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)    Indebtedness of the Borrower and any of its Subsidiaries under the Loan Documents (including, without limitation, any Delayed Draw Term Loans or Indebtedness incurred pursuant to Section 2.14 or 2.15);

(b)    [reserved];

(c)    (i) Surviving Indebtedness that, to the extent in excess of $5,000,000, is listed on Schedule 7.03(c) and (ii) any Permitted Refinancing of any of the foregoing;

(d)    Guarantee Obligations of the Borrower and its Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder (except that Non-Loan Parties may not, by virtue of this Section 7.03(d), guarantee Indebtedness that such Non-Loan Parties could not otherwise incur under this Section 7.03); provided that, if the

Indebtedness being guaranteed is Subordinated Debt or otherwise subordinated to the Obligations, such Guarantee Obligation shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(e)    Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any other Restricted Subsidiary to the extent constituting an Investment permitted by Section 7.02; provided that all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in Section 3.02 of the Guaranty;

(f)    (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (provided that such Indebtedness is incurred concurrently with or within two hundred seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement), (ii) Attributable Indebtedness arising out of Permitted Sale Leasebacks in an aggregate principal amount not to exceed at any one time outstanding the greater of (x)

$51,000,000 and (y) 30.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period calculated on a Pro Forma Basis and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii); provided that the aggregate principal amount of Indebtedness (including without limitation Attributable Indebtedness, but excluding Attributable Indebtedness incurred pursuant to clause (ii)) under this Section 7.03(f) does not exceed the greater of (x) $42,500,000 and (y) 25.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period calculated on a Pro Forma Basis;

(g)    Indebtedness in respect of Swap Contracts not for speculative purposes (i) entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual or anticipated exposure (other than those in respect of shares of capital stock or other equity ownership interests of the Borrower or any Restricted Subsidiary), (ii) entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary and (iii) entered into to hedge commodities, currencies, general economic conditions, raw materials prices, revenue streams or business performance;

(h)    [reserved];

(i)    Indebtedness representing deferred compensation to employees of the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business;

(j)    Indebtedness to current or former officers, directors, partners, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 7.06 in an aggregate amount not to exceed $15,500,000 at any one time outstanding;

(k)    Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in connection with any Permitted Acquisition (including acquisitions that occurred prior to the Closing Date and would otherwise meet the requirements of a Permitted Acquisition), any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(l)    Indebtedness consisting of obligations of the Borrower or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(m)    Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case incurred in the ordinary course;

(n)    Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(o)    Indebtedness incurred by the Borrower or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(p)    obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(q)    Indebtedness supported by a Letter of Credit in a principal amount not to exceed the face amount of such Letter of Credit;

(r)    (i) other Indebtedness of the Borrower or any Restricted Subsidiary in an unlimited amount, so long as (A) if such Indebtedness is secured by any Liens on the Collateral (other than Liens that are junior to the Liens securing the Obligations), the First Lien Senior Secured Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than (x) 3.20:1.00 or (y) if the proceeds of such Indebtedness are used in connection with a Permitted Acquisition or other Investment permitted hereunder, the greater of (1) 3.20 to 1.00 or (2) the First Lien Senior Secured Leverage Ratio immediately prior to the incurrence of such Indebtedness and any related transactions; provided, that if such Indebtedness is incurred in the form of a term loan facility (other than any term loans under customary bridge facilities) on or prior to the MFN Sunset Date, it shall be subject to the MFN Adjustment (if any), (B) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Liens securing the Obligations, the Total Senior Secured Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than (x) 4.00:1.00 or (y) if the proceeds of such Indebtedness are used in connection with a Permitted Acquisition or other Investment permitted hereunder, the greater of (1) 4.00 to 1.00 or (2) the Total Senior Secured Leverage Ratio immediately prior to the incurrence of such Indebtedness and any related transactions and (C) if such Indebtedness is unsecured or secured solely by assets that do not constitute Collateral, either (I) the Total Leverage Ratio as of the last day of the most recently ended Test Period is not greater than (x) 4.25:1.00 or (y) if the proceeds of such Indebtedness are used in connection with a Permitted Acquisition or other Investment permitted hereunder, the greater of (1) 4.25 to 1.00 or (2) the Total Leverage Ratio immediately prior to the incurrence of such Indebtedness and any related transactions or (II) the Interest Coverage Ratio is not less than either (x) 2.00 to 1.00 or (y) if the proceeds of such Indebtedness are used in connection with a Permitted Acquisition or other Investment permitted hereunder, the lesser of (1) 2.00 to 1.00 or (2) the Interest Coverage Ratio

immediately prior to the incurrence of such Indebtedness and any related transactions; provided that the aggregate principal amount of any Indebtedness incurred under this clause (r)(i)(C) that is secured by assets that do not constitute Collateral shall not exceed $25,000,000; provided that, with respect to all Indebtedness incurred pursuant to this clause (r)(i), (1) other than in the case of Customary Bridge Loans, such Indebtedness shall not mature prior to the Maturity Date of the Initial Term Loans or have a Weighted Average Life to Maturity less than the Weighted Average Life to Maturity of the Initial Term Loans, (2) the other terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms) reflect terms, taken as a whole, not materially more favorable to the lenders providing such Indebtedness than the terms of the Term Loans, or are as otherwise reasonably acceptable to the applicable Administrative Agent (except for covenants or other provisions (1) applicable only to periods after the final maturity date of the Term Loans existing at the time of such refinancing or (2) applicable prior to the final maturity date of the Term Loans existing at such time to the extent such terms and conditions are added for the benefit of the Term Loans and such terms shall be automatically added for the benefit of the Term Loans) and (3) the maximum aggregate principal amount of Indebtedness that may be incurred pursuant to this Section 7.03(r)(i) by Non-Loan Parties shall not exceed the greater of (x) $51,000,000 and (y) 30.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period at any one time outstanding; and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (r)(i);

(s)    Indebtedness incurred by a Non-Loan Party, and guarantees thereof by Non-Loan Party, in an aggregate principal amount not to exceed the greater of (x) $25,500,000 and (y) 15.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period at any one time outstanding;

(t)    (i) Indebtedness consisting of senior secured first lien notes (but not term loans) or junior lien term loans or notes, subordinated term loans or notes or senior unsecured term loans or notes, or any unsecured bridge facility, in each case, incurred by the Borrower in an aggregate principal amount not to exceed (together with the aggregate principal amount of any Incremental Facilities and any Permitted Refinancing pursuant to clause (ii) below)) the Maximum Incremental Facilities Amount; (such Indebtedness incurred pursuant to this clause (t) being referred to as “Permitted Alternative Incremental Facilities Debt”); provided that any Permitted Alternative Incremental Facilities Debt shall comply with clauses (i), (ii), (iv), (v) and (viii) of Section 2.14(b) (and shall, for the avoidance of doubt, not be subject to the MFN Adjustment) and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (t)(i);

(u)    additional Indebtedness in an aggregate principal amount not to exceed the greater of (x) $42,500,000 and (y) 25.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period at any one time outstanding and calculated on a Pro Forma Basis;

(v)    Indebtedness assumed in connection with a Permitted Acquisition or other Investment not prohibited hereunder and not created in contemplation thereof, so long as either (A) such Indebtedness would have been permitted to have been incurred under Section 7.03(r) or (B) the aggregate principal amount of such Indebtedness does not exceed the greater of (x) $68,000,000 and (y) 40.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period at any time outstanding;

(w)    (i) Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) incurred by the Borrower or any of its Restricted Subsidiaries to the extent that 100% of the Net Cash Proceeds therefrom are, immediately after the receipt thereof, applied solely to the prepayment of Term Loans in accordance with Section

2.05(b)(iii); provided that (A) such Indebtedness shall not mature earlier than the Maturity Date with respect to the relevant Term Loans being refinanced, provided that the foregoing requirements of this clause (A) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (A), (B) as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than that of then-remaining Term Loans being refinanced, provided that the foregoing requirements of this clause (B) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (B), (C) no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Subsidiary Guarantor which shall have previously or substantially concurrently guaranteed the Obligations, (D) the terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the maturity date of the Term Loans being refinanced) reflect terms, taken as a whole, not materially more favorable to the lenders providing such Indebtedness than the terms of the Term Loans, or are as otherwise reasonably acceptable to the Administrative Agent (except for covenants or other provisions (1) applicable only to periods after the final maturity date of the Term Loans existing at the time of such refinancing or (2) applicable prior to the final maturity date of the Term Loans existing at such time to the extent such terms and conditions are added for the benefit of the Term Loans and such terms shall be automatically added for the benefit of such Term Loans) and such Indebtedness shall not participate in mandatory prepayments on a greater than pro rata basis with the Term Loans and (E) the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower, together with all relevant financial information reasonably requested by the Administrative Agent, including reasonably detailed calculations demonstrating compliance with clauses (A), (B), (C) and (D) and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (w)(i);

(x)    Indebtedness with respect to any Permitted Receivables Financing;

(y)    (i) Indebtedness of or incurred on behalf of joint ventures in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof not to exceed the greater of (x) $25,500,000 and (y) 15.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period at any one time outstanding and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (y)(i);

(z)    unsecured Contribution Indebtedness (and any Permitted Refinancing thereof);

(aa)   Indebtedness incurred by a Foreign Subsidiary in an aggregate principal amount not to exceed the greater of (x) $25,500,000 and (y) 15.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period at any one time outstanding;

(bb)   all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (aa) above; and

(cc)   Indebtedness in an additional amount not to exceed the aggregate amount of Restricted Payments that could otherwise be made by the Borrower at the time of such incurrence utilizing Section 7.06(k) (with the aggregate principal amount of such Indebtedness utilizing availability under Sections 7.02(n)(i), 7.06(k)(i) and 7.08(a)(iii)(B) for so long as such Indebtedness remains outstanding).

Notwithstanding Section 1.09(c), all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a) of this Section 7.03.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.

Section 7.04    Fundamental Changes.  Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, including by an allocation of assets among newly divided limited liability companies pursuant to a “plan of division” under the Delaware Limited Liability Company Act, except that:

(a)    any Restricted Subsidiary may merge or amalgamate with (i) the Borrower (including a merger or amalgamation purpose of which is to reorganize the Borrower in a new state within the United States or the District of Columbia); provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries (provided that when any Restricted Subsidiary that is a Loan Party is merging or amalgamating with another Restricted Subsidiary, a Loan Party shall be a continuing or surviving Person, as applicable, or the resulting entity shall succeed as a matter of law to all of the Obligations of such Loan Party);

(b)    (i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party, (ii) (A) any Restricted Subsidiary may liquidate, dissolve or wind up, or (B) any Restricted Subsidiary may change its legal form, in each case, if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Subsidiaries and is not materially disadvantageous to the Lenders and (iii) the Borrower may change its legal form if it determines in good faith that such action is in the best interests of the Borrower and its Subsidiaries, and the Administrative Agent reasonably determines it is not disadvantageous to the Lenders;

(c)    any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (i) the transferee must be a Loan Party or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary that is not a Loan Party in accordance with Section

7.02 and Section 7.03, respectively;

(d)    so long as no Event of Default exists or would result therefrom, the Borrower may merge or amalgamate with any other Person (1) in a transaction in which the Borrower is the continuing or surviving entity of such transaction or (2) in a transaction in which such other Person is the surviving or continuing entity of such transaction (such person, the “Successor Borrower”); provided that, in the case of this clause (2), (i) such Successor Borrower is organized under the laws of the United States, any State thereof or the District of Columbia; (ii) such Successor Borrower shall assume the Obligations of the Borrower under the Loan Documents; (iii) each Guarantor shall have confirmed that its Guaranty shall apply to the Successor Borrower’s obligations under the Loan Documents; (iv) each Guarantor shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under the Loan Documents; (v)

[reserved]; (vi) such Successor Borrower shall have delivered information reasonably requested in writing by the Administrative Agent (or any Lender through the Administrative Agent) reasonably required by regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act of the type delivered on the Closing Date pursuant to Section 4.01(g) and

(vii) the Borrower shall have delivered of an officer’s certificate certifying the compliance with the foregoing;

(e)    so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.10;

(f)    [reserved];

(g)    so long as no Event of Default exists or would result therefrom, a merger, amalgamation, dissolution, winding up, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05, may be effected; provided that, in any such transaction involving the Borrower, the Borrower shall be the continuing or surviving Person or shall not have been merged, amalgamated, dissolved, wound up, liquidated, consolidated or Disposed of.

Section 7.05    Dispositions.  Make any Disposition, except:

(a)    Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries;

(b)    Dispositions of inventory and immaterial assets in the ordinary course of business (including allowing any registrations or any applications for registration of any immaterial IP Rights to lapse or go abandoned in the ordinary course of business);

(c)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or

(ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d)    Dispositions of property to the Borrower or a Restricted Subsidiary; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party, (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02, or (iii) such Disposition shall consist of the transfer of Equity Interests in or Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary;

(e)    Dispositions permitted by Section 7.02, Section 7.04 and Section 7.06 and Liens permitted by Section 7.01;

(f)    Dispositions in the ordinary course of business of Cash Equivalents;

(g)    leases, subleases, licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(h)    transfers of property subject to Casualty Events;

(i)    Dispositions of Investments in JV Entities or non-Wholly Owned Restricted Subsidiaries; provided that no Dispositions may be made pursuant to this Section 7.05(i) to the extent such JV Entity or non-Wholly Owned Restricted Subsidiary was, prior to a previous Disposition of Equity Interests in such JV Entity or non-Wholly Owned Restricted Subsidiary made pursuant to another provision of this Section 7.05, a Wholly Owned Restricted Subsidiary, and such Dispositions pursuant to such other provision of this Section 7.05 and this Section 7.05(i) were part of a single Disposition or series of related Disposition, other than to the extent required by, or made pursuant to, customary buy/sell arrangements between the parties to such JV Entity or shareholders of such non-Wholly Owned Restricted Subsidiary set forth in the shareholders agreements, joint venture agreements, organizational documents or similar binding agreements relating to such JV Entity or non-Wholly Owned Restricted Subsidiary.

(j)    Dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof or pursuant to factoring arrangements, in each case to the extent not constituting a receivables financing;

(k)    the unwinding of any Swap Contract pursuant to its terms;

(l)    Permitted Sale Leasebacks;

(m)    so long as no Event of Default has occurred and is continuing or would result therefrom, Dispositions not otherwise permitted pursuant to this Section 7.05; provided that (i) such Disposition shall be for fair market value as reasonably determined by the Borrower in good faith, (ii) with respect to any Disposition pursuant to this clause (m) for a purchase price in excess of $10,000,000, the Borrower or any applicable Restricted Subsidiary shall receive not less than 75.0% of such consideration in the form of cash or Cash Equivalents (provided, however, that for the purposes of this clause (m)(ii), the following shall be deemed to be cash: (A) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Borrower or any of its Restricted Subsidiaries (other than Subordinated Debt) and the valid release of the Borrower or such Restricted Subsidiary, by all applicable creditors in writing, from all liability on such Indebtedness or other liability in connection with such Disposition, (B) securities, notes or other obligations received by the Borrower or any of its Restricted Subsidiaries from the transferee that are converted by the Borrower or any of its Restricted Subsidiaries into cash or Cash Equivalents within 180 days following the closing of such Disposition, (C) Indebtedness (other than Subordinated Debt) of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that the Borrower and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Disposition and (D) the aggregate Designated Non-Cash Consideration received by the Borrower and its Restricted Subsidiaries for all Dispositions under this clause (m) having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such Designated Non-Cash Consideration is received) not to exceed the greater of (x) $42,500,000 and (y) 25.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period at any time outstanding (net of any Designated Non-Cash Consideration converted into cash and Cash Equivalents received in respect of any such Designated Non-Cash Consideration and calculated on a Pro Forma Basis)) and (iv) the Borrower or the applicable Restricted Subsidiary complies with the applicable provisions of Section 2.05;

(n)    the Borrower and its Restricted Subsidiaries may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business;

(o)    Dispositions of non-core or obsolete assets acquired in connection with Permitted Acquisitions;

(p)    any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater fair market value of usefulness to the business of the Borrower and its Restricted Subsidiaries as a whole, as determined in good faith by the Borrower;

(q)    any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(r)    [reserved];

(s)    Dispositions for Cash Equivalents (other than in connection with the capitalization of any special purpose entity used to effect any such Permitted Receivables Financing) of accounts receivable in connection with any Permitted Receivables Financing; and

(t)    Dispositions not otherwise permitted pursuant to this Section 7.05 in an aggregate amount not to exceed $11,250,000.

To the extent any Collateral is disposed of as expressly permitted by this Section 7.05 to any Person other than the Borrower or a Subsidiary Guarantor, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and, if requested by the Administrative Agent, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent shall be authorized to take and shall take any actions deemed appropriate in order to effect the foregoing. Notwithstanding the foregoing or anything else in this Agreement or the other Loan Documents to the contrary, neither the Borrower nor any Restricted Subsidiary may make any Disposition of Material Intellectual Property to an Unrestricted Subsidiary.

Section 7.06    Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, except:

(a)    each Restricted Subsidiary may make Restricted Payments to the Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly Owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b)    (i) the Borrower may redeem in whole or in part any of its Equity Interests for another class of its Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests, provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests redeemed thereby and (ii) the Borrower may declare and make dividend payments or other distributions payable solely in Qualified Equity Interests (to the extent not utilized in connection with any other transactions permitted pursuant to Section 7.02, Section 7.03, Section 7.06 or Section 7.08 (or to build the Available Amount or Excluded Contribution Amount));

(c)    Restricted Payments made on or after the Closing Date in connection with the Transactions, including the fees and expenses associated therewith;

(d)    to the extent constituting Restricted Payments, the Borrower and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02, Section 7.04 or Section 7.07;

(e)    (i) repurchases of Equity Interests in the ordinary course of business in the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants and (ii) issuances of Equity Interests upon the exercise or conversion of the Warrants in accordance with the Warrant Agreement;

(f)    the Borrower or any Restricted Subsidiary may, in good faith, pay for the repurchase, retirement or other acquisition or retirement for value of its Equity Interests held by any future, present or former employee, director, manager, officer or consultant (or any Affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Borrower or any of its Subsidiaries pursuant to any employee, management, director or manager equity plan, employee, management, director or manager stock option plan or any other employee, management, director or manager benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, manager, officer or consultant of the Borrower or any Subsidiary; provided that such payments do not to exceed

$7,750,000 in the aggregate in any calendar year, provided that any unused portion of the preceding basket for any calendar year may be carried forward to succeeding calendar years, so long as the aggregate amount of all Restricted Payments made pursuant to this Section 7.06(f) in any calendar year (after giving effect to such carry forward) shall not exceed $15,500,000 in the aggregate;

(g)    [reserved];

(h)    the Borrower or any Restricted Subsidiary may pay any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement (it being understood that a distribution pursuant to this Section 7.06(h) shall be deemed to have utilized capacity under such other provision of this Agreement);

(i)    the Borrower or any Restricted Subsidiary may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(j)    the Borrower or any Restricted Subsidiary may make additional Restricted Payments in an amount not to exceed the greater of (x) $68,000,000 and (y) 40.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period calculated on a Pro Forma Basis; provided that, at the time of any such Restricted Payment, no Event of Default shall have occurred and be continuing or would result therefrom;

(k)    the Borrower or any Restricted Subsidiary may make additional Restricted Payments in an amount not to exceed, without duplication, (i) the Available Amount and/or (ii) the Excluded Contribution Amount; provided that (x) at the time of any such Restricted Payment in reliance on clause (b) of the definition of “Available Amount,” no Event of Default shall have occurred and be continuing or would result therefrom and (y) at the time of any such Restricted Payment in reliance on the definition of “Excluded Contribution Amount,” no Specified Event of Default shall have occurred and be continuing or would result therefrom;

(l)     [reserved];

(m)    the distribution, by dividend or otherwise, of Equity Interests or Indebtedness owed to the Borrower or a Restricted Subsidiary of an Unrestricted Subsidiary (or a Restricted Subsidiary that owns an Unrestricted Subsidiary; provided that such Restricted Subsidiary has no independent operations or business and owns no assets other than Equity Interests of an Unrestricted Subsidiary), in each case, so long as the primary assets of such Unrestricted Subsidiary are not cash or cash equivalents;

(n)    the Borrower or any Restricted Subsidiary may make additional Restricted Payments; provided that, at the time of such Restricted Payment, (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the Total Leverage Ratio of the Borrower as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 2.50:1.00; and

(o)    the Borrower or any Restricted Subsidiary may pay any dividend or distribution on any Disqualified Equity Interests incurred in accordance with Section 7.03.

Section 7.07    Transactions with Affiliates.  Enter into any transaction of any kind with any Affiliate of the Borrower with a fair market value in excess of $7,500,000, whether or not in the ordinary course of business, other than:

(a)    transactions between or among the Borrower or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(b)    transactions on terms not less favorable to the Borrower or such Restricted Subsidiary as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c)    the Transactions and the payment of fees and expenses related to the Transactions;

(d)    [reserved];

(e)    [reserved];

(f)    equity issuances, repurchases, redemptions, retirements or other acquisitions or retirements of Equity Interests by the Borrower or any Restricted Subsidiary permitted under Section 7.06;

(g)    loans and other transactions by and among the Borrower and/or one or more Subsidiaries to the extent permitted under this Article VII;

(h)    employment and severance arrangements between the Borrower or any of its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(i)    [reserved];

(j)    the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Borrower and its Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries;

(i)    transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 7.07 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

(k)    dividends and other distributions permitted under Section 7.06;

(l)    [reserved];

(m)    transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such transactions were not entered into in contemplation of such redesignation; and

(n)    Dispositions for Cash Equivalents (other than in connection with the capitalization of any special purpose entity used to effect any such Permitted Receivables Financing) of accounts receivable in connection with any Permitted Receivables Financing.

Section 7.08    Prepayments, Etc., of Indebtedness.

(a)    Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Subordinated Debt (it being understood that payments of regularly scheduled interest, AHYDO payments and mandatory prepayments under any such Junior Debt Documents shall not be prohibited by this clause), except for (i) the refinancing thereof with the Net Cash Proceeds of any such Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing), (ii) the conversion thereof to Equity Interests (other than Disqualified Equity Interests) of the Borrower, (iii) prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an aggregate amount not to exceed (A) the greater of (x) $34,000,000 and (y) 20.0% of Consolidated EBITDA of the Borrower for the most recently ended Test Period calculated on a Pro Forma Basis, plus (B) the Available Amount, plus (C) without duplication, the Excluded Contribution Amount (provided that (x) at the time of any such prepayment, redemption, purchase, defeasance and other payment in reliance on clause (b) of the definition of “Available Amount”), no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) at the time of any such prepayment, redemption, purchase, defeasance and other payment in reliance on the definition of “Excluded Contribution Amount,” no Specified Event of Default shall have occurred and be continuing or would result therefrom) and (iv) additional prepayments, redemptions, purchases, defeasances and other payments thereof; provided that, at the time of such prepayment, redemption, purchase, defeasance and other payment, (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the Total Leverage Ratio of the Borrower as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 2.50:1.00.

(b)    Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Debt Documents without the consent of the Required Lenders (not to be unreasonably withheld or delayed).

Section 7.09    [Reserved].

Section 7.10    Negative Pledge and Subsidiary Distributions.  Enter into any agreement, instrument, deed or lease which prohibits or limits (i) the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations or under the Loan Documents or (ii) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests; provided that the foregoing shall not apply to:

(a)    restrictions and conditions imposed by (A) law or (B) any Loan Document;

(b)    restrictions and conditions existing on the Closing Date or to any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c)    customary restrictions and conditions arising in connection with any Disposition permitted by Section 7.05;

(d)    customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(e)    restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;

(f)    any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition), provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any other Restricted Subsidiary;

(g)    any restrictions or conditions in any Indebtedness permitted pursuant to Section 7.03 or by the definitions of “Refinancing Term Loans” and “Refinancing Revolving Commitments” hereof to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents or, in the case of Subordinated Debt, are market terms at the time of issuance or, in the case of Indebtedness of any Non-Loan Party, are imposed solely on such Non-Loan Party and its Subsidiaries, provided that any such restrictions or conditions permit compliance with the Collateral and Guarantee Requirement and Section 6.10;

(h)    any restrictions on cash or other deposits imposed by agreements entered into in the ordinary course of business;

(i)    customary provisions in shareholders agreements, joint venture agreements, organizational documents or similar binding agreements relating to any JV Entity or non-Wholly Owned Restricted Subsidiary and other similar agreements applicable to JV Entities and non-Wholly Owned Restricted Subsidiaries permitted under Section 7.02 and applicable solely to such JV Entity or non-Wholly Owned Restricted Subsidiary and the Equity Interests issued thereby;

(j)    customary restrictions in leases, subleases, licenses or asset sale agreements and other similar contracts otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto;

(k)    customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(l)    customary net worth provisions contained in real property leases entered into by Subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligation; and

(m)    restrictions imposed by any agreement governing Indebtedness entered into on or after the Closing Date and permitted under Section 7.03 that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Restricted Subsidiary than customary market terms for Indebtedness of such type, so long as the Borrower shall have determined in good faith that such restrictions will not adversely affect in any material respect its obligation or ability to make any payments required hereunder.

Section 7.11    Financial Covenant.

(a)    On the last day of each Test Period, permit the Total Leverage Ratio as of the end of such Test Period to be greater than the Total Leverage Ratio set forth below opposite the last day of such Test Period:

Test Period Ending	Maximum Total Leverage Ratio
On or prior to December 31, 2022	5.00:1.00
March 31, 2023 and June 30, 2023	7.25:1.00
September 30, 2023	6.50:1.00
December 31, 2023 and March 31, 2024	5.75:1.00
June 30, 2024 and thereafter	5.00:1.00

provided that (A) immediately upon the occurrence of the Covenant Relief Period End Date, the maximum Total Leverage Ratio with respect to the immediately preceding Test Period then ended and each Test Period thereafter shall be 5.00:1.00, and (B) at any time prior to the Amendment No. 1 Effective Date or following the Covenant Relief Period End Date (but, for the avoidance of doubt, at no time on or following the Amendment No. 1 Effective Date and on or prior to the Covenant Relief Period End Date), if elected by the Borrower, the maximum Total Leverage Ratio shall increase to 5.50:1.00 for the two immediately subsequent Test Periods following any fiscal quarter in which a Permitted Acquisition with aggregate consideration (including all cash and non-cash consideration (including assumed Indebtedness, the good faith estimate by the Borrower of the maximum amount of any deferred purchase price obligations and earnout payments (as set forth in an certificate of a Responsible ~~Office~~Officer of the Borrower delivered to the Administrative Agent) and Equity Interests)) in excess of $100,000,000 occurs (each such increase, a “Financial Covenant Adjustment”), and beginning with the third immediately subsequent Test Period following such fiscal quarter in which such Permitted Acquisition occurs, the maximum Total Leverage Ratio shall decrease to 5.00:1.00; provided, further, that (i) upon the expiration of any Financial Covenant Adjustment, there shall no additional Financial Covenant Adjustment for at least two consecutive fiscal quarters and (ii) there shall be no more than three Financial Covenant Adjustments (the covenant set forth in this Section 7.11(a) being, the “Total Leverage Ratio Financial Covenant”).

(b)    On the last day of each Test Period on or prior to the fiscal quarter ended June 30, 2024 (commencing with the fiscal quarter ended March 31, 2023), permit the Interest Coverage Ratio as of the end of such Test Period to be less than 1.65:1.00 (the “Interest Coverage Ratio Financial Covenant”).

(c)    On each Liquidity Test Date on or prior to the Covenant Relief Period End Date, permit the Liquidity as of such Liquidity Test Date to be less than $45,000,000.

(d)    On each Anti-Cash Hoarding Test Date on or prior to the Covenant Relief Period End Date, permit Unrestricted Cash to exceed $15,000,000, unless within five Business Days of the delivery of the applicable Anti-Cash Hoarding Certificate, the Borrower repays the outstanding Revolving Credit Loans and/or Swing Line Loans in an aggregate principal amount equal to the lesser of (x) the Excess Cash Amount and (y) the aggregate principal amount of the outstanding Revolving Credit Loans and Swing Line Loans.

(e)    From and after the Amendment No. 1 Effective Date and on or prior to the Covenant Relief Period End Date:

(i)    incur and/or establish any Incremental Facility pursuant to Section 2.14;

(ii)   create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now or hereafter acquired, pursuant to clauses (i), (m)(i), (o), (y), (z), (cc), (dd), (ee), (hh), (ii), (jj) or (kk) of Section 7.01 (other than any Lien existing (and permitted hereunder to exist) on the Amendment No. 1 Effective Date); provided that the Borrower and/or any of its Restricted Subsidiaries may incur Liens securing Attributable Indebtedness and other Indebtedness (including Capitalized Leases) incurred pursuant to the proviso set forth in Section 7.11(e)(v) (provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender);

(iii)  create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now or hereafter acquired, pursuant to Section 7.01 securing any Indebtedness described in clauses (a), (b), (e), (f) or (g) of the definition of “Indebtedness” or Indebtedness described in clause (h) of the definition of “Indebtedness” solely with respect to Guarantee Obligations in respect of Indebtedness described in clauses (a), (b), (e), (f) or (g) of the definition of “Indebtedness” (other than (A) any Lien existing (and permitted hereunder to exist) on the Amendment No. 1 Effective Date and (B) any Lien expressly permitted by the provisos set forth in Section 7.11(e)(ii));

(iv)  make any Investments pursuant to clauses (b), (d)(iv), (j) (solely with respect to Permitted Acquisitions of Non-Loan Parties), (n), (q), (t), (u), (v), (x) or (y) of Section 7.02;

(v)   create, incur, assume or suffer to exist any Indebtedness pursuant to clauses (f), (j), (k), (r), (s), (t), (u), (v), (w), (x), (y), (z), (aa) or (cc) of Section 7.03 (except any Indebtedness existing (and permitted hereunder to exist) on the Amendment No. 1 Effective Date); provided that the Borrower and/or any of its Restricted Subsidiaries may (1) incur Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (provided that such Indebtedness is incurred concurrently with or within two hundred seventy (270) days after the applicable acquisition, construction, repair replacement or improvement) in an aggregate principal amount (excluding Attributable Indebtedness incurred pursuant to clause (2) of this proviso) not to exceed at any one time outstanding $1,000,000 and (2) incur Attributable Indebtedness arising out of the Specified Permitted Sale Leaseback in an aggregate principal amount (excluding Attributable Indebtedness and other Indebtedness (including Capitalized Leases) incurred pursuant to clause (1) of this proviso) not to exceed $25,000,000, so long as the Net Cash Proceeds of any such Specified Permitted Sale Leaseback are promptly and in any event within 5 Business Days following the consummation of such Specified Permitted Sale Leaseback applied by the Borrower to make a prepayment of Initial Term Loans in an aggregate principal amount equal to 100% of all such Net Cash Proceeds;

(vi)  merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, including by an allocation of assets among newly divided limited liability companies pursuant to a “plan of division” under the Delaware Limited Liability Company Act, pursuant to clauses (c)(ii) or (e) (solely with respect to Investments prohibited by Section 7.11(e)(iv)) of Section 7.04;

(vii)  make any Disposition pursuant to clause (d)(ii) of Section 7.05; provided that the Net Cash Proceeds of any Specified Permitted Sale Leaseback are promptly and in any event within 5 Business Days following the consummation of such Specified Permitted Sale Leaseback applied by the Borrower to make a prepayment of Initial Term Loans in an aggregate principal amount equal to 100% of all such Net Cash Proceeds;

(viii) declare or make, directly or indirectly, any Restricted Payment pursuant to clauses, (f), (h), (j), (k), (m), (n) or (o) of Section 7.06;

(ix)   prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Subordinated Debt pursuant to clauses (iii) or (iv) of Section 7.08(a); or

(x)    designate any Subsidiary as an Unrestricted Subsidiary.

(f)    From and after the Amendment No. 1 Effective Date and on or prior to the Covenant Relief Period End Date, deliver to the Administrative Agent for prompt further distribution to each Revolving Lender:

(i)    as soon as available, but in any event within 20 days after the end of each calendar month (commencing with the calendar month ended February 28, 2023), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such calendar month, and the related (1) consolidated statements of income or operations for such calendar month and for the portion of the fiscal year then ended, setting forth in comparative form the income statement figures for the corresponding calendar month and portion of the fiscal year of the previous fiscal year of the Borrower and (2) consolidated statements of cash flows for such calendar month and for the portion of the fiscal year then ended setting forth in comparative form the cash flow figures for the corresponding calendar month and portion of the fiscal year of the previous fiscal year of the Borrower, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes;

(ii)   as soon as available, but in any event no later than Wednesday of each calendar week (commencing with the calendar week ended February 24, 2023), a projected consolidated statement of cash flows for the Borrower and its Subsidiaries for such week and the next succeeding 12 weeks following such week;

(iii)  concurrently with the Compliance Certificate delivered pursuant to Section 6.02(a), a certificate signed by a Responsible Officer of the Borrower, setting forth calculations in reasonable detail demonstrating compliance with the covenant contained in Section 7.11(b);

(iv)  concurrently with the delivery of the financial statements delivered pursuant to Section 7.11(f)(i), a certificate signed by a Responsible Officer of the Borrower certifying that no Default or Event of Default has occurred or, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; as soon as available, but in any event no later than 5 Business Days after each Liquidity Test Date, a certificate signed by a Responsible Officer of the Borrower, setting forth in reasonable detail a calculation of Liquidity for such Liquidity Test Date; and

(v)   as soon as available, but in any event no later than 5 Business Days after each Anti-Cash Hoarding Test Date, a certificate (such certificate, an “Anti-Cash Hoarding Certificate”) signed by a Responsible Officer of the Borrower, certifying that Unrestricted Cash is either (x) less than or equal to $15,000,000 or (y) greater than $15,000,000 and, solely in the case of this clause (y), containing a calculation of such amount in excess of $15,000,000 (such excess amount, the “Excess Cash Amount”).From and after the Amendment No. 1 Effective Date and on or prior to the Covenant Relief Period End Date:

(vi)  Directly or indirectly open, establish, maintain or otherwise have any checking, savings, deposit, commodity, securities or other accounts at any financial institution where cash, cash equivalents, bank deposits or other investments are or may be deposited or maintained with any Person other than (i) the Administrative Agent, (ii) any Revolving Credit Lender, (iii) ~~[~~Banco BPM~~]~~, (iv) Banca Del Territorio Lombardo, (v) Intesa SanPaolo, (vi) Fifth Third Bank, National Association, (vii) First Century Bank, (viii) Royal Bank of Canada and/or (ix) Frost Bank; orDirectly or indirectly open, establish, maintain or otherwise have any checking, savings, deposit, commodity, securities or other accounts at any financial institution where cash, cash equivalents, bank deposits or other investments are or may be deposited with any Person other than the Administrative Agent and/or a Revolving Credit Lender, other than (i) foreign accounts designated solely for the local operations of one or more Foreign Subsidiaries and (ii) on or prior to the date that is 120 days after the Amendment No. 1 Effective Date, such other accounts so long as the cash and Cash Equivalents held or maintained in such accounts does not exceed $2,250,000 in the aggregate at any time; provided that if at any time on or prior to the date that is 120 days after the Amendment No. 1 Effective Date, the aggregate amount of cash and Cash Equivalents held or maintained in accounts with Fifth Third Bank, National Association exceeds $500,000, the Borrower shall, or shall cause its Restricted Subsidiaries to, sweep any such amounts in excess of $500,000 into one or more deposit accounts maintained with the Administrative Agent and/or a Revolving Credit Lender, in each case, within seven Business Days of the first date on which such amounts exceeded $500,000.

(g)    If any Material Real Property is acquired by the Borrower or any other Loan Party on or after the Amendment No. 1 Effective Date and on or prior to the Covenant Relief Period End Date or is owned by an entity at the time it becomes a Loan Party on or prior to the Covenant Relief Period End Date, grant or cause to grant to the Administrative Agent a security interest in, and a Mortgage on, such Material Real Property within ninety (90) days after such acquisition (or such later date as the Administrative Agent may agree in its reasonable discretion) and otherwise cause the requirements set forth in clause (f) of the definition of “Collateral and Guarantee Requirement” to be satisfied with respect to such Material Real Property; provided, however, that solely on or after the Mortgage Release Date, the Borrower may request at any time that the Administrative Agent release, at the Borrower’s expense, any Material Real Property subject to a Mortgage hereunder from the security interest an Lien granted hereunder and the Administrative Agent shall execute any releases, instruments or other documents reasonably requested by the Borrower in connection therewith. This Section 7.11 is collectively referred to in this Agreement as the “Financial Covenant”.

ARTICLE VIII

Events of Default and Remedies

Section 8.01    Events of Default.  Any of the following events referred to in any of clauses (a) through (l) inclusive of this Section 8.01 shall constitute an “Event of Default”:

(a)    Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b)    Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01(a), Section 6.01(b), Section 6.02(a), Section 6.03(a) or Section 6.04 (solely with respect to the Borrower), Section 6.11, Section 6.13 or Article VII; provided that (i) a Default or an Event of Default in respect of Section 7.11(a) or 7.11(b) shall not occur until the start of the tenth (10th) day subsequent to the date the financial statements for the applicable fiscal quarter or fiscal year are required to be delivered pursuant to Section 6.01(a) or 6.01(b), and then shall occur only if the Cure Amount has not been received on or prior to such date and (ii) a Default or Event of Default in respect of Section 7.11 (a “Financial Covenant Event of Default”) shall not constitute an Event of Default for purposes of any Term Loan unless and until the Revolving Credit Lenders have actually terminated the Revolving Credit Commitments and/or declared all outstanding obligations under the Revolving Credit Facilities to be immediately due and payable in accordance with this Agreement; provided, further, that an Event of Default in respect of Section 6.01(a), Section 6.01(b) or Section 6.02(a) shall not occur until such failure to observe or perform continues for five (5)

Business Days; or

(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or

(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made and such incorrect or misleading representation, warranty, certification or statement of fact, if capable of being cured, remains so incorrect or misleading for thirty (30) days after the earlier to occur of (i) the date a Responsible Officer of the Borrower has actual knowledge about such incorrect or misleading representation, warranty, certification or statement or (ii) receipt by the Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or

(e)    Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount exceeding the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than (i) with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and (ii) any event requiring prepayment pursuant to customary asset sale events, insurance and condemnation proceeds events, change of control offers events and excess cash flow and indebtedness sweeps), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due (or requires an offer to purchase) as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that such failure or breach is unremedied and is not waived by the required holders of such Indebtedness; or

(f)    Insolvency Proceedings, Etc. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, monitor, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, interim receiver, monitor, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or

(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h)    Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i)    Invalidity of Collateral Documents. Any material provision of any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or solely as a result of acts by the Administrative Agent to the extent that any such action is within the sole control of the Administrative Agent or the satisfaction in full of all the Obligations, ceases to be in full force and effect or ceases to create a valid and perfected lien, with the priority set forth in the Collateral and Guarantee Requirement, on a material portion of the Collateral covered thereby; or any Loan Party contests in writing the validity or enforceability of any material provision of any Collateral Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Collateral Document; or

(j)    Invalidity of Guarantees. Any Guarantee, after its execution and delivery, provided by the Borrower or any other Guarantor that is a Material Subsidiary, or any material provision thereof, ceases to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Loan Party denies or disaffirms in writing any such Guarantor’s material obligations under its Guarantee (other than as a result of repayment in full of the Obligations and terminations of the Commitments); or

(k)    Change of Control. There occurs any Change of Control; or

(l)    ERISA. (i) An ERISA Event or Foreign Plan Event occurs which, individually or together with other ERISA Events or Foreign Plan Events which have occurred, has resulted or could reasonably be expected to result in liability of a Loan Party in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Loan Party in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect.

Section 8.02    Remedies Upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(a)    declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)    require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law; provided that upon the occurrence of an Event of Default under Section 8.01(f) or (g) with respect to the Borrower, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, and with respect to the Borrower under the Bankruptcy Code of the United States, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03    Exclusion of Immaterial Subsidiaries.  Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Subsidiary that is an Immaterial Subsidiary or at such time could, upon designation by the Borrower, become an Immaterial Subsidiary affected by any event or circumstances referred to in any such clause unless the Consolidated EBITDA of such Subsidiary together with the Consolidated EBITDA of all other Subsidiaries affected by such event or circumstance referred to in such clause, shall exceed 5% of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries.

Section 8.04    Application of Funds.  If the circumstances described in Section 2.12(g) have occurred, or after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall be applied by the Administrative Agent, subject to the terms of any applicable Acceptable Intercreditor Agreement then in effect, in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to each Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest, Cash Management Obligations and obligations under Secured Hedge Agreements) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Unreimbursed Amounts, face amounts of the L/C Borrowings, Swap Termination Value under Secured Hedge Agreements and Cash Management Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to the payment of all other Obligations that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Borrower.

Section 8.05    Permitted Holders’ Right to Cure.

(a)    Notwithstanding anything to the contrary contained in Section 8.01(b), in the event that the Borrower fails to comply with the requirement of the Total Leverage Ratio Financial Covenant or the Interest Coverage Ratio Financial Covenant as of the last day of the Test Period, any of the Permitted Holders or other Persons that are direct or indirect holders of the Equity Interests of the Borrower at such time shall have the right, during the period beginning on the last day of such Test Period until the expiration of the tenth day (the “Cure Period”) after the date on which financial statements with respect to the Test Period in which the Total Leverage Ratio Financial Covenant or the Interest Coverage Ratio Financial Covenant is being measured are required to be delivered pursuant to Section 6.01, to make a direct or indirect equity investment in the Borrower in cash in the form of common Equity Interests (or other Qualified Equity Interests reasonably acceptable to the Administrative Agent) (the “Cure Right”), and upon the receipt by the Borrower of net cash proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”), the Total Leverage Ratio Financial Covenant or the Interest Coverage Ratio Financial Covenant, as applicable, shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such Cure Amount; provided that such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the Total Leverage Ratio Financial Covenant or the Interest Coverage Ratio Financial Covenant, as applicable, with respect to any Test Period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document (including for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VII).

(b)    If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Borrower shall then be in compliance with the requirements of the Total Leverage Ratio Financial Covenant or the Interest Coverage Ratio Financial Covenant, as applicable, during such Test Period (including for purposes of Section 4.02), the Borrower shall be deemed to have satisfied the requirements of the Total Leverage Ratio Financial Covenant or the Interest Coverage Ratio Financial Covenant, as applicable, as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 8.01 that had occurred shall be deemed cured; provided that (i) the Cure Right may be exercised on no more than five (5) occasions (or, in the case of any Cure Right exercised on or after the Amendment No. 1 Effective Date and on or prior to the Covenant Relief Period End Date, no more than one (1) occasion), (ii) in each four consecutive fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Cure Right is exercised, (iii) with respect to any exercise of the Cure Right, the Cure Amount shall be no greater than the amount required to cause the Borrower to be in compliance with the Total Leverage Ratio Financial Covenant or the Interest Coverage Ratio Financial Covenant, as applicable, and (iv) the net cash proceeds from the Cure Right may not reduce the amount of Consolidated Total Debt for purposes of calculating compliance with the Total Leverage Ratio Financial Covenant for the fiscal quarter with respect to such Cure Right was made.

(c)    Prior to the expiration of the Cure Period (x) the Lenders shall not be permitted to exercise any rights then available as a result of an Event of Default under Section 8.01(b) on the basis of a breach of the Total Leverage Ratio Financial Covenant or the Interest Coverage Ratio Financial Covenant, as applicable, so as to enable the Borrower to consummate their Cure Rights as permitted under this Section 8.05 and (y) the Lenders shall not be required to make any Credit Extension unless and until the Borrower has received the Cure Amount required to cause the Borrower to be in compliance with the Total Leverage Ratio Financial Covenant or the Interest Coverage Ratio Financial Covenant, as applicable.

ARTICLE IX

Administrative Agent and Other Agents

Section 9.01    Appointment and Authorization of Agents.

(a)    Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Article IX, other than Sections 9.09 and 9.11, are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and, other than in connection with the resignation of the Administrative Agent under Section 9.09 or with respect to the release of guarantees or Collateral under Section 9.11, the Borrower shall not have rights as a third party beneficiary of any of such provisions.

(b)    Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Persons” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank or Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases, subordination and intercreditor agreements) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of the Loan Documents and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

Section 9.02    Delegation of Duties.  The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through Affiliates, agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent, and shall be entitled to advice of counsel, both internal and external, and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 9.03    Liability of Agents.  No Agent-Related Person shall (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby, including their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent (except for its own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the validity, perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, the value or sufficiency of any Collateral or the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder or (c) be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders; further, without limiting the generality of the foregoing clause (c), no Agent-Related Person shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Commitments or Loans, or disclosure of confidential information, to any Disqualified Lender. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. No Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), or in the absence of its own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein.

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

Section 9.04    Reliance by Agents.

(a)    Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent and shall not incur any liability for relying thereon. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b)    For purposes of determining compliance with the conditions specified in Section 4.01 or conditions with the issuance, extension or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable L/C Issuer, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender specifying its objection thereto prior to the proposed Closing Date or date of issuance, extension or increase of such Letter of Credit.

Section 9.05    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. Subject to the other provisions of this Article IX, the Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.06    Credit Decision; Disclosure of Information by Agents.  Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07    Indemnification of Agents.  Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it in its capacity as an Agent-Related Person; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower, provided that such reimbursement by the Lenders shall not affect the Borrower’s continuing reimbursement obligations with respect thereto, if any. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

Section 9.08    Agents in their Individual Capacities.  Wells Fargo Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Wells Fargo Bank were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo Bank or its Affiliates may receive information regarding any Loan Party or any Affiliate of a Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Wells Fargo Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include Wells Fargo Bank in its individual capacity.

Section 9.09    Successor Agents.  The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders and the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which appointment of a successor agent shall require the consent of the Borrower at all times other than during the existence of a Specified Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If, at the time that the Administrative Agent’s resignation is effective, it is acting as an L/C Issuer or the Swing Line Lender, such resignation shall also operate to effectuate its resignation as L/C Issuer or the Swing Line Lender, as applicable, and it shall automatically be relieved of any further obligation to issue Letters of Credit or to make Swing Line Loans. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX and Section 10.04 and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed). Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may reasonably request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall, to the extent not previously discharged, be discharged from its duties and obligations under the Loan Documents.

Section 9.10    Administrative Agent May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or any L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.04(e), Section 2.09 and Section 10.04) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c)    any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Administrative Agent under Section 2.09 and Section 10.04.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (g) of Section 10.01), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11    Collateral and Guaranty Matters.  The Lenders irrevocably agree:

(a)    that any Lien on any property granted to or held by the Administrative Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) Obligations in respect of any Secured Hedge Agreements, (y) Cash Management Obligations and (z) contingent indemnification obligations and other contingent obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized or back-stopped to the reasonable satisfaction of the applicable L/C Issuer), (ii) at the time the property subject to such Lien is transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than any other Loan Party, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below or (v) if the property subject to such Lien becomes Excluded Property;

(b)    the Administrative Agent is authorized to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 7.01(i) and (o); and

(c)    if any Subsidiary Guarantor ceases to be a Restricted Subsidiary, or becomes an Excluded Subsidiary (other than pursuant to clause (j) of the definition of “Excluded Subsidiary”, if such Subsidiary becomes an Excluded Subsidiary solely by virtue of a Disposition of Equity Interests unless such Disposition is a good faith Disposition to a bona-fide unaffiliated third party whose primary purpose is not the release of the Guarantee of such Wholly Owned Subsidiary), in each case as a result of a transaction or designation permitted hereunder (as certified in writing delivered to the Administrative Agent by a Responsible Officer of the Borrower), (x) such Subsidiary shall be automatically released from its obligations under the Guaranty and (y) any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary (to the extent such Equity Interests have become Excluded Property or are being transferred to a Person that is not a Loan Party) shall be automatically released.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11. Prior to releasing or subordinating its interest in particular types or items of property, or releasing any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11, the Administrative Agent shall be entitled to receive a certificate of a Responsible Officer of the Borrower stating that such actions are permitted under this Agreement. The Administrative Agent shall not be liable for any such release undertaken in reliance upon any such certificate of a Responsible Officer of the Borrower.

The Administrative Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section 9.11 or in any of the Collateral Documents.

Section 9.12    Other Agents; Arrangers and Managers.  None of the Lenders, the Agents, the Lead Arrangers or other Persons identified on the facing page or signature pages of this Agreement as a “joint lead arranger and bookrunner” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13    Appointment of Supplemental Administrative Agents.

(a)    It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and, collectively, as “Supplemental Administrative Agents”).

(b)    In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 10.04 and Section 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c)    Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

Section 9.14    Withholding Tax.  To the extent required by any applicable Law, the Administrative Agent may deduct or withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, and shall make payable in respect thereof within ten (10) days after demand therefore including any penalties, additions to Tax or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement, any other Loan Document or otherwise against any amount due the Administrative Agent under this Section 9.14. The agreements in this Section 9.14 shall survive the resignation or replacement of the Administrative Agent, any assignment of rights or obligations by, or the replacement of, a Lender, the termination of this Agreement or the Commitments or the repayment, satisfaction or discharge of all other obligations under any Loan Document. For the avoidance of doubt, (1) the term “Lender” shall, for purposes of this Section 9.14, include any L/C Issuer and any Swing Line Lender and “applicable Law” includes FATCA and (2) this Section 9.14 shall not limit or expand the obligations of the Borrower or any Guarantor under Section 3.01 or any other provision of this Agreement.

Section 9.15    Cash Management Obligations; Secured Hedge Agreements.  Except as otherwise expressly set forth herein or in any Guarantee or other Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.04, any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or other Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or an Agent and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations or Obligations arising under Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank.

Section 9.16    Right to Realize on Collateral and Enforce Guarantee.  Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by Administrative Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Administrative Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Loan Document Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale or other disposition.

Section 9.17    Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true,

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)   the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable, with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)  (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)  such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE X

Miscellaneous

Section 10.01    Amendments, Etc.  Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a)    extend or increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b)    postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or Section 2.08, fees or other amounts without the written consent of each Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definition of “First Lien Senior Secured Leverage Ratio, ” “Total Senior Secured Leverage Ratio” or “Total Leverage Ratio” or in the component definitions thereof shall not constitute a reduction in the rate of interest or fees; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d)    (i) change any provision of this Section 10.01, Section 2.12, Section 2.13, or Section 8.04 that would alter the pro rata sharing of payments, (ii) other than as permitted under Section 9.11(b), subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation or (iii) other than as permitted under Section 9.11(b), subordinate, or have the effect of subordinating, the Liens securing the Obligations to the Liens securing any other Indebtedness or other obligation, in each case, without the written consent of each Lender directly and adversely affected thereby;

(e)    release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; provided that any transaction permitted under Section 7.04, Section 7.05 or Section 9.11 shall not be subject to this clause (e) to the extent such transaction does not result in the release of all or substantially all of the Collateral;

(f)    release all or substantially all of the value of the Guarantees in any transaction or series of related transactions, without the written consent of each Lender; provided that any transaction permitted under Section 7.04, Section 7.05 or Section 9.11 shall not be subject to this clause (f) to the extent such transaction does not result in the release of all or substantially all of the Guarantees; or

(g)    change the definition of “Required Lenders”, “Required Delayed Draw Term Lenders” or “Required Revolving Credit Lenders” without the written consent of each Lender affected thereby.

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, change any provision of Section 1.11 or affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (v) (A) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders and (B) in determining whether the requisite percentage of Lenders have consented to any amendment, modification, waiver or other action, any Defaulting Lenders or Sponsor Affiliated Lenders (other than Affiliated Debt Funds, but including Non-Qualifying Affiliated Debt Funds) shall be deemed to have voted in the same proportion as those Lenders who are not Defaulting Lenders or Sponsor Affiliated Lenders, except with respect to (x) any amendment, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender and (y) any amendment, waiver or other action that by its terms adversely affects any Sponsor Affiliated Lender or Defaulting Lender in its capacity as a Lender in a manner that differs in any material respect from other affected Lenders, in which case the consent of such Sponsor Affiliated Lender or Defaulting Lender, as applicable, shall be required, (vi) solely with the consent of the Required Revolving Credit Lenders (but without the consent of the Required Lenders or any other Lender), any such agreement may waive, amend or modify (x) any condition precedent set forth in Section 4.02 hereof as it pertains to any Revolving Credit Loan (it being understood that this clause (vi) shall not require Required Revolving Credit Lender approval in connection with any amendment, consent or waiver of a Default or Event of Default hereunder, in which case, only the approval of the

Required Lenders shall be required in respect of such consent, amendment or waiver) and/or (y) Section 7.11 (or any defined term used in such Section, but solely as it relates to use in such Section), or waive any Event of Default resulting from the failure to comply with such Section and (vii) solely with the consent of the Required Delayed Draw Term Lenders (but without the consent of the Required Lenders or any other Lender), any such agreement may waive, amend or modify any condition precedent set forth in Section 4.03 hereof as it pertains to any Delayed Draw Term Loan (it being understood that this clause (vii) shall not require Required Delayed Draw Term Lender approval in connection with any amendment, consent or waiver of a Default or Event of Default hereunder, in which case, only the approval of the Required Lenders shall be required in respect of such consent, amendment or waiver). Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, and the Borrower and the Administrative Agent (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Revolving Credit Loans, the Incremental Term Loans, if any, and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and, if applicable, the Required Revolving Credit Lenders.

Notwithstanding anything to the contrary contained in this Section 10.01, any guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents. Furthermore, with the consent of the Administrative Agent at the request of the Borrower (without the need to obtain any consent of any Lender), any Loan Document may be amended to cure ambiguities, inconsistencies, omissions, mistakes or defects.

Notwithstanding anything in this Section 10.01 to the contrary, (a) technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent to the extent necessary (i) to integrate any Incremental Facilities, Refinancing Revolving Commitments, Refinancing Term Loans, Extended Term Loans or Extended Revolving Credit Commitments, (ii) to integrate or make administrative modifications with respect to borrowings and issuances of Letters of Credit, (iii) to integrate any terms or conditions from any Incremental Facility Amendment that are more favorable to the holders of the Initial Term Loans or initial Revolving Credit Commitments, as applicable, than this Agreement in accordance with Section 2.14(b) and 2.14(c) and (iv) to make any amendments permitted by Section 1.03 and to give effect to any election to adopt IFRS as set forth in the definition of “GAAP” and (b) without the consent of any Lender or L/C Issuer, the Loan Parties and the Administrative Agent or any collateral agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into (x) any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties or as required by local law to give effect to, or protect any security interest for benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document or (y) any applicable intercreditor agreement, in each case with the holders of Indebtedness permitted by this Agreement to be secured by the Collateral. Without limitation of the foregoing, the Borrower may, without the consent of any Lenders, upon delivery to the Administrative Agent (i) increase the interest rates (including any interest rate margins or interest rate floors), fees and other amounts payable to any Class or Classes of Lenders hereunder, (ii) increase, expand and/or extend the call protection provisions and any “most favored nation” provisions benefiting any Class or Classes of Lenders hereunder (including, for the avoidance of doubt, the provisions of Sections 2.05(a)(iv) and 2.14(b) hereof) and/or (iii) with the consent of the Administrative Agent, modify any other provision hereunder or under any other Loan Document in a manner, as determined by the Administrative Agent in its sole discretion, more favorable to the then-existing Lenders or Class or Classes of Lenders, in each case in connection with the issuance or incurrence of any Incremental Facilities or other Indebtedness permitted hereunder, where the terms of any such Incremental Facilities or other Indebtedness are more favorable to the lenders thereof than the corresponding terms applicable to other Loans or Commitments then existing hereunder, and it is intended that one or more then-existing Classes of Loans or Commitments under this Agreement share in the benefit of such more favorable terms in order to comply with the provisions hereof relating to the incurrence of such Incremental Facilities or other Indebtedness; provided that the Administrative Agent will have at least five Business Days (or such shorter period to which the Administrative Agent may consent in its reasonable discretion) after written notice from the Borrower to provide such consent and may, in its sole discretion, provide written notice to the Lenders regarding any such proposed amendment.

Section 10.02    Notices and Other Communications; Facsimile Copies.

(a)    General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address as follows:

(i)    if to the Borrower, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number or electronic mail address specified for such Person on Schedule 10.02 or to such other address, facsimile number or electronic mail address as shall be designated by such party in a notice to the other parties; and

(ii)   if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(b)), when delivered; provided that notices and other communications to the Administrative Agent, L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person during the person’s normal business hours. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)    The Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent, Lead Arrangers or any of their respective Agent-Related Persons (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(e)    Change of Address, Etc. The Borrower, the Administrative Agent, any L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuers and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agents from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain Material Non-Public Information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(f)    Reliance by Agents and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each L/C Issuer and Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct.

(g)    Notice to other Loan Parties. The Borrower agrees that notices to be given to any other Loan Party under this Agreement or any other Loan Document may be given to the Borrower in accordance with the provisions of this Section 10.02 with the same effect as if given to such other Loan Party in accordance with the terms hereunder or thereunder.

(h)    Communications. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication (unless otherwise approved in writing by the Administrative Agent) that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides a notice of intent to exercise a Cure Right, (iv) provides notice of any Default under this Agreement or (v) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non excluded communications, collectively, the “Specified Communications”; and all such excluded and non-excluded communications, the “Communications”), by transmitting the Specified Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at such e-mail address(es) provided to the Borrower from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Specified Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably request. Nothing in this Section 10.02 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require.

Section 10.03    No Waiver; Cumulative Remedies.  No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04    Attorney Costs and Expenses.  The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent and the Lead Arrangers for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the syndication of the Initial Term Loans and Commitments and the preparation, execution and delivery, administration, amendment, modification, waiver, notarization and/or enforcement of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), including all Attorney Costs of Cahill Gordon & Reindel LLP (and any other counsel retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed)) and one local and foreign counsel in each relevant jurisdiction, and, in the case of an actual or reasonably perceived conflict of interest where each affected party notifies the Borrower of such conflict, one additional counsel for all such affected parties, in each case for the Administrative Agent and the Lead Arrangers and (b) to pay or reimburse the Administrative Agent, the Lead Arrangers, the L/C Issuer and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all costs and expenses incurred in connection with any workout or restructuring in respect of the Loans or Letters of Credit, all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of counsel to the Administrative Agent and the Lenders and their respective Affiliates, taken as a whole (which firm of counsel shall be selected by the Administrative Agent) and, solely in the case of an actual or potential conflict of interest, one additional counsel to all such affected Persons, taken as a whole, and, if reasonably necessary, one local counsel in any relevant material jurisdiction to all such Persons, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional local counsel to all affected Persons, taken as a whole). The foregoing costs and expenses shall include all reasonable search and filing charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

Section 10.05    Indemnification by the Borrower.  Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender, each L/C Issuer, each Lead Arranger and their respective Affiliates and their and their Affiliates’ respective partners, directors, officers, employees, counsel, agents, advisors, and other representatives (collectively, the “Indemnitees”) from and against any and all losses, liabilities, damages, claims, and reasonable and documented or invoiced out-of-pocket fees and expenses (including reasonable Attorney Costs of one counsel for all Indemnitees and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee)) of any such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnitee is a party thereto and whether or not such proceedings are brought by the Borrower, its equity holders, its Affiliates, creditors or any other third person) that relates to the Transactions, including the financing contemplated hereby, of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by the Borrower, any other Loan Party or any of their respective Subsidiaries, or any Environmental Liability related in any way to the Borrower, any other Loan Party or any of their respective Subsidiaries, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its controlled Affiliates or controlling Persons or any of the partners, officers, directors, employees, agents, advisors or members of any of the foregoing, in each case who are involved in or aware of the Transactions (as determined by a court of competent jurisdiction in a final and non-appealable decision), (y) a material breach of the Loan Documents by such Indemnitee or one of its Affiliates (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (z) disputes solely between and among such Indemnitees to the extent such disputes do not arise from any act or omission of the Borrower or any of its Affiliates (other than with respect to a claim against an Indemnitee acting in its capacity as an Agent or Lead Arranger or similar role under the Loan Documents unless such claim arose from the gross negligence, bad faith or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the foregoing shall not limit any Loan Party’s indemnification obligations hereunder. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, managers, partners, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, if the Borrower has reimbursed any Indemnitee for any legal or other expenses in connection with any Indemnified Liabilities and there is a final non-appealable judgment of a court of competent jurisdiction that the Indemnitee was not entitled to indemnification or contribution with respect to such Indemnified Liabilities pursuant to the express terms of this Section 10.05, then the Indemnitee shall promptly refund such expenses paid by the Borrower to the Indemnitee. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses, damages, etc., with respect to a non-Tax claim.

Section 10.06    Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the ~~Federal Funds Rate (or if the Federal Funds Rate is not available, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation)~~Overnight Rate.

Section 10.07    Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby; provided, except as otherwise provided herein (including without limitation as permitted under Section 7.04), neither the Borrower nor any of its Subsidiaries may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto (other than to any Disqualified Lender) shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)    the Borrower; provided that, (I) no consent of the Borrower shall be required for an assignment (1) of any Revolving Credit Loan or Revolving Credit Commitment to any Revolving Credit Lender, any Affiliate of a Revolving Credit Lender or any Approved Fund of any Revolving Credit Lender, (2) of any Term Loan or Term Commitment to any Lender, any Affiliate of a Lender or any Approved Fund of any Lender or (3) if a Specified Event of Default has occurred and is continuing, to any Assignee and (II) the Borrower shall be deemed to have consented to any such assignment of any Term Loan (and, if applicable, Commitments) unless it shall object thereto by written notice to the Administrative Agent within fifteen (15) Business Days after having received notice thereof;

(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan (and, if applicable, Commitments) to another Lender or an Affiliate of a Lender; and

(C)    in the case of any assignment of any of the Revolving Credit Facility other than to a Lender, each L/C Issuer and the Swing Line Lender.

(ii)    Assignments shall be subject to the following additional conditions:

(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of the Revolving Credit Facility), or $1,000,000 (in the case of a Term Loan) unless the Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower shall be required if a Specified Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption;

(C)    (1) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any documentation required by Section 3.01(f) and (2) the Assignee shall have delivered to the Administrative Agent all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer”, and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(D)    the Assignee shall not be a natural person, or a Disqualified Lender (and such Assignee shall be required to represent that it is not a Disqualified Lender or an Affiliate of a Disqualified Lender that would constitute a Disqualified Lender but for the fact that it is not readily identifiable as such on the basis of its name); provided that whether a prospective assignee is a Disqualified Lender may be communicated to a Lender upon request but the list of Disqualified Lenders shall not be posted or otherwise distributed to the Lenders, prospective Lenders and prospective assignees;

(E)   the Assignee shall not be a Defaulting Lender;

(F)    in case of an assignment to a Sponsor Affiliated Lender, (1) after giving effect to such assignment and to all other assignments with all Sponsor Affiliated Lenders, the aggregate principal amount (without duplication) of all Term Loans and Term Commitments then held by all Sponsor Affiliated Lenders (other than Affiliated Debt Funds and Non-Qualifying Affiliated Debt Funds) shall not exceed 25% (or with respect to Non-Qualifying Affiliated Debt Funds, shall not exceed 49.9%) of the aggregate unpaid principal amount of the Term Loans then outstanding (determined at the time of such purchase), (2) no Revolving Credit Loans or Revolving Credit Commitments shall be assigned to the Borrower and its Subsidiaries, (3) any Loans and Commitments assigned to, or purchased by, the Borrower and its Restricted Subsidiaries shall be cancelled promptly upon such assignment and, in the case of any Loans or Commitments assigned to an Unrestricted Subsidiary, such Unrestricted Subsidiary shall be deemed to be a Sponsor Affiliated Lender hereunder to the extent it does not cause such Loans or Commitments to be canceled, (4) in the event that any proceeding under the Bankruptcy Code shall be instituted by or against the Borrower or any other Guarantor, each Sponsor Affiliated Lender shall acknowledge and agree that they are each “insiders” under Section 101(31) of the Bankruptcy Code and, as such, the claims associated with the Loans and Commitments owned by it shall not be included in determining whether the applicable class of creditors holding such claims has voted to accept a proposed plan for purposes of Section 1129(a)(10) of the Bankruptcy Code, or, alternatively, to the extent that the foregoing designation is deemed unenforceable for any reason, each Sponsor Affiliated Lender shall vote in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Sponsor Affiliated Lenders, except to the extent that any plan of reorganization proposes to treat the Obligations held by such Sponsor Affiliated Lender in a manner that is less favorable in any material respect to such Sponsor Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Sponsor Affiliated Lenders; provided that this clause (4) shall not apply to Affiliated Debt Funds (but shall apply to Non-Qualifying Affiliated Debt Funds), (5) no Sponsor Affiliated Lenders shall be permitted to purchase Revolving Credit Loans or Revolving Credit Commitments, (6) such Sponsor Affiliated Lender (other than Affiliated Debt Fund) will not receive information provided solely to Lenders and will not be permitted to attend or participate in (or receive any notice of) Lender meetings or conference calls and will not be entitled to challenge the Administrative Agent’s and the Lenders’ attorney-client privilege as a result of their status as Sponsor Affiliated Lenders and (7) the Borrower and its Subsidiaries may not use proceeds of the Revolving Credit Facility to purchase Term Loans at a discount to par or for any other purchase or assignment of any Commitments or Loans permitted by this Section 10.07;

(G)    notwithstanding anything in Section 10.01 or the definition of “Required Lenders” or “Required Revolving Credit Lenders” to the contrary, for purposes of determining whether the Required Lenders or Required Revolving Credit Lenders have (x) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (y) otherwise acted on any matter related to any Loan Document or (z) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Loans and Commitments held by Affiliated Debt Funds may not account for more than 49.9% (pro rata among such Affiliated Debt Funds) of the Loans and Commitments (without duplication) of consenting Lenders included in determining whether the Required Lenders or Required Revolving Credit Lenders have consented to any action pursuant to Section 10.01;

(H)    the Borrower and its Subsidiaries may not purchase any Loans or Commitments so long as any Event of Default has occurred and is continuing;

(I)    any purchases by Sponsor Affiliated Lenders shall require that such Sponsor Affiliated Lender clearly identify itself as a Sponsor Affiliated Lender in any Assignment and Assumption executed in connection with such purchases or sales and each such Assignment and Assumption shall contain customary “big boy” representations but no requirement to make representations as to the absence of any Material Non-Public Information;

(J)    (x) in the case of any assignment by a Lender of any Initial Term Loans, such Lender shall be required to assign to the assignee a ratable portion of the Delayed Draw Term Loans and Delayed Draw ~~Term~~ Commitments held by such assigning Lender, (y) in the case of any assignment by a Lender of any Delayed Draw Term Loans, such Lender shall be required to assign to the assignee a ratable portion of the Initial Term Loans and Delayed Draw ~~Term~~ Commitments held by such assigning Lender and (z) in the case of any assignment by a Lender of any Delayed Draw ~~Term~~ Commitments, such Lender shall be required to assign to the assignee a ratable portion of the Initial Term Loans and Delayed Draw Term Loans;

(K)    notwithstanding anything in Section 10.01 or the definition of “Required Lenders” or “Required Revolving Credit Lenders” to the contrary, for purposes of determining whether the Required Lenders or Required Revolving Credit Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom (unless the action in question affects any Sponsor Affiliated Lenders (other than Affiliated Debt Funds) in a disproportionately adverse manner than its effect on the other Lenders), or any plan of reorganization pursuant to the Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Sponsor Affiliated Lender (other than Affiliated Debt Fund) shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:

(1)    all Loans and Commitments held by any Sponsor Affiliated Lenders (other than Affiliated Debt Funds) shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders or Required Revolving Credit Lenders have taken any actions; and

(2)    all Loans and Commitments held by Sponsor Affiliated Lenders (other than Affiliated Debt Funds) shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Sponsor Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis (except as set forth in clause (J) above).

(c)    Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d) and receipt by the Administrative Agent from the parties to each assignment of a processing and recordation fee of $3,500 (provided that (x) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (y) such processing and recordation fee shall not be payable in the case of assignments by any Affiliate of the Lead Arrangers), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note (if any), the Borrower (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e). For greater certainty, any assignment by a Lender pursuant to this Section 10.07 shall not in any way constitute or be deemed to constitute a novation, discharge, recession, extinguishment or substitution of the existing Indebtedness and any Indebtedness so assigned shall continue to be the same obligation and not a new obligations.

(d)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.04, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent demonstrable error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, Affiliates of the Administrative Agent, the L/C Issuers and any Lender, at any reasonable time and from time to time upon reasonable prior notice, provided that each L/C Issuer should only be able to see its own entry and the entries applicable to the Revolving Credit Loans and each other Lender shall only be able to see its own entry.

(e)    Any Lender may at any time, without the consent of, or notice to, the Borrower, any L/C Issuer, the Swing Line Lender or the Administrative Agent, sell participations to any Person (other than a natural person, a Sponsor Affiliated Lender (but excluding Affiliated Debt Funds or Non-Qualifying Affiliated Debt Funds) or, so long as the list of Disqualified Lenders has been made available to all Lenders, a Disqualified Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(a), (b), (c), (d), (e) or (f) that directly and adversely affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.03 and 3.04 (through the applicable Lender), subject to the requirements and limitations of such Sections (including Section 3.01(f)) and Sections 3.05 and 3.06, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b) (provided that any documentation required to be provided under Section 3.01(f) shall be provided solely to the participating Lender). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant shall be subject to Section 2.13 as though it were a Lender. Any Lender that sells participations shall maintain a register on which it enters the name and the address of each Participant and the principal amounts and related interest amounts of each Participant’s participation interest in the Commitments and/or Loans (or other rights or obligations) held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent demonstrable error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation interest as the owner thereof for all purposes notwithstanding any notice to the contrary. In maintaining the Participant Register, such Lender shall be acting as the non-fiduciary agent of the Borrower solely for this purpose and undertakes no duty, responsibility or obligation to the Borrower (without limitation, in no event shall such Lender be a fiduciary of the Borrower for any purpose). No Lender shall have any obligation to disclose all or any portion of a Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b)(1) of the proposed United States Treasury Regulations or, if different, under Sections 871(h) or 881(c) of the Code. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)    A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.03 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) or except to the extent such entitlement to a greater payment results from a Change in Law after such Participant became a Participant.

(g)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.03 and 3.04, subject to the requirements and limitations of such Sections (including Section 3.01(e) and (f), provided that any tax documentation required to be furnished shall be given solely to the Granting Lender, and Sections 3.05 and 3.06), to the same extent as if such SPC were a Lender, but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.03 or 3.04) except to the extent any entitlement to greater amounts results from a Change in Law after the grant to the SPC occurred, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and such liability shall remain with the Granting Lender, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee Obligation or credit or liquidity enhancement to such SPC. Any Granting Lender shall maintain a register on which it enters the name and the address of each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 10.07(h) and the principal amounts and related interest amounts of each SPC’s participation interest in the Commitments and/or Loans (or other rights or obligations) held by it (the “SPC Register”). The entries in the SPC Register shall be conclusive, absent demonstrable error, and such Granting Lender shall treat each person whose name is recorded in the SPC Register as the owner of such interest as the owner thereof for all purposes notwithstanding any notice to the contrary. In maintaining the SPC Register, such Granting Lender shall be acting as the non-fiduciary agent of the Borrower solely for this purpose and undertakes no duty, responsibility or obligation to the Borrower (without limitation, in no event shall such Granting Lender be a fiduciary of the Borrower for any purpose). No Granting Lender shall have any obligation to disclose all or any portion of a SPC Register to any Person (including the identity of any SPC or any information relating to a SPC’s interest in any commitments, loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b)(1) of the proposed United States Treasury Regulations or, if different, under Sections 871(h) or 881(c) of the Code. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a SPC Register.

(i)    Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j)    Notwithstanding anything to the contrary contained herein, any L/C Issuer or the Swing Line Lender may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer or the Swing Line Lender; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or the Swing Line Lender shall have identified, in consultation with the Borrower, a successor L/C Issuer or Swing Line Lender willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Borrower to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

(k)    No Agent-Related Person shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders; further, without limiting the generality of the foregoing clause, no Agent-Related Person shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

Section 10.08    Confidentiality.

(a)    Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information and to not and shall not publish, disclose or otherwise divulge such information such information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ partners, directors, officers, employees, managers, administrators, limited partners, trustees, investment advisors, professionals and other experts or agents, including accountants, legal counsel, CUSIP bureau independent auditors and other advisors on a reasonable ~~"~~“need-to-know~~"~~” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority, to any pledgee referred to in Section 10.07(g); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (in which the Agents and Lenders will promptly notify the Borrower, in advance, to the extent permitted by law, rule or regulation and use commercially reasonable efforts to ensure that any such information so disclosed is afforded confidential treatment); (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(i), actual or potential counterparty to a Swap Contract or Permitted Receivables Financing,

Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner regulating any Lender; (i) to any rating agency when required by it and in consultation with the Borrower (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (k) to the extent that such Information is received by such Lender or any of its Affiliates from a third party that is not, to such Lender’s knowledge, subject to any contractual or fiduciary confidentiality obligations owing to the Borrower or any of their Affiliates; (l) to the extent that such Information is independently developed by such Lender or any of its Affiliates, (m) to the extent consisting of customary disclosure regarding portfolio holdings in any public filing by such Lender, (n) upon the request or demand of any Governmental Authority or other regulatory authority having jurisdiction over the Agent or Lenders, as applicable, (in which case the Agent or Lenders, as applicable, agree (except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Borrower promptly thereof prior to disclosure) or (o) to the extent such disclosure is required for purposes of establishing a defense in any legal proceeding. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to the Borrower or any of their respective Subsidiaries or their business, other than any such information that is available to any Agent or any Lender on a nonconfidential basis and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08, including, without limitation, information delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.

(b)    EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 10.08(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 10.09    Setoff.  In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Agent and its Affiliates, each Lender and its Affiliates, the Swing Line Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and their respective Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness (in any currency) at any time owing by, such Agent and its Affiliates, such Lender and its Affiliates, such Swing Line Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Agent and its Affiliates, such Lender and its Affiliates, such Swing Line Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent, such Lender, the Swing Line Lender, such L/C Issuer or such Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Notwithstanding anything to the contrary contained herein, none of each Agent and its Affiliates, each Lender and its Affiliates, such Swing Line Lender and its Affiliates and each L/C Issuer and its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by such Agent or its Affiliates, such Lender or its Affiliates, such Swing Line Lender and its Affiliates or such L/C Issuer or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party that is a Foreign Subsidiary or a Domestic Foreign Holding Company and that is not itself a Loan Party. Each Lender, Swing Line Lender and L/C Issuer agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender, Swing Line Lender or L/C Issuer, as the case may be; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Agent, each Lender, the Swing Line Lender and each L/C Issuer under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that such Agent, such Lender, the Swing Line Lender and such L/C Issuer may have.

Section 10.10    Counterparts; Electronic Execution.  This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement, any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 10.11    Integration.  This Agreement, together with the other Loan Documents and the Fee Letters, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.12    Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. The provisions of Sections 10.14 and 10.15 shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.13    Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.14    GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS.

(a)    THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN).

(b)    EXCEPT AS SET FORTH IN THE FOLLOWING PARAGRAPH, ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE SUCH JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION (I) FOR PURPOSES OF ENFORCING A JUDGMENT, (II) IN CONNECTION WITH EXERCISING REMEDIES AGAINST THE COLLATERAL IN A JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED, (III) IN CONNECTION WITH ANY PENDING BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING IN SUCH JURISDICTION OR (IV) TO THE EXTENT THE COURTS REFERRED TO IN THE PREVIOUS PARAGRAPH DO NOT HAVE JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING OR THE PARTIES OR PROPERTY SUBJECT THERETO.

Section 10.15    WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.16    Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent, the L/C Issuer, the Swing Line Lender and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.17    Judgment Currency.  If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.18    Lender Action.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provisions of this Section 10.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.19    Know-Your-Customer, Etc..  Each Lender shall, promptly following a request by the Administrative Agent, provide all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

Section 10.20    USA PATRIOT Act.  Each Lender hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and the Guarantors and other information that will allow such Lender to identify the Borrower and the Guarantors in accordance with the USA PATRIOT Act.

Section 10.21    Intercreditor Agreements.  The Administrative Agent is authorized by each Lender and each other Secured Party to enter into any Acceptable Intercreditor Agreement and any other intercreditor, subordination, collateral trust or similar agreement contemplated hereby with respect to any Indebtedness permitted under this Agreement (i) that is (A) required or permitted to be subordinated hereunder and/or (B) secured by any Lien permitted under this Agreement on a pari passu or junior basis to the Liens securing the Obligations and (ii) with respect to which Indebtedness and/or Liens, this Agreement contemplates an intercreditor, subordination, collateral trust or similar agreement (any such other intercreditor, subordination, collateral trust and/or similar agreement an “Additional Agreement”), and the Secured Parties party hereto acknowledge that any Acceptable Intercreditor Agreement and any other Additional Agreement is binding upon them. Each Lender and each other Secured Party hereby (a) agrees that they will be bound by, and will not take any action contrary to, the provisions of any Acceptable Intercreditor Agreement or any other Additional Agreement and (b) authorizes the Administrative Agent to enter into any Acceptable Intercreditor Agreement and/or any other Additional Agreement. In connection with the foregoing, the Administrative Agent may rely on an officer’s certificate delivered to the Administrative Agent by the Borrower, which shall be delivered to the Administrative Agent upon request of the Administrative Agent.

Section 10.22    Obligations Absolute.  To the fullest extent permitted by applicable Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b)    any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d)    any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(e)    any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f)    any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

Section 10.23    No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Lead Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Lender and the Lead Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, nor any Lender or Lead Arranger has any obligation to the Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, each Lender and the Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and neither the Administrative Agent nor any Lead Arranger has any obligation to disclose any of such interests to the Borrower or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, each Lender and each Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.24    Erroneous Payments.

(a)    Each Lender, each L/C Issuer, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or L/C Issuer or any other Secured Party (or the Lender Affiliate of a Secured Party) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender, L/C Issuer or other Secured Party (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 10.24(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)    Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c)    In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the ~~greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect~~Overnight Rate.

(d)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to (i) such Lender, such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, (ii) at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 10.07 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)    Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 10.24 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)    Each party’s obligations, agreements and waivers under this Section 10.24 shall survive the resignation or replacement of the Administrative Agent, or any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g)    Nothing in this Section 10.24 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

Section 10.25    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)   a conversion of all or a portion of such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)  the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.26    Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Secured Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC for such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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Exhibit B

[See attached.]

EXHIBIT A

[FORM OF]

COMMITTED LOAN NOTICE

[Date]

To:         WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

1525 W WT Harris Blvd.

Charlotte, NC 28262

Attention: Syndication Agency Services

Email: Agencyservices.requests@wellsfargo.com

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement, dated as of November 18, 2021 (as may be amended, restated, amended and restated, extended, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) among HOLLEY INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”), L/C Issuer and Swing Line Lender and the other Lenders from time to time party thereto, and hereby gives you notice irrevocably pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a [Borrowing] [conversion] [continuation] under the Credit Agreement and sets forth below the information relating to such [Borrowing] [conversion] [continuation] (the “Proposed [Borrowing] [Conversion] [Continuation]”) as required by Section 2.02(a) of the Credit Agreement:

(i)     The Business Day of the Proposed [Borrowing] [Conversion] [Continuation] is [ ], 20[_].

(ii)    The Facility under which the Proposed [Borrowing] [Conversion] [Continuation] is requested is the [] Facility.1

(iii)    The Type of Loans comprising the Proposed [Borrowing] [Conversion] [Continuation] are [Base Rate Loans] [Eurocurrency Rate Loans] [Term ~~RFR~~SOFR Loans] [~~Daily Simple~~ RFR Loans].

(iv)    The aggregate amount of the Proposed [Borrowing] [Conversion] [Continuation] is $[]23.

[(v)    The location(s) and number(s) of the Borrower’s account(s) to which funds are to be disbursed is:

1 Insert Class of proposed Borrowing, conversion or continuation (e.g., Revolving Credit Facility, Delayed Draw Term Facility or Term Loan Facility).

2 If a revolving borrowing, specify currency.

3 Must be a minimum of $1,000,000 or a whole multiple of $500,000 in excess thereof for Term SOFR Loans, Eurocurrency Rate Loans and RFR Loans, and a minimum of $1,000,000 or a whole multiple of $500,000 in excess thereof for Base Rate Loans. Must be a minimum of $25,000,000 for Delayed Draw Term Loans (and, if such Borrowing shall occur on the Closing Date, such Borrowing shall be in an aggregate principal amount not to exceed $50,000,000) (or, if less, the remaining amount available under the Delayed Draw Commitment).

Bank:

ABA #:

Account #:

Account Name __________]4

[(vi)  The initial Interest Period for each [Eurocurrency Rate Loan] [Term ~~RFR~~SOFR Loan] made as part of the Proposed Borrowing is          month[s].]5

[The undersigned hereby certifies that the following statements will be true on the date of the Proposed Borrowing:

(A)    The representations and warranties contained in Article V of the Credit Agreement or each other Loan Document are true and correct in all material respects on and as of the date of the Proposed Borrowing; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(B)    No Default exists, or would result from the Proposed Borrowing or from the application of the proceeds therefrom.]~~5~~6

[The undersigned hereby certifies that the following statements will be true on the date of the Proposed Borrowing:

(A)    The Specified Representations are true and correct in all material respects on and as of the date of the Proposed Borrowing; provided that, to the extent that such Specified Representations specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(B)    No Specified Event of Default exists, or would result from the Proposed Borrowing or from the application of the proceeds therefrom.]~~6~~7

[(C) After giving effect to such Borrowing (and any related transactions), the First Lien Senior Secured Leverage Ratio, on a Pro Forma Basis as of the last day of the most recently ended Test Period, does not exceed the First Lien Senior Secured Leverage Ratio immediately prior to giving effect to such Borrowing.]~~7~~8

Delivery of an executed counterpart of this Committed Loan Notice by telecopier or other electronic transmission shall be effective as delivery of an original executed counterpart of this Committed Loan Notice.

4 To include for Borrowings after the Closing Date only.

  5 To be one (1), three (3), or six (6) months.

  ~~5~~6 To include for all Borrowings (other than (x) for a conversion of Loans to the other Type, or a continuation of Term SOFR Loans or Eurocurrency Rate Loans or (y) a Credit Extension of Incremental Term Loans or Delayed Draw Term Loans in connection with a Limited Condition Transaction).

  ~~6~~7 To include for all Borrowings that constitute a Credit Extension of Incremental Term Loans or Delayed Draw Term Loans in connection with a Limited Condition Transaction.

  ~~7~~8 To include for all Delayed Draw Term Borrowings.

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Very truly yours,

HOLLEY INC.,

as the Borrower

By: _________________

Name: [ ]

Title:   [ ]